Exhibit 10.1

CREDIT AND GUARANTY AGREEMENT

dated as of March 8, 2019,

among

TIVITY HEALTH, INC.,

as Borrower,

CERTAIN SUBSIDIARIES OF TIVITY HEALTH, INC.,

as Guarantors,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as General Administrative Agent, Term Facility Agent and Collateral Agent,

SUNTRUST BANK,

as Revolving Facility Agent and Swing Line Lender

CREDIT SUISSE LOAN FUNDING LLC,

SUNTRUST ROBINSON HUMPHREY, INC.,

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK,

GOLDMAN SACHS BANK USA, and

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

as Joint Lead Arrangers and Joint Bookrunners

SUNTRUST BANK,

as Syndication Agent

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK,

GOLDMAN SACHS BANK USA, and

REGIONS BANK,

as Co-Documentation Agents

$1,305,000,000 Senior Secured Credit Facilities

i

Section 10.23.	No Fiduciary Duty	173
Section 10.24.	Permitted Intercreditor Agreements	174
Section 10.25.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	175
Section 10.26.	Effect of the Nutrisystem Acquisition	175

SCHEDULES:	1.1	Existing Letters of Credit
	2.1	Commitments
	2.4	Letter of Credit Issuing Commitments
	4.2	Equity Interests and Ownership
	4.11(b)	Real Estate
	4.21	Insurance
	6.1	Indebtedness
	6.2	Liens
	6.3	Negative Pledges
	6.5	Restrictions on Subsidiary Distributions
	6.6	Investments
	6.10	Affiliate Transactions
	10.1	Notices

EXHIBITS:	A	Assignment Agreement
	B	Closing Date Certificate
	C	Compliance Certificate
	D	Conversion/Continuation Notice
	E	Counterpart Agreement
	F	Funding Notice
	G	Intercompany Indebtedness Subordination Agreement
	H	Intercompany Note
	I	Issuance Notice
	J	Pledge and Security Agreement
	K	Solvency Certificate
	L	Supplemental Collateral Questionnaire
	M-1	Form of US Tax Certificate For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes
	M-2	Form of US Tax Certificate For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes
	M-3	Form of US Tax Certificate For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes
	M-4	Form of US Tax Certificate For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes

v

CREDIT AND GUARANTY AGREEMENT dated as of March 8, 2019, among TIVITY HEALTH, INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER party hereto, as Guarantors, the LENDERS party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as General Administrative Agent, Term Facility Agent and Collateral Agent and SUNTRUST BANK (“SunTrust”), as Revolving Facility Agent, Syndication Agent and Swing Line Lender.

The Borrower has formed Sweet Acquisition, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of the Borrower (“Merger Sub”), and will acquire (the “Nutrisystem Acquisition”), by way of merger, Nutrisystem, Inc., a Delaware corporation (“Nutrisystem”), pursuant to the Agreement and Plan of Merger (the “Nutrisystem Acquisition Agreement”), dated as of December 9, 2018, by and among the Borrower, Merger Sub and Nutrisystem.

The Lenders have agreed to extend credit facilities to the Borrower in an aggregate principal amount of $1,305,000,000, consisting of Tranche A Term Loans in an aggregate principal amount of $350,000,000, Tranche B Term Loans in an aggregate principal amount of $830,000,000 and Revolving Commitments in an aggregate initial amount of $125,000,000.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Agreement Representations” means the representations made by Nutrisystem in the Nutrisystem Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) has the right (taking in account any cure provisions) to terminate its (or their) obligations under the Nutrisystem Acquisition Agreement or decline to consummate the Nutrisystem Acquisition as a result of a breach of such representations.

“Acquisition Consideration” means, with respect to any Acquisition, the purchase consideration for such Acquisition, whether paid in Cash or other property (valued at the fair value thereof, as determined reasonably and in good faith by the Borrower), but excluding any component thereof consisting of Equity Interests in the Borrower (other than any Disqualified Equity Interests) and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including (a) any earnouts and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flows or profits (or the like) of the Person or assets being acquired, provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP to be established by the Borrower or any Restricted Subsidiary in respect thereof at the time of the consummation of such Acquisition, and (b) the aggregate amount of Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with such Acquisition.

“Adjusted Eurodollar Rate” means, (a) for any Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i)(A) the rate per annum determined by the Applicable Facility Agent to be the rate that appears on the page of the Reuters Screen that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (such page currently being the LIBOR01 page) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) in the event the rate referred to in the preceding clause (a)(i)(A) does not appear on such page or if the Reuters Screen shall cease to be available, the rate per annum determined by the Applicable Facility Agent to be the offered rate on such other page or other service that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined, in each case of this clause (a), as of approximately 11:00 a.m. (London, England time) on the Interest Rate Determination Date for such Interest Period, by (ii) an amount equal to one minus the Applicable Reserve Requirement, and (b) when used in reference to the Base Rate, the rate per annum obtained by dividing (i)(A) the rate per annum determined by the Applicable Facility Agent to be the rate that appears on the page of the Reuters Screen that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (such page currently being the LIBOR01 page) for deposits in Dollars (for delivery on such date) for a term of one month or (B) in the event the rate referred to in the preceding clause (b)(i)(A) does not appear on such page or if the Reuters Screen shall cease to be available, the rate per annum determined by the Applicable Facility Agent to be the offered rate on such other page or other service that displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on such date) for a term of one month, in each case of this clause (b), determined as of approximately 11:00 a.m. (London, England time) on such date by (ii) an amount equal to one minus the Applicable Reserve Requirement; provided that, notwithstanding the foregoing, if the Adjusted Eurodollar Rate, determined as provided above, would otherwise be less than zero, then the Adjusted Eurodollar Rate shall be deemed to be zero.

“Adverse Proceeding” means any action, suit, proceeding, hearing or investigation, in each case whether administrative, judicial or otherwise, by or before any Governmental Authority or any arbitrator, that is pending or, to the knowledge of an Authorized Officer of the Borrower or any Restricted Subsidiary, threatened in writing against or affecting the Borrower or any Restricted Subsidiary or any property of the Borrower or any Restricted Subsidiary.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Person specified.

“Agent” means each of (a) the General Administrative Agent, (b) the Term Facility Agent, (c) the Revolving Facility Agent, (d) the Collateral Agent, (e) the Syndication Agent, (f) the Co-Documentation Agents, (g) the Arrangers and (h) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including any Auction Manager.

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2(b).

“Agreement” means this Credit and Guaranty Agreement dated as of March 8, 2019.

“Anti-Corruption Laws” as defined in Section 4.22.

“Applicable ECF Percentage” means, with respect to any Fiscal Year, (a) 75% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is greater than 3.75:1.00, (b) 50% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 3.75:1.00 but greater than 3.25:1.00, (c) 25% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 3.25:1.00 but greater than 2.75:1.00 and (d) 0% if the Total Net Leverage Ratio as of the last day of such Fiscal Year is equal to or less than 2.75:1.00.

“Applicable Facility Agent” means (a) with respect to the Term Facility or the Term Lenders, the Term Facility Agent and (b) with respect to the Revolving Facility or the Revolving Lenders, the Revolving Facility Agent. If appropriate in the context, “Applicable Facility Agent” shall mean both the Term Facility Agent and the Revolving Facility Agent as their respective interests appear.

“Applicable Rate” means, on any day, (a) with respect to any Tranche A Term Loan, (i) 4.25% per annum in the case of Eurodollar Rate Loans and (ii) 3.25% per annum in the case of Base Rate Loans, (b) with respect to any Tranche B Term Loan, (i) 5.25% per annum in the case of Eurodollar Rate Loans and (ii) 4.25% per annum in the case of Base Rate Loans, (c) with respect to any Revolving Loan, the applicable rate per annum set forth below based on the Total Net Leverage Ratio as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) and the related Compliance Certificate has been delivered pursuant to Section 5.1(c), in each case, from and after such delivery, provided that, for purposes of this clause (c), until the date of delivery of the financial statements pursuant to Section 5.1(b) for the Fiscal Quarter ending June 30, 2019, and of the related Compliance Certificate pursuant to Section 5.1(c), the Applicable Rate shall be determined by reference to Pricing Level 1 in the table below, and (d) with respect to Loans of any other Class, the rate per annum specified in the applicable Incremental Facility Agreement, the Extension/Modification Agreement or the Refinancing Facility Agreement, as the case may be, establishing Loans of such Class.

Pricing Level	Total Net Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
1	> 3.75:1.00	4.25%	3.25%
2	≤ 3.75:1.00 and > 3.25:1.00	4.00%	3.00%
3	≤ 3.25:1.00	3.75%	2.75%

Notwithstanding the foregoing, at any time when the Borrower has not delivered to the Revolving Facility Agent any financial statement or Compliance Certificate required to have been delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c), the Applicable Rate shall be determined by reference to Pricing Level 1 in the table above. If any financial statements or Compliance Certificate delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of interest hereunder at lower rates than those that would have been paid but for such inaccuracy, then (i) the Borrower shall promptly deliver to the Revolving Facility Agent corrected financial statements and a corrected Compliance Certificate for such period and (ii) the Borrower shall promptly pay to the Revolving Facility Agent, for the account of the applicable Lenders, the accrued additional interest that should have been paid but was not paid as a result of such inaccuracy. Nothing in this paragraph shall limit the rights of any Agent or any Lender under Section 2.10 or Section 8.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic, marginal, special, supplemental, emergency or other reserves) are required to be maintained by member banks of the United States Federal Reserve System against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities that includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate for a Loan is to be determined or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Loans. A Eurodollar Rate Loan that is subject to such reserve requirements shall not be entitled to the benefit of credits for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to any Agent that is distributed to any Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Arrangers” means Credit Suisse Loan Funding LLC, SunTrust Robinson Humphrey, Inc., Citibank, N.A., Citizens Bank, N.A., Fifth Third Bank, Goldman Sachs Bank USA and Regions Capital Markets, a division of Regions Bank, each in its capacity as a joint lead arranger and joint bookrunner hereunder and under the Credit Documents.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A, with such amendments or modifications thereto as may be approved by the Applicable Facility Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Auction” as defined in Section 10.6(i)(i).

“Auction Manager” means (a) the Term Facility Agent or (b) any other financial institution (whether or not an Affiliate of the Term Facility Agent) selected by the Borrower and approved by the Term Facility Agent (such approval not to be unreasonably withheld, conditioned or delayed) to act as an auction manager in connection with any Auction.

“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or vice president (or the equivalent thereof) of such Person, or any Financial Officer of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the General Administrative Agent as to the authority of such individual.

“Available Basket Amount” means, as of any date:

(a) $50,000,000; plus

(b) the Available Excess Cash Flow Amount as of such date; plus

(c) 100% of the net cash proceeds received on or prior to such date by the Borrower or any of its Restricted Subsidiaries from Indebtedness incurred after the Closing Date that has been exchanged or converted into Equity Interests (other than Disqualified Equity Interests) of the Borrower, plus

(d) 100% of the net cash proceeds or the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) received after the Closing Date and on or prior to such date from the issuance and sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower or from cash or other assets or property contributed to the Borrower as common equity contributions (or contributions in respect of other Equity Interests (other than Disqualified Equity Interests)), (in each case, other than any issuance or sale to, or financed by, or any contribution financed by, the Borrower or any Subsidiary, and without duplication of any amount utilized to increase any other basket hereunder), plus

(e) the aggregate amount of Returns and, without duplication, dividends, distributions and other returns on capital received in Cash or Cash Equivalents as of such date in respect of any Acquisition or other Investments made (or deemed made pursuant to the definition of the term “Unrestricted Subsidiary”) using the Available Basket Amount, provided that the aggregate amount by which the Available Basket Amount is increased pursuant to this clause (e) in respect of any Acquisition or other Investment shall not exceed the amount by which the Available Basket Amount shall have been reduced on account of the Acquisition Consideration with respect to such Acquisition or the original amount of any such other Investment; plus

(f) without duplication of amounts otherwise increasing the Available Basket Amount pursuant to clause (e) above, in the event any Unrestricted Subsidiary has been designated as a Restricted Subsidiary, or has been merged or consolidated with the Borrower or a Restricted Subsidiary (where the surviving entity in such merger or consolidation is the Borrower or a Restricted Subsidiary), or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, on or prior to such date, the lesser of (i) the amount of all Investments made using the Available Basket Amount in such Unrestricted Subsidiary (including any such Investment deemed made pursuant to the definition of the term “Unrestricted Subsidiary”), net of the aggregate amount, if any, by which the Available Basket Amount shall have been increased prior to such time in respect of such Investments pursuant to clause (e) above, and (ii) the fair value of such Unrestricted Subsidiary (as determined reasonably and in good faith by the Borrower) at the time it is designated as a Restricted Subsidiary or the time of such merger, consolidation, transfer, conveyance or liquidation, as applicable; minus

(g) the portion of the Available Basket Amount previously utilized pursuant to Section 6.4(j) or 6.6(n), with the utilization of Section 6.6(n) for any Acquisition being the Acquisition Consideration in respect thereof and the utilization of Section 6.6(n) for any other Investment (or any deemed Investment in respect of any designation of an Unrestricted Subsidiary) being the amount thereof as of the date the applicable Investment is made, determined in accordance with the definition of “Investment” (or the definition of “Unrestricted Subsidiary”).

“Available Excess Cash Flow Amount” means, as of any date, an amount equal to the sum, for the Fiscal Years of the Borrower in respect of which financial statements and the related Compliance Certificate have been delivered in accordance with Sections 5.1(a) and 5.1(c), and for which prepayments required by Section 2.14(d) (if any) have been made, in each case on or prior to such date (commencing with the Fiscal Year ending December 31, 2019), of the products of (a) the amount of Consolidated Excess Cash Flow (to the extent such amount exceeds zero) for each such Fiscal Year multiplied by (b) the Retained ECF Percentage for such Fiscal Year (it being understood that the Retained ECF Percentage of Consolidated Excess Cash Flow for any such Fiscal Year shall be included in the Available Excess Cash Flow Amount regardless of whether a prepayment is required for such Fiscal Year under Section 2.14(d)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 (entitled “Bankruptcy”) of the United States Code.

“Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% per annum and (c) the Adjusted Eurodollar Rate that would be applicable to a Eurodollar Rate Loan with an Interest Period of one month on such day plus 1%; provided that, notwithstanding the foregoing, if the Base Rate, determined as provided above, would otherwise be less than 1.00% per annum, then the Base Rate shall be deemed to be 1.00% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, as the case may be.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan (other than a Swing Line Loan) bearing interest at a rate determined by reference to the Base Rate.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System.

“Borrower” as defined in the preamble hereto.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect, or (b) a Swing Line Borrowing.

“Business Day” means any day other than a Saturday or Sunday, a day that is a legal holiday under the laws of the State of New York or a day on which banking institutions located in such State are authorized or required by law to remain closed; provided that, with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loan, such day is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person in conformity with GAAP, subject to Section 1.2(a). The amount of such obligations shall be the capitalized amount thereof determined in conformity with GAAP, subject to Section 1.2(a), and the final maturity of such obligations shall be the date of the last payment due under such lease (or other arrangement) before such lease (or other arrangement) may be terminated by the lessee without payment of a premium or penalty. For purposes of Section 6.2, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Collateralize” means, with respect to any Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Revolving Facility Agent and the applicable Issuing Bank. The term “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America and backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (b) marketable direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or District or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit, bankers’ acceptances and time deposits maturing within one year after such date and issued or accepted by any Revolving Lender or by any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $500,000,000; (e) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d) above; (f) shares of any mutual fund that has substantially all its assets invested continuously in the types of investments referred to in clauses (a) through (e) above; (g) investments in obligations the return with respect to which is excludable from gross income under Section 103 of the Internal Revenue Code, having a maturity of not more than one year or providing the holder the right to put such obligations for purchase at par upon not more than 28 days’ notice, and that are rated at least SP-1 by S&P or Vmig 1 by Moody’s; (h) investments in taxable money market funds all of whose assets consist of securities have a rating of at least A-1 by S&P and P-1 by Moody’s and investments in tax-free money market funds all of whose assets consist of securities of the types described in clause (g) above; (i) investments, redeemable upon not more than seven days’ notice, in money market preferred municipal bond funds that are rated at least A by S&P or A by Moody’s; (j) obligations of domestic corporations with a term of not more than one year, with a long term debt rating of no less than A by S&P and A by Moody’s; (k) investments in money market funds that either (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940 or (ii) both (A) provide for daily liquidity and (B) have the highest rating by at least one nationally recognized rating agency; and (l) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Services” means cash management and related services provided to the Borrower or any Restricted Subsidiary, including treasury, depository, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.

“Cash Management Services Provider” means any Person that (a) is, or was on the Closing Date, an Agent, an Arranger, an Issuing Bank or any Affiliate of any of the foregoing, whether or not such Person shall have been an Agent, an Arranger or any Affiliate of any of the foregoing at the time the applicable agreement in respect of Cash Management Services was entered into, (b) is a counterparty to an agreement in respect of Cash Management Services in effect on the Closing Date and is a Lender or an Affiliate of a Lender as of the Closing Date or (c) becomes a counterparty after the Closing Date to an agreement in respect of Cash Management Services at a time when such Person is a Lender or an Affiliate of a Lender.

“CDD Rule” means the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time).

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957), but only if a “United States person” (within the meaning of Section 7701(a)(30)) that is an Affiliate of a Credit Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b)) described in Section 951(a)(1); and (b) each Subsidiary of any Person described in clause (a). For purposes of this definition, all Section references are to the Internal Revenue Code.

“CFC Holding Company” means each Subsidiary that is treated as a partnership or a disregarded entity for United States federal income tax purposes and that has no material assets other than assets that consist (directly or indirectly through disregarded entities or partnerships) of Equity Interests or indebtedness (as determined for United States tax purposes) in one or more CFCs or CFC Holding Companies.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means:

(a) any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower; or

(b) a “change of control” (or similar event) shall occur in any document pertaining to any Material Indebtedness.

“Claiming Guarantor” as defined in Section 7.2(b).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swing Line Loans, Tranche A Term Loans or Tranche B Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, a Tranche A Term Loan Commitment or a Tranche B Term Loan Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be created pursuant to Sections 2.24, 2.25 and 2.26 and, as provided in Sections 2.24, 2.25 and 2.26, any Incremental Term Loans, any Extended/Modified Term Loans or any Refinancing Term Loans may be treated as a single Class with any other Class of Term Loans having the same terms as such Incremental Term Loans, Extended/Modified Term Loans or Refinancing Term Loans, as applicable.

“Closing Date” means the date on which the conditions specified in Section 3.1 have been satisfied (or waived in accordance with Section 10.5).

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit B.

“Closing Date Refinancing” means (a) the payment and discharge of the principal of and interest accrued on all outstanding loans and all other amounts outstanding or accrued under the Existing Credit Agreements (excluding contingent obligations as to which no claim has been made), the termination of the commitments thereunder and the cancellation or termination, or the cash collateralizing or backstopping with Letters of Credit in a manner reasonably satisfactory to the Revolving Facility Agent, of all letters of credit outstanding thereunder and (b) the termination and release of all Guarantees and Liens supporting or securing any of the Indebtedness or other obligations referred to in the foregoing clause (a) or created under the documentation governing any such Indebtedness to support or secure any obligations under Hedge Agreements, cash management obligations or other ancillary obligations.

“Co-Documentation Agents” means Citibank, N.A., Citizens Bank, N.A., Fifth Third Bank, Goldman Sachs Bank USA and Regions Bank, each in its capacity as co-documentation agent hereunder and under the other Credit Documents, and any successor thereto in such capacity as provided in Section 9.

“Collateral” means, collectively, all of the property (including Equity Interests) on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means Credit Suisse, in its capacity as collateral agent for the Secured Parties under the Credit Documents, and its successors in such capacity as provided in Section 9.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the General Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of this Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a Counterpart Agreement duly executed and delivered on behalf of such Person;

(b) the Collateral Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Pledge and Security Agreement, duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a supplement to the Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(c) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, the General Administrative Agent shall have received, to the extent reasonably requested by the General Administrative Agent or the Collateral Agent, documents, opinions and certificates of the type referred to in Sections 3.1(b), 3.1(d) and 3.1(g) with respect to such Designated Subsidiary;

(d) all Equity Interests in any Material Subsidiary owned by or on behalf of any Credit Party shall have been pledged pursuant to the Pledge and Security Agreement (provided that the Credit Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company or (ii) Equity Interests that constitute Excluded Property), and the Collateral Agent shall, to the extent required by the Pledge and Security Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) (i) the Borrower and each Restricted Subsidiary shall have duly executed and delivered a counterpart of each of the Intercompany Note and the Intercompany Indebtedness Subordination Agreement and (ii) all Indebtedness of any other Person in a principal amount of $1,000,000 or more that is owing to any Credit Party shall be evidenced by a promissory note; and the Intercompany Note, each other promissory note (if any) evidencing Indebtedness of the Borrower or any Restricted Subsidiary to any Credit Party and each promissory note referred to in clause (ii) above shall, in each case, have been pledged pursuant to the Pledge and Security Agreement, and the Collateral Agent shall have received the Intercompany Note and all such other promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(f) all instruments and documents, including UCC financing statements, required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(g) the Collateral Agent shall have received (i) a Mortgage with respect to each Material Real Estate Asset, if any, duly executed and delivered by the record owner of such Material Real Estate Asset, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid and enforceable Lien on the Material Real Estate Asset described therein, free of any other Liens other than Permitted Liens, which policies shall be in form and substance reasonably satisfactory to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) a completed Flood Certificate with respect to each Material Real Estate Asset, which Flood Certificate shall be addressed to the Collateral Agent and shall otherwise comply with the Flood Program and if the Flood Certificate with respect to any Material Real Estate Asset states that such Material Real Estate Asset is located in a Flood Zone, (A) a written acknowledgement from the applicable Credit Party of receipt of written notification from the Collateral Agent as to the existence of such Material Real Estate Asset and as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program and (B) if such Material Real Estate Asset is located in a community that participates in the Flood Program, evidence that the applicable Credit Party has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program and other applicable law (including as to the amount of insurance coverage required thereunder), provided that the foregoing requirements of this clause (iii) shall be completed (and copies of such Flood Certificate and, if applicable, such acknowledgement and evidence of flood insurance shall have been made available to the Lenders) at least 20 Business Days (or such shorter period within which each of the Revolving Lenders shall have advised the Collateral Agent that its flood insurance due diligence and flood insurance compliance have been completed) prior to the execution and delivery of a Mortgage with respect to such Material Real Estate Asset, (iv) with respect to any Material Real Estate Asset encumbered by a Lien that is to be subordinated to the Lien created in accordance with this Agreement and the other Credit Documents, an amendment or agreement of subordination duly executed and delivered with respect to any Lien or encumbrance that, but for such subordination, would have priority over the Mortgage delivered to the Collateral Agent and (v) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Material Real Estate Asset; and

(h) the Borrower, each Restricted Subsidiary and each applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account) shall have duly executed and delivered a counterpart of a Control Agreement with respect to each deposit account and securities account, as applicable, of the Borrower and any Restricted Subsidiary (other than any Excluded Account).

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions, consents, approvals or other deliverables with respect to, any particular assets of the Credit Parties if and for so long as the Collateral Agent, in consultation with the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such deliverables, shall be excessive in relation to the benefit that would be afforded to the Lenders therefrom. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Obligations Guarantee by any Restricted Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary:

(aa) the Collateral and Guarantee Requirement shall not apply to any of the following assets (collectively, the “Excluded Property”; each capitalized term used in this clause (aa) but not defined in this Agreement having the meaning given to it in the Pledge and Security Agreement): (i) any Real Estate Asset that is not a Material Real Estate Asset, and any Leasehold Property; (ii) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of UCC financing statements or an equivalent thereof in appropriate form in the applicable jurisdiction; (iii) any Commercial Tort Claim as to which the claim thereunder is less than $2,000,000; (iv) (A) any assets if, for so long as and to the extent a security interest may not be granted in such assets as a matter of applicable law, (B) any lease, license, contract or other agreement or any rights or interests thereunder if, for so long as and to the extent the grant of a security interest therein would (x) constitute or result in (1) the unenforceability of any right, title or interest of the applicable Credit Party in or (2) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract or other agreement or (y) require a consent, approval, license or authorization not obtained from a Governmental Authority or third party and (C) any property subject to a Lien securing a purchase money obligation or Capital Lease Obligation (or any Refinancing Indebtedness in respect thereof) if, for so long as and to the extent the grant of a security interest therein would constitute or result in a breach or a default under the related agreements, provided that this clause (C) shall apply only if such Lien and such purchase money obligation or Capital Lease Obligation are permitted hereunder; except, in each case under this clause (iv), to the extent that such law or the terms in such lease, license, contract or other agreement providing for such prohibition, breach, right of termination or default or requiring such consent, approval, license or authorization is ineffective under the UCC or other applicable law or principles of equity, provided further that this clause (iv) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is deemed effective under the UCC; (v) any governmental licenses or state or local franchises, charters and authorizations of a Governmental Authority if, for so long as and to the extent the grant of a security interest therein is prohibited or restricted by applicable law, except, in each case under this clause (v), to the extent that such prohibition or restriction is ineffective under the UCC or other applicable law or principles of equity; (vi) Equity Interests in any Person that is not a wholly owned Restricted Subsidiary if, for so long as and to the extent the Organizational Documents of such Person or any related joint venture, shareholders’ or similar agreement prohibit or restrict such pledge without the consent of any Person other than the Borrower or a Restricted Subsidiary (it being understood that none of the Credit Parties shall be required to seek the consent of third parties thereunder); (vii) any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of a security interest therein would invalidate such trademark application, and (viii) any Letter-of-Credit Rights (except to the extent constituting a Supporting Obligation of other Collateral as to which perfection of a security interest therein may be accomplished solely by the filing of a UCC financing statement in the applicable jurisdiction (it being understood that no actions other than the filing of a UCC financing statement shall be required to perfect a security interest in any Letter-of-Credit Rights)), and in each case of this clause (aa) other than any Proceeds, substitutions or replacements of the foregoing (unless such Proceeds, substitutions or replacements themselves would constitute assets described in any of clauses (i) through (viii) above); provided, in each case, that such assets shall constitute Excluded Property only if they are not subject to any Lien securing any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness; and

(bb) (i) no delivery of certificates or other instruments representing Equity Interests in any Subsidiaries that are not Material Subsidiaries shall be required, (ii) there shall be no requirement to obtain any landlord waivers, estoppels, collateral access letters or similar third party agreements and (iii) no security or pledge agreements governed under the laws of any non-US jurisdiction shall be required, and no actions in any non-US jurisdiction shall be required in order to create or perfect any security interest in assets located or titled outside the United States.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, if any, the Intellectual Property Security Agreements, the Control Agreements and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any property of such Credit Party as security for the Obligations.

“Collateral Questionnaire” means the Collateral Questionnaire delivered by the Borrower pursuant to Section 3.1(d).

“Commitment” means a Revolving Commitment or a Term Loan Commitment.

“Commitment Fee Rate” means, on any day, (a) in connection with the Revolving Commitments, the applicable rate per annum set forth below based on the Total Net Leverage Ratio as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) and the related Compliance Certificate has been delivered pursuant to Section 5.1(c), in each case, from and after such delivery, provided that, for purposes of this clause (a), until the date of delivery of the financial statements pursuant to Section 5.1(b) for the Fiscal Quarter ending June

30, 2019, and of the related Compliance Certificate pursuant to Section 5.1(c), the Commitment Fee Rate shall be determined by reference to Pricing Level 1 in the table below, and (b) in connection with any Extended/Modified Commitments or Refinancing Revolving Commitments of any Class, the rate or rates per annum specified in the applicable Extension/Modification Agreement or Refinancing Facility Agreement.

Pricing Level	Total Net Leverage Ratio	Commitment Fee Rate
1	> 3.75:1.00	0.500%
2	≤ 3.75:1.00 and > 3.25:1.00	0.375%
3	≤ 3.25:1.00	0.250%

Notwithstanding the foregoing, at any time when the Borrower has not delivered to the Revolving Facility Agent any financial statement or Compliance Certificate required to have been delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c), the Commitment Fee Rate shall be determined by reference to Pricing Level 1 in the table above. If any financial statements or Compliance Certificate delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of fees hereunder at lower rates than those that would have been paid but for such inaccuracy, then (i) the Borrower shall promptly deliver to the Revolving Facility Agent corrected financial statements and a corrected Compliance Certificate for such period and (ii) the Borrower shall promptly pay to the Revolving Facility Agent, for the account of the Revolving Lenders, the commitment fees that should have been paid but were not paid as a result of such inaccuracy. Nothing in this paragraph shall limit the rights of any Agent or any Lender under Section 2.10 or Section 8.

“Commitment Letter” means the Amended and Restated Commitment Letter dated December 31, 2018, among Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Citigroup Global Markets Inc., Citizens Bank, N.A., Fifth Third Bank, Regions Bank, Regions Capital Markets, a division of Regions Bank, and the Borrower, and the Joinder to Amended and Restated Commitment Letter dated January 4, 2019, among Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA and the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Material Adverse Effect” as defined in the Nutrisystem Acquisition Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C. For the avoidance of doubt, the Compliance Certificate shall set forth the calculation of the Total Net Leverage Ratio as of the end of the applicable Fiscal Quarter.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated February 20, 2019, relating to the Borrower and the Transactions.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income (or, in the case of amounts referred to in clauses (x) and (xiii) below, not already included in Consolidated Net Income), the sum for the Borrower and the Restricted Subsidiaries of:

(i) Consolidated Interest Expense (including imputed interest expense in respect of Capital Lease Obligations), and amortization and write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, for such period,

(ii) provisions for Federal, foreign, state and local income taxes for such period,

(iii) total depreciation expense for such period,

(iv) total amortization expense, including amortization in respect of intangible assets (including goodwill, capitalized consulting fees and organization costs), for such period,

(v) any extraordinary charges, expenses or losses for such period,

(vi) any noncash charges, expenses or losses for such period (including (A) impairment charges and any other write-down or write-off of assets (including write-offs of goodwill), (B) noncash fair value adjustments of Investments and (C) noncash compensation and related expense, but excluding (1) any such noncash charge or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) or inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period),

(vii) any charges, expenses or losses for such period attributable to disposed, abandoned or discontinued operations,

(viii) any after-tax losses for such period attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions in the ordinary course of business,

(ix) restructuring charges, accruals and reserves, severance costs (including severance or stay bonuses paid to employees, including related employee benefits attributable to such payments), relocation costs, retention and completion bonuses, integration costs and business optimization expenses, including any restructuring costs, business optimization expenses and integration costs related to Acquisitions, project start-up costs, transition costs, information technology transformation costs, costs related to the opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business), contract termination costs, recruiting, signing and completion bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) and consulting fees, for such period, provided that the aggregate amount added back in reliance on this clause (ix) for any period of four consecutive Fiscal Quarters shall not, when taken together with any amounts added to Consolidated Adjusted EBITDA in reliance on clause (x) below for such period, exceed 20% of Consolidated Adjusted EBITDA for such period calculated before giving effect to any such addbacks and adjustments,

(x) the amount of net cost savings, operating expense reductions, other operating improvements and cost synergies projected by the Borrower in good faith to be realized (calculated (on a Pro Forma Basis, as applicable) as though such items had been realized on the first day of the applicable Test Period) as a result of any Pro Forma Event, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated Adjusted EBITDA from such Pro Forma Event, provided that (A)(1) such cost savings, operating expense reductions, other operating improvements and cost synergies are reasonably identifiable, factually supportable and reasonably anticipated to be realized within 18 months after the consummation of such Pro Forma Event, as determined in good faith by the Borrower and (2) if the Borrower is otherwise required under this Agreement to deliver to the Specified Agents a certificate of an Authorized Officer in connection with such Pro Forma Event, then such certificate (and, in any event, the Compliance Certificate for any Test Period with respect to which any amount shall have been added pursuant to this clause (x) with respect to such Pro Forma Event) shall include a certification by a Financial Officer of the Borrower that the requirements of clause (1) above with respect to such Pro Forma Event have been satisfied, (B) no cost savings, operating expense reductions, operating improvements or cost synergies shall be added pursuant to this clause (x) to the extent duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA, whether pursuant to the requirements of Section 1.2(b) or otherwise, for such period, (C) projected (and not yet realized) amounts may no longer be added in calculating Consolidated Adjusted EBITDA pursuant to this clause (x) after 18 months after the consummation of such Pro Forma Event and (D) the aggregate amount of such cost savings, operating expense reductions, other operating improvements and synergies added in reliance on this clause (x) for any period of four consecutive Fiscal Quarters shall not, when taken together with any amounts added back to Consolidated Adjusted EBITDA in reliance on clause (ix) above for such period, exceed 20% of Consolidated Adjusted EBITDA for such period calculated before giving effect to any such addbacks and adjustments,

(xi) transaction fees and expenses incurred, or amortization thereof, in connection with the Transactions for such period,

(xii) transaction-related fees, charges and expenses incurred, or amortization thereof, in connection with, to the extent permitted under the Credit Documents, any Acquisition, other Investment or Disposition (other than Dispositions in the ordinary course of business) (including, in each case, transaction-related bonuses paid to employees), any incurrence of Indebtedness not in the ordinary course of business, or any amendments or waivers of the Credit Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated, for such period,

(xiii) charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or Disposition permitted by this Agreement and lost profits covered by business interruption insurance, in each case, to extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Borrower or any Restricted Subsidiary during such period or the Borrower has made a good faith determination that there exists reasonable evidence that such amounts will be reimbursed to the Borrower or any Restricted Subsidiary within 12 months after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (xiii),

(xiv) any contingent or deferred payments (including earnout payments, noncompete payments, consulting payments and other payments made under a contractual arrangement entered into with a seller in connection with an Acquisition as part of the consideration for such Acquisition) made to sellers or Affiliates thereof during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earnout or other contingent or deferred consideration arising from any Acquisition,

(xv) [reserved],

(xvi) any charges, fees, expenses and losses for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedge Agreement, including premiums paid to extinguish such Indebtedness,

(xvii) any charges, fees, expenses and losses for such period attributable to the early termination of leases of real property,

(xviii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedge Agreements, and

(xix) the cumulative effect of a change in accounting principles; minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum for the Borrower and the Restricted Subsidiaries of:

(i) any extraordinary or nonrecurring gains and items of income for such period,

(ii) any noncash gains or items of income (other than the accrual of revenue in the ordinary course) for such period (excluding any noncash items of income in respect of which Cash was received in a prior period or will be received in a future period),

(iii) any gains or income for such period attributable to disposed, abandoned or discontinued operations,

(iv) any after-tax gains for such period attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions in the ordinary course of business,

(v) any gains for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earnout or other contingent consideration arising from any Acquisition,

(vi) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedge Agreement,

(vii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedge Agreements, and

(viii) the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Adjusted EBITDA for any period, if during such period the Borrower or any Restricted Subsidiary shall have consummated an Acquisition, an Investment or a Disposition, in each case, other than in the ordinary course of business, Consolidated Adjusted EBITDA for such period shall be calculated after giving Pro Forma Effect thereto in accordance with Section 1.2(b). In addition, and notwithstanding the foregoing, Consolidated Adjusted EBITDA (i) for the Fiscal Quarter ended March 31, 2018 shall be deemed to be $46,644,432, (ii) for the Fiscal Quarter ended June 30, 2018 shall be deemed to be $82,225,565, (iii) for the Fiscal Quarter ended September 30, 2018 shall be deemed to be $69,964,741 and (iv) for the Fiscal Quarter ended December 31, 2018 shall be deemed to be $71,165,263.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures made by the Borrower and the Restricted Subsidiaries during such period that are or should be included in “purchase of property, plant and equipment” or similar items on a consolidated statement of cash flows, or that should otherwise be capitalized on a consolidated balance sheet, of the Borrower and the Restricted Subsidiaries for such period prepared in conformity with GAAP; provided that Consolidated Capital Expenditures shall not include any expenditures (a) to the extent made with Net Proceeds reinvested pursuant to Section 2.14(a) or 2.14(b) or (b) that constitute an Acquisition permitted under Section 6.6.

“Consolidated Current Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding (a) Cash and Cash Equivalents, (b) assets relating to current or deferred Taxes based on income or profits and (c) assets held for sale.

“Consolidated Current Liabilities” means the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of Long-Term Indebtedness, (b) accruals for current or deferred Taxes based on income or profits, (c) accruals of interest expense not overdue, (d) accruals of expense for restructuring reserves and (e) revolving credit Indebtedness, including the Revolving Loans.

“Consolidated Excess Cash Flow” means, with respect to any period, an amount, if not less than zero, equal to:

(a) the sum, without duplication, of (i) Consolidated Net Income for such period, plus (ii) the amount of all noncash charges (including depreciation expense and amortization expense) deducted in arriving at Consolidated Net Income, plus (iii) the aggregate net amount of noncash loss on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at Consolidated Net Income, plus (iv) the aggregate amount of any noncash loss for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements, to the extent deducted in arriving at Consolidated Net Income; minus

(b) the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:

(i) Consolidated Capital Expenditures that are (A) actually made during such period, to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to be made during the Fiscal Year immediately following the end of such period; provided that (1) if any Consolidated Capital Expenditures are deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to the Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent the expenditure is not actually made during such Fiscal Year or is financed other than with Internally Generated Cash and (2) no deduction from Consolidated Excess Cash Flow shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent,

(ii) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries repaid or prepaid by the Borrower and the Restricted Subsidiaries during such period, to the extent financed with Internally Generated Cash, including, to the extent so financed, (A) the principal component of payments in respect of Capital Lease Obligations and (B) scheduled Installments of Term Loans made pursuant to Section 2.12, but excluding (1) any prepayment of Loans pursuant to Section 2.13 or 2.14 and any Loans repurchased by the Borrower pursuant to Section 10.6(i), (2) any repayment or prepayment of Revolving Loans or any revolving loans under any other revolving facility (except, in the case of any such revolving loans other than Revolving Loans, to the extent that any repayment or prepayment of such revolving loans is accompanied by a permanent reduction in the commitments under such revolving facility, other than in connection with a refinancing thereof), (3) repayments or prepayments of Permitted Pari Passu Secured Indebtedness to the extent reducing the required prepayment of Term Loans in respect of such period (or any prior period) pursuant to Section 2.14(d) and (4) repayments or prepayments of Junior Indebtedness except to the extent permitted by Section 6.4(g) (it being understood and agreed that any amount excluded pursuant to clauses (1) through (4) above may not be deducted from Consolidated Excess Cash Flow under any other clause of this definition),

(iii) to the extent not deducted in arriving at Consolidated Net Income, Restricted Payments of the type referred to in clause (a) or (b) of the definition of such term made by the Borrower and the Restricted Subsidiaries in Cash during such period under Section 6.4(d) or 6.4(e) to the extent financed with Internally Generated Cash,

(iv) (A) to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments actually paid in Cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness, to the extent financed with Internally Generated Cash, and (B) to the extent included in arriving at Consolidated Net Income, the aggregate amount of any income for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements,

(v) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, Cash fees and expenses paid in Cash during such period in connection with the Transactions or, to the extent permitted hereunder, any Acquisition or other Investment permitted under Section 6.6, any issuance of Equity Interests in the Borrower or any incurrence of Indebtedness (whether or not consummated), in each case to the extent financed with Internally Generated Cash,

(vi) the amount of Cash payments (A) actually made during such period to consummate any Permitted Acquisition permitted under Section 6.6(l), to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to make such Permitted Acquisition during the Fiscal Year immediately following the end of such period; provided that (1) if any amount is deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent such Permitted Acquisition is not actually consummated during such Fiscal Year or is financed other than with Internally Generated Cash and (2) no deduction from Consolidated Excess Cash Flow shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent,

(vii) to the extent not deducted in arriving at such Consolidated Net Income for such period or any prior period, the amount of Cash payments made in respect of pensions and other postemployment benefits during such period,

(viii) Cash expenditures in respect of Hedge Agreements during such period to the extent they exceed the amount of such expenditures expensed in determining Consolidated Net Income for such period,

(ix) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, the aggregate amount of all Cash taxes paid or tax reserves set aside or payable (without duplication), including penalties and interest, for such period, and

(x) to the extent included in arriving at such Consolidated Net Income, the aggregate net amount of non-cash gain on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions in the ordinary course of business); plus

(c) the Consolidated Working Capital Adjustment.

“Consolidated First Lien Net Debt” means, as of any date, the sum, without duplication, of :

(a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date that is secured by any Lien on any asset of the Borrower or any Restricted Subsidiary (other than Liens that are contractually subordinated to the Liens of the Collateral Agent created pursuant to the Credit Documents), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP that, subject to Section 1.2(a), consists solely of Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments and purchase money indebtedness, plus

(b) the aggregate amount of Capital Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding as of such date, plus

(c) the aggregate amount outstanding as of such date of unreimbursed drawings or other disbursements under all letters of credit and letters of guaranty in respect of which the Borrower or any Restricted Subsidiary is an account party, in each case that are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary (other than Liens that are contractually subordinated to the Liens of the Collateral Agent created pursuant to the Credit Documents), plus

(d) all obligations, contingent or otherwise, of the Borrower or any Restricted Subsidiary in respect of bankers’ acceptances outstanding as of such date that are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary (other than Liens that are contractually subordinated to the Liens of the Collateral Agent created pursuant to the Credit Documents), plus

(e) Guarantees outstanding as of such date by the Borrower or any Restricted Subsidiary of Indebtedness of the type described in any of clauses (a) through (d) above of any Person other than the Borrower or any Restricted Subsidiary (whether or not such Indebtedness is secured) if such Guarantees (including letters of credit providing for such Guarantees) are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary (other than Liens that are contractually subordinated to the Liens of the Collateral Agent created pursuant to the Credit Documents), minus

(f) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Interest Expense” means, with respect to any period, the sum of (a) total interest expense, including the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount paid in cash (or minus the net amount received in cash) with respect to Hedge Agreements relating to interest rates during such period.

“Consolidated Net Income” means, for any period, the sum of the net income (or loss) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded (a) the net income (or loss) of any Person (including any Unrestricted Subsidiary or any Person accounted for by the equity method of accounting) that is not the Borrower or a Restricted Subsidiary except, in the case of net income, to the extent of the amount of Cash dividends or similar Cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, to any Restricted Subsidiary during such period, and except that the provisions of this clause (a) will not apply to inclusion of such net income (or loss) of such Person for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis, (b) the net income (or loss) of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary of the Borrower (other than any Credit Party) to the extent that, on the date of determination, the declaration or payment of Cash dividends or similar Cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by operation of the terms of the Organizational Documents of such Subsidiary or any agreement, instrument, judgment, decree, order or any other law applicable to such Subsidiary and (c) the net income (or loss) of, and any amounts referred to in clause (a) or (b) above paid to, any Restricted Subsidiary of the Borrower that is not wholly owned by the Borrower to the extent such net income (or loss) or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary.

“Consolidated Secured Net Debt” means, as of any date:

(a) the sum of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date that is secured by any Lien on any asset of the Borrower or any Restricted Subsidiary, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but subject to Section 1.2(a)), consisting solely of Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments and purchase money indebtedness, plus

(b) the aggregate amount of Capital Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding as of such date, plus

(c) the aggregate amount outstanding as of such date of unreimbursed drawings or other disbursements under all letters of credit and letters of guaranty in respect of which the Borrower or any Restricted Subsidiary is an account party, in each case that are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary, plus

(d) all obligations, contingent or otherwise, of the Borrower or any Restricted Subsidiary in respect of bankers’ acceptances outstanding as of such date that are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary, plus

(e) Guarantees outstanding as of such date by the Borrower or any Restricted Subsidiary of Indebtedness of the type described in any of clauses (a) through (d) above of any Person other than the Borrower or any Restricted Subsidiary (whether or not such Indebtedness is secured) if such Guarantees (including letters of credit providing for such Guarantees) are secured by any Lien on any asset of the Borrower or any Restricted Subsidiary, minus

(f) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, prior to the first such delivery, for which financial statements are included in the Historical Financial Statements), determined on a consolidated basis in conformity with GAAP.

“Consolidated Total Net Debt” means, as of any date:

(a) the sum of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but subject to Section 1.2(a)), consisting solely of Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments and purchase money indebtedness, plus

(b) the aggregate amount of Capital Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding as of such date, plus

(c) the aggregate amount outstanding as of such date of unreimbursed drawings or other disbursements under all letters of credit and letters of guaranty in respect of which the Borrower or any Restricted Subsidiary is an account party, plus

(d) all obligations, contingent or otherwise, of the Borrower or any Restricted Subsidiary in respect of bankers’ acceptances outstanding as of such date, plus

(e) Guarantees outstanding as of such date by the Borrower or any Restricted Subsidiary of Indebtedness of the type described in any of clauses (a) through (d) above of any Person other than the Borrower or any Restricted Subsidiary, minus

(f) the aggregate amount of Unrestricted Cash and Cash Collateral as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Working Capital” means, as of any date, the excess of (a) Consolidated Current Assets as of such date over (b) Consolidated Current Liabilities as of such date.

“Consolidated Working Capital Adjustment” means, for any period, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment for any period, there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Acquisition consummated during such period; provided that there shall be included with respect to any Acquisition consummated during such period an amount (which may be a negative number) by which the Consolidated Working Capital attributable to the Persons or assets acquired in such Acquisition as of the date of the consummation thereof exceeds (or is less than) the Consolidated Working Capital attributable to such Persons or assets as of the end of such period.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or by which such Person or any of its properties is bound or to which such Person or any of its properties is subject.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies, or the dismissal or appointment of the management, of such Person, whether through the ability to exercise voting power, the ownership of Securities, by contract, or otherwise. The words “Controlling”, “Controlled by” and “under common Control with” have correlative meanings.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Borrower or a Restricted Subsidiary, the Collateral Agent and the applicable securities intermediary (with respect to a securities account) or bank (with respect to a deposit account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit D.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit E.

“Credit Date” means the date of any Credit Extension.

“Credit Document” means each of this Agreement, the Collateral Documents, the Counterpart Agreements, the Extension/Modification Agreements, the Incremental Facility Agreements, the Refinancing Facility Agreements, the Permitted Intercreditor Agreements, any Notes (except for purposes of Section 10.5), any documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit (including any fee letter relating to the fees payable to such Issuing Bank pursuant to Section 2.11(b)), the Collateral Questionnaire and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of any Credit Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the date hereof.

“Credit Extension” means the making of a Loan or the issuance, amendment (if increasing the face amount thereof) or extension of a Letter of Credit.

“Credit Parties” means the Borrower and the Guarantors.

“Credit Suisse” as defined in the preamble hereto.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement (including under corporate statutes), rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed (i) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the General Administrative Agent, the Applicable Facility Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) to pay to any Agent, any Issuing Bank, the Swing Line Lender or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the General Administrative Agent, the Applicable Facility Agent or any Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the General Administrative Agent, the Applicable Facility Agent or the Borrower, to confirm in writing to the General Administrative Agent, the Applicable Facility Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by such Agents and the Borrower) or (d) the General Administrative Agent or the Applicable Facility Agent has received notification that such Lender, or a direct or indirect parent company of such Lender, (i) is the subject of a Bail-In Action, (ii) is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (iii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in a like capacity with respect to such Lender) has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Subsidiary” means each Restricted Subsidiary of the Borrower other than (a) any Subsidiary that is not a Domestic Subsidiary, (b) any Subsidiary that is not a wholly owned Subsidiary, (c) any Subsidiary that is a CFC Holding Company, (d) any Subsidiary of a CFC or a CFC Holding Company, (e) any Subsidiary that is not a Material Subsidiary, (f) any Subsidiary that is prohibited by applicable law or, in the case of any Subsidiary acquired after the Closing Date, any Contractual Obligation in effect at the time such Subsidiary is acquired (and not entered into in contemplation of or in connection with such acquisition) from providing an Obligations Guarantee (including any such prohibition arising from any requirement to obtain a consent, approval (including regulatory approval), license or authorization of any Governmental Authority or third party that has not been obtained in order to provide such Obligations Guarantee), (g) any special purpose entity, (h) any captive insurance company, (i) any not-for-profit Subsidiary or (j) any Subsidiary where the burden or cost of providing an Obligations Guarantee by such Subsidiary is excessive in relation to the benefit that would be afforded to the Lenders thereby, as determined by the General Administrative Agent in consultation with the Borrower; provided that, notwithstanding the foregoing, a Subsidiary shall be a Designated Subsidiary if such Subsidiary shall be an obligor (including pursuant to a Guarantee) in respect of any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness.

“Disposition” means any sale, transfer, lease or other disposition (including any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, that individually or in combination with a series of related Dispositions results in Net Proceeds of $100,000 or more. “Dispose” has the meaning correlative thereto.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the occurrence of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that are not Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in whole or in part, or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof or (c) is or becomes convertible into or exchangeable for, either mandatorily or at the option of the holder thereof, Indebtedness or any other Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in each case, prior to the date that is 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), except, in the case of clauses (a) and (b), as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations described in clause (a) of the definition of “Obligations”, the cancelation or expiration of all Letters of Credit and the termination of the Commitments; provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds of any Lender being treated as a single Eligible Assignee for all purposes hereof), in each case determined at the time of the applicable assignment, and (b) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course of business; provided that in no event shall any natural person, any Defaulting Lender, the Borrower, any Subsidiary or any other Affiliate of the Borrower be an Eligible Assignee.

“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Environmental Laws” means all applicable laws (including common law), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations or any other legally binding requirements of Governmental Authorities relating to pollution or to the protection of the environment, natural resources or to exposure to hazardous or toxic materials.

“Environmental Liability” means all liabilities, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages, monitoring and remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to: (a) non-compliance with any Environmental Law, including with respect to the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (b) exposure to any Hazardous Materials, (c) the presence or Release of any Hazardous Materials or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which such Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which such Person is a member and (c) any member of an affiliated service group within the meaning of Section 414(m) or 414(o) of the Internal Revenue Code of which such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any Person that was, but has since ceased to be, an ERISA Affiliate (within the meaning of the previous sentence) of the Borrower or any Restricted Subsidiary shall continue to be considered an ERISA Affiliate of the Borrower or such Restricted Subsidiary within the meaning of this definition with respect to the period such Person was an ERISA Affiliate of the Borrower or such Restricted Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Restricted Subsidiary would be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (b) the failure of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates to make any required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (e) the withdrawal by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any Restricted Subsidiary or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (f) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any condition or event that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the incurrence by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan, (h) the imposition of liability on the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA with regard to a Pension Plan or by reason of the application of Section 4212(c) of ERISA with regard to a Pension Plan, (i) the withdrawal of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, (j) the receipt by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of notice from any Multiemployer Plan (i) concerning the imposition of withdrawal liability, (ii) that such Multiemployer Plan is in insolvency pursuant to Section 4245 of ERISA, (iii) that such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or (iv) that such Multiemployer Plan intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (k) a determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA) with respect to any plan year, (l) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), 502(i) or 502(l), or Section 4071 of ERISA in respect of any Pension Plan, (m) the assertion of a claim (other than routine claims for benefits) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates in connection with any Pension, (n) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with regard to a Pension Plan or (p) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) with respect to which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates is a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates could otherwise be liable, in each instance with regard to a Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.

“Eurodollar Rate Loan” means a Loan (other than a Swing Line Loan) bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means any condition or event set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Account” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, severance, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Borrower or any Subsidiary in trust for any director, officer or employee of the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees the Borrower and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted hereunder, (e) deposit accounts whose balances are swept not less frequently than weekly to an account that is not an Excluded Account, (f) deposit accounts the aggregate daily balance in which does not at any time exceed $250,000 in any one such deposit account or $1,000,000 for all such deposit accounts or (g) any securities account the securities entitlements in which consist solely of (i) securities entitlements held by the Borrower or any Subsidiary in trust for any director, officer or employee the Borrower or any Subsidiary or any employee benefit plan maintained by the Borrower or any Subsidiary or (ii) securities entitlements representing deferred compensation for the directors and employees of the Borrower and the Subsidiaries.

“Excluded Property” as defined in the definition of the term “Collateral and Guarantee Requirement”.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US federal withholding Taxes imposed at any time on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, which U.S. federal withholding Taxes are imposed pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.23), (ii) such Lender changes its lending office, or (iii) if such Lender is an intermediary, partnership or other flow-through entity for U.S. federal tax purposes, the date on which the relevant beneficial owner, partner or member of such Lender becomes a beneficial owner, partner or member thereof, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable (x) to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment, (y) to such Lender immediately before it changed its lending office, or (z) to such Lender immediately before such beneficial owner, partner or member of such Lender became a beneficial owner, partner or member thereof, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any US federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” means (a) the Revolving Credit and Term Loan Agreement, dated as of April 21, 2017, by and among the Borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent, and (b) the Amended and Restated Credit Agreement, dated as of November 6, 2015, by and among Nutrisystem, certain subsidiaries of Nutrisystem party thereto, the lenders from time to time party thereto and Manufacturers and Traders Trust Company, as administrative agent.

“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.1.

“Existing Revolving Borrowings” as defined in Section 2.24(d).

“Extended/Modified Commitments” as defined in the definition of “Extension/Modification Permitted Amendment”.

“Extended/Modified Loans” as defined in the definition of “Extension/Modification Permitted Amendment”.

“Extended/Modified Term Loans” as defined in the definition of “Extension/Modification Permitted Amendment”.

“Extended/Modified Term Loan Maturity Date” means, with respect to Extended/Modified Term Loans of any Class, the scheduled date on which such Extended/Modified Term Loans shall become due and payable in full hereunder, as specified in the applicable Extension/Modification Agreement.

“Extending/Modifying Lenders” as defined in Section 2.25(a).

“Extension/Modification Agreement” means an Extension/Modification Agreement, in form and substance reasonably satisfactory to the General Administrative Agent and the Applicable Facility Agent, among the Borrower, the General Administrative Agent, the Applicable Facility Agent and one or more Extending/Modifying Lenders, effecting one or more Extension/Modification Permitted Amendments and such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.25.

“Extension/Modification Offer” as defined in Section 2.25(a).

“Extension/Modification Permitted Amendment” means an amendment to this Agreement and the other Credit Documents, effected in connection with an Extension/Modification Offer pursuant to Section 2.25, providing for (a) an extension of the Maturity Date and/or (b) an increase or decrease in the yield (including any increase or decrease in, or an introduction of, interest margins, benchmark rate floors, fixed interest rates or fees or premiums), in each case, applicable to the Loans and/or Commitments of the Extending/Modifying Lenders of the applicable Extension/Modification Request Class (such Loans or Commitments being referred to as the “Extended/Modified Loans” or “Extended/Modified Commitments”, as applicable) and, in connection therewith, providing for:

(i) in the case of any Extended/Modified Loans that are Term Loans of any Class (such Extended/Modified Loans being referred to as the “Extended/Modified Term Loans”), any modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended/Modified Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans of the applicable Extension/Modification Request Class, determined at the time of such Extension/Modification Offer (and, for purposes of determining the weighted average life to maturity of any such Term Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded),

(ii) a modification of voluntary or mandatory prepayments applicable to such Extended/Modified Loans (including prepayment premiums, “no call” terms and other restrictions thereon), provided that in the case of any Extended/Modified Term Loans, such requirements may provide that such Extended/Modified Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the Term Loans of the applicable Extension/Modification Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Term Loans of the applicable Extension/Modification Request Class, and/or

(iii) any addition of any affirmative or negative covenants applicable to the Borrower and/or any Subsidiary, provided that to the extent such covenants are not consistent with those applicable to the Loans or Commitments of the applicable Extension/Modification Request Class, such differences shall be reasonably acceptable to the General Administrative Agent and the Applicable Facility Agent (except for covenants (A) beneficial to the Lenders where this Agreement is amended to include such covenants for the benefit of all Lenders or (B) applicable only to periods after the latest Maturity Date in effect at the time of effectiveness of the applicable Extension/Modification Agreement).

“Extension/Modification Request Class” as defined in Section 2.25(a).

“Fair Share” as defined in Section 7.2(b).

“Fair Share Contribution Amount” as defined in Section 7.2(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date hereof (or any amended or successor version that is not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version that is not materially more onerous to comply with), and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Applicable Facility Agent on such day on such transactions as shall be determined by the Applicable Facility Agent. Notwithstanding the foregoing, if the Federal Funds Effective Rate, determined as above, would otherwise be less than zero, then the Federal Funds Effective Rate shall be deemed to be zero for all purposes of this Agreement.

“Fee Letters” means (a) the Amended and Restated Fee Letter dated December 31, 2018, among Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Citigroup Global Markets, Inc., Citizens Bank, N.A., Fifth Third Bank, Regions Bank, Regions Capital Markets, a division of Regions Bank and the Borrower, and the Joinder to Amended and Restated Commitment Letter dated January 4, 2019, among Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA and the Borrower, (b) the Amended and Restated Administrative Agent Fee Letter dated February 25, 2019, among Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch and the Borrower and (c) the Administrative Agent Fee Letter dated February 25, 2019, among SunTrust and the Borrower.

“Financial Officer” means, with respect to any Person, the chief financial officer, treasurer or any other principal financial or accounting officer of such Person.

“Financing Transactions” means the execution, delivery and performance by each Credit Party of the Credit Documents to which it is to be a party, the creation of the Liens provided for in the Collateral Documents and, in the case of the Borrower, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“First Lien Net Leverage Ratio” means the ratio, as of any date, of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and the Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Certificate” means a life of loan “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency.

“Flood Program” means the National Flood Insurance Program created by the US Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004 and the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto and any and all official rulings and interpretation thereunder or thereof.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Revolving Lender that is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s applicable Pro Rata Share of the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank, other than any portion of such Pro Rata Share that has been reallocated to other Revolving Lenders in accordance with the terms of Section 2.22(a)(iii) or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s applicable Pro Rata Share of the aggregate principal amount of the Swing Line Loans outstanding at such time, other than any portion of such Pro Rata Share that has been reallocated to other Revolving Lenders in accordance with the terms hereof.

“Funding Notice” means a notice substantially in the form of Exhibit F.

“GAAP” means, at any time, subject to Section 1.2(a), United States generally accepted accounting principles as in effect at such time, applied in accordance with the consistency requirements thereof.

“General Administrative Agent” means Credit Suisse, in its capacity as general administrative agent hereunder and under the other Credit Documents, and its successors in such capacity as provided in Section 9.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, registration, approval, exemption, authorization, plan, directive, binding agreement, consent order or consent decree made to, or issued, promulgated or entered into by or with, any Governmental Authority.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnity obligations entered into in connection with any Acquisition or any Disposition permitted hereunder (other than any such obligations with respect to Indebtedness). The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (A) any Guarantee the terms of which limit the monetary exposure of the guarantor or (B) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (A), pursuant to such terms or, in the case of clause (B), reasonably and in good faith by a Financial Officer of the Borrower)).

“Guarantor Subsidiary” means each Designated Subsidiary that is a party hereto as a “Guarantor” and a party to the Pledge and Security Agreement as a “Grantor” thereunder.

“Guarantors” means each Guarantor Subsidiary; provided that, for purposes of Section 7, the term “Guarantors” shall also include the Borrower.

“Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, waste or substance that is prohibited, limited or regulated, or that could result in liability, under any Environmental Law.

“Health Care Laws” means all requirements of law relating to (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), and 42 U.S.C. §§ 1320a-7 and 1320a-7a and 1320a-7b), (b) Medicare as established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.), Medicaid as established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.), and TRICARE as administered by the United States Departments of Defense, Health and Human Services and Transportation or other Federal Health Care Programs (as defined at 42 U.S.C. § 1320a-7b(f)), (c) licensure or regulation of healthcare providers, suppliers, professionals, facilities or payors, (d) benefit management or administration, quality assurance or utilization review, (e) health care quality, safety certification and accreditation standards and requirements, (f) HIPAA, (g) the practice of medicine and other health care professions or the organization of medical or professional entities, (h) fee-splitting, (i) certificates of operations and authority to provide health care services and (j) the provision of health care services, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Health Care Permits” means any permit, approval, consent, authorization, license, provisional license, registration, accreditation, certificate, certification, certificate of need, qualification, operating authority, concession, grant, franchise, variance or permission from, and any other contractual obligation with, any Governmental Authority issued or required under applicable Health Care Laws, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock, stock option, stock appreciation right or similar plan or right providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996, (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009) and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Historical Financial Statements” means the audited consolidated balance sheets and related consolidated statements of operations, comprehensive income, shareholder’s equity and cash flows of the Borrower and of Nutrisystem, in each case as of and for the Fiscal Years ended December 31, 2016, December 31, 2017 and December 31, 2018.

“Incremental Amount” means, as of any date of determination, an amount equal to the sum of (a) (i) the greater of $125,000,000 and 50% of Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date minus (ii) the sum of (A) the aggregate amount of Incremental Commitments established prior to such date in reliance on this clause (a) and (B) the aggregate principal amount of any Permitted Incremental Equivalent Indebtedness incurred prior to such date in reliance on this clause (a) (the amounts available on such date under this clause (a) above being referred to as the “Unrestricted Incremental Amount”), plus (b) an additional amount so long as, in the case of this clause (b), after giving Pro Forma Effect to the incurrence of Indebtedness with respect to which the Incremental Amount is being determined and the use of proceeds thereof (assuming, solely for purposes of this determination, that the entire amount of the Incremental Commitments with respect to which the Incremental Amount is being determined are fully funded as Loans), (i) in the case of the establishment of any Incremental Commitments or the incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Pari Passu Secured Indebtedness, the First Lien Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, does not exceed 3.75:1.00 (the “First Lien Incremental Leverage Limit”), (ii) in the case of the incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Junior Lien Secured Indebtedness, the Secured Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, does not exceed 4.25:1.00 (the “Junior Lien Incremental Leverage Limit”) and (iii) in the case of the incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Unsecured Indebtedness, either (A) the Total Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, does not exceed 4.50:1.00 or (B) the Interest Coverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, is at least 2.00:1.00 (the “Unsecured Incremental Limit”); provided that (I) if, for purposes of determining capacity under clause (b) above, Pro Forma Effect is given to the entire committed amount of any Indebtedness with respect to which the Incremental Amount is being determined, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without any further testing under this definition (provided that such committed amount shall, solely for purposes of calculating availability under clause (b) above, at all times thereafter be deemed to be fully funded as Indebtedness for borrowed money), (II) in the case of any Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred concurrently in reliance on the Unrestricted Incremental Amount and in reliance on clause (b) above, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as the case may be, shall be permitted to exceed (or the Interest Coverage Ratio shall be permitted to be less than) the First Lien Incremental Leverage Limit, Junior Lien Incremental Leverage Limit or the Unsecured Incremental Limit, as applicable, to the extent of the amounts of such Incremental Commitments or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on the Unrestricted Incremental Amount, (III) to the extent the proceeds of any Incremental Term Loan Commitment or Permitted Incremental Equivalent Indebtedness established or incurred in reliance on clause (b) above are intended to be applied to finance a Limited Conditionality Transaction, at the election of the Borrower, Pro Forma Compliance with the First Lien Incremental Leverage Limit, the Junior Lien Incremental Leverage Limit or the Unsecured Incremental Leverage Limit, as applicable, and Section 6.7 as required under clause (b) above (but not, for the avoidance of doubt, actual compliance with Section 6.7) may be tested in accordance with the provisions of Section 1.5, and (IV) any Incremental Commitments and Permitted Incremental Equivalent Indebtedness may be established or incurred in reliance on clause (a) or clause (b) above regardless of whether there is capacity under the other clause, or may be established or incurred in reliance in part on clause (a) or clause (b) above and in part on the other clause, all as determined by the Borrower in its sole discretion, provided that absent an election by the Borrower, to the extent that the applicable requirements have been satisfied, such incurrence shall be deemed to have been made pursuant to clause (b) above.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the General Administrative Agent and the Applicable Facility Agent, among the Borrower, the General Administrative Agent, the Applicable Facility Agent and one or more Incremental Lenders, establishing Incremental Commitments of any Class, specifying the purposes for which the proceeds of the Loans made pursuant thereto will be used and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.24.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.24, to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Borrowing” means a Borrowing comprised of Incremental Term Loans of a single Class.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an Incremental Term Loan.

“Incremental Term Loan” means a term loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.24.

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.24, to make Incremental Term Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Class to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Incremental Term Loan Commitment of any Class, if any, is set forth in the Incremental Facility Agreement or Assignment Agreement pursuant to which such Lender shall have established or assumed its Incremental Term Loan Commitment of such Class.

“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans of any Class, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.”

“Incremental Tranche A Term Loans” means Incremental Term Loans that have scheduled amortization of 5.00% or more per annum or a final maturity of five years or less from the date of incurrence thereof.

“incur” means to create, incur, assume or, in the case of any Indebtedness, otherwise become liable with respect to such Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers, employees or consultants of such Person or any of its Subsidiaries and (iii) purchase price adjustments, earnouts, deferred compensation or other similar arrangements incurred in connection with any Acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout, deferred compensation or similar arrangement is, or has become, reasonably determinable), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount (determined after giving effect to any prior drawings or reductions that have been reimbursed) of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by any Lien on any property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (i) the principal amount of such Indebtedness and (ii) the fair value of such property (as determined in good faith by such Person), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” means any and all losses, claims, damages, liabilities (including Environmental Liabilities), expenses, obligations, penalties, actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials), and disbursements of any kind or nature whatsoever (including the reasonable fees, expenses and other charges of counsel and consultants for the Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate thereof), whether or not any such Indemnitee shall be designated as a party or a potential party thereto (but limited, in the case of any one such proceeding or hearing, to fees, expenses and other charges of a single counsel plus, to the extent necessary, one local counsel in each applicable jurisdiction, and any specialty counsel, for all the Indemnitees (and, if any Indemnitee shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel and specialty counsel in each applicable jurisdiction for each group of affected Indemnitees that are similarly situated (in each case, excluding allocated costs of in-house counsel)), and any fees or expenses incurred by the Indemnitees in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the issuance, amendment, extension or renewal of any Letter of Credit by any Issuing Bank (including the failure of any Issuing Bank to honor a drawing under any Letter of Credit as a result of any Governmental Act), the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Obligations Guarantee)), (b) any commitment letter, engagement letter, fee letter or other letter or agreement delivered by any Agent, any Arranger, any Issuing Bank or any Lender to the Borrower or any Affiliate of any of the foregoing in connection with the arrangement of the credit facilities provided for herein or in connection with the transactions contemplated by this Agreement or (c) any actual or alleged presence or Release of Hazardous Materials on, at or under or from any property currently or formerly owned, leased or operated by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” as defined in Section 10.3.

“Installment” means (a) when used in respect of the Tranche A Term Loans or Tranche A Term Borrowings, each payment of the principal amount thereof due under Section 2.12(a) (including the payment due on the Tranche A Term Loan Maturity Date), (b) when used in respect of the Tranche B Term Loans or Tranche B Term Borrowings, each payment of the principal amount thereof due under Section 2.12(b) (including the payment due on the Tranche B Term Loan Maturity Date) and (c) when used in respect of any Term Loans or Term Borrowings of any other Class, each payment of the principal amount thereof due under Section 2.12(c) (including the payment due on the Maturity Date applicable to the Term Loans of such Class).

“Insurance/Condemnation Event” means any casualty or other damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, or any Disposition under a threat of such taking of, all or any part of any assets of the Borrower or any Restricted Subsidiary, that individually or in combination with a series of related Insurance/Condemnation Events or corresponding Dispositions results in Net Proceeds of $100,000 or more.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” as defined in the Pledge and Security Agreement.

“Intercompany Indebtedness Subordination Agreement” means an Intercompany Indebtedness Subordination Agreement substantially in the form of Exhibit G.

“Intercompany Note” means a promissory note substantially in the form of Exhibit H.

“Interest Coverage Ratio” means the ratio, as of any date, of (a) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, (b) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, in the case of any such Loan with an Interest Period of longer than three months’ duration, each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period and (c) with respect to any Swing Line Loan, the date that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month, two months, three months or six months thereafter (or, in the case of any Eurodollar Rate Borrowing of any Class, 12 months if such interest period is approved by all Lenders under the applicable Class), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice; provided that (a) if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless no succeeding Business Day occurs in the same month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of the last calendar month of such Interest Period and (c) notwithstanding anything to the contrary in this Agreement, no Interest Period for a Eurodollar Rate Borrowing of any Class may extend beyond the Maturity Date for Borrowings of such Class. For purposes hereof, the date of a Eurodollar Rate Borrowing shall initially be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Internally Generated Cash” means, with respect to any Fiscal Year, net Cash of the Borrower and the Restricted Subsidiaries provided by operating activities of the Borrower and the Restricted Subsidiaries during such Fiscal Year, excluding, to the extent otherwise included therein, (a) Net Proceeds of any Disposition (other than Dispositions in the ordinary course of business) and any Insurance/Condemnation Event, (b) proceeds of any incurrence or issuance of Indebtedness and (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary or any capital contributions to the Borrower or any Restricted Subsidiary.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than trade advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP) to, Guarantees of any Indebtedness or other obligations of (including any such Guarantees arising as a result of the specified Person being a co-maker of any note or other instrument or a joint and several co-applicant with respect to any letter of credit or letter of guaranty), or any other investments in (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by a Financial Officer of the Borrower)), any other Person that are held or made by the specified Person. For the avoidance of doubt, if the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Designated Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Designated Subsidiary, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition in the form of a purchase for value of the Equity Interests in such Designated Subsidiary that were not so sold or disposed of. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the aggregate principal amount thereof made on or prior to such date of determination, minus the amount, as of such date of determination, of any Returns with respect thereto, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other Securities of any Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined), as of such date of determination, of all additions thereto, and minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer.

“IRS” means the United States Internal Revenue Service.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit I.

“Issuing Bank” means each Revolving Lender (or an Affiliate thereof), other than any such Person that shall have ceased to be an Issuing Bank as provided herein, each in its capacity as an issuer of Letters of Credit hereunder.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Junior Indebtedness” means (a) any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness that, in each case, is Permitted Junior Lien Secured Indebtedness or Permitted Unsecured Indebtedness and (b) any Subordinated Indebtedness, other than any Subordinated Indebtedness owing to the Borrower or any Restricted Subsidiary.

“Junior Lien Intercreditor Agreement” means, with respect to any Permitted Junior Lien Secured Indebtedness, any intercreditor agreement, in form and substance reasonably satisfactory to the General Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Junior Lien Secured Indebtedness.

“LCT Test Date” has the meaning specified in Section 1.5.

“Leasehold Property” means, as of any time of determination, any leasehold interest then owned by any Credit Party in any leased real property.

“Lender” means each Person listed on the signature pages hereto as a Lender, and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment Agreement, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lender” includes the Swing Line Lender.

“Letter of Credit” means each Existing Letter of Credit and any standby letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement, in each case other than any Letter of Credit that ceases to be a “Letter of Credit” outstanding hereunder pursuant to Section 10.8.

“Letter of Credit Issuing Commitment” means, with respect to any Issuing Bank, the commitment, if any, of such Issuing Bank to issue Letters of Credit, expressed as an amount representing the maximum aggregate Letter of Credit Usage that is attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s Letter of Credit Issuing Commitment on the Closing Date, if any, is set forth on Schedule 2.4. The aggregate amount of the Letter of Credit Issuing Commitments as of the Closing Date is $50,000,000.

“Letter of Credit Sublimit” means $50,000,000; provided that the Letter of Credit Sublimit may be increased at any time by the written agreement of the Borrower, the Revolving Facility Agent and each Issuing Bank that will provide a Letter of Credit Issuing Commitment to the Borrower in an aggregate amount for the Issuing Banks party to such agreement that is not less than the amount of such increase.

“Letter of Credit Usage” means, at any time, the sum of (a) the maximum aggregate amount that is, or at any time thereafter pursuant to the terms thereof may become, available for drawing under all Letters of Credit outstanding at such time (regardless of whether any conditions for drawing could then be met) and (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Borrower. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, or other regulation, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Licensed Personnel” means any natural person (including any nurse) involved in the delivery of health care or medical items, services or supplies, employed by the Borrower or any Restricted Subsidiary.

“Lien” means any lien, mortgage, pledge, assignment, security interest, hypothecation, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Conditionality Transaction” means an Acquisition or Investment permitted by this Agreement that the Borrower or a Restricted Subsidiary is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means a Revolving Loan, a Swing Line Loan, a Tranche A Term Loan, a Tranche B Term Loan, an Incremental Term Loan of any Class, an Extended/Modified Term Loan of any Class or a Refinancing Term Loan of any Class.

“Long-Term Indebtedness” means any Indebtedness that, in conformity with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Revolving Exposures and unused Revolving Commitments of all the Revolving Lenders at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loan Exposure of such Class representing more than 50% of the Term Loan Exposure of all the Term Lenders of such Class at such time. For purposes of this definition, the amount of Revolving Exposures, unused Revolving Commitments and Term Loan Exposures of any Class shall be determined by excluding the Revolving Exposure, unused Revolving Commitment and Term Loan Exposure of such Class of any Defaulting Lender.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to fully and timely perform their obligations under the Credit Documents or (c) the rights, remedies and benefits, taken as a whole, available to, or conferred upon, any Agent, any Arranger, any Issuing Bank, any Lender or any Secured Party under the Credit Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Credit Documents), or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $10,000,000 or more. In the case of any Material Indebtedness that is a Guarantee of any other Indebtedness, each reference to “Material Indebtedness” shall be deemed to include a reference to such Guaranteed Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Real Estate Asset” means each Real Estate Asset owned in fee by a Credit Party that, together with the improvements thereon and all contiguous and all related parcels and the improvements thereon (whether owned or leased), has a fair value, as of the Closing Date or as of the time of the acquisition thereof, of greater than $2,500,000.

“Material Subsidiary” means each Restricted Subsidiary (a) the consolidated total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 2.5% or more of the Consolidated Total Assets or (b) the consolidated revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 2.5% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the end of or for the most recent Test Period; provided that if at the end of or for any such most recent Test Period the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 5.0% of the Consolidated Total Assets or 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order (largest to smallest) based on the amounts (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) of their consolidated total assets or consolidated revenues, as the case may be, until such excess(es) shall have been eliminated; provided further that the Borrower may specify any wholly owned Domestic Subsidiary to be a Material Subsidiary, irrespective of whether such Subsidiary meets the requirements set forth under clause (a) or (b) above.

“Maturity Date” means the Revolving Maturity Date, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Incremental Term Loan Maturity Date with respect to the Incremental Term Loans of any Class, the Extended/Modified Term Loan Maturity Date with respect to the Extended/Modified Term Loans of any Class or the Refinancing Term Loan Maturity Date with respect to the Refinancing Term Loans of any Class, as the context requires.

“Merger Sub” as defined in the recitals hereto.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto that is a nationally recognized rating agency.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Material Real Estate Asset in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the Cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds received in respect of such event, including any Cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses (including any underwriting discounts and commissions) paid in connection with such event by the Borrower or any Restricted Subsidiary to Persons that are not Affiliates of the Borrower or any Restricted Subsidiary, (ii) in the case of any Disposition of assets or Insurance/Condemnation Event, (A) the amount of all payments (including in respect of principal, accrued interest and premiums) required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness of the Borrower or the Restricted Subsidiaries of the types referred to in clauses (a) through (e) of the definition of “Indebtedness” (other than Loans, Permitted Credit Agreement Refinancing Indebtedness, Permitted Incremental Equivalent Indebtedness and any Indebtedness owed to the Borrower or any Subsidiary) secured by the assets subject thereto and (B) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower or any Restricted Subsidiary, and the amount of any reserves established by the Borrower or any Restricted Subsidiary in conformity with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurs or the immediately succeeding year and that are directly attributable to the occurrence of such event and (iii) in the case of any proceeds from any Disposition of assets or Insurance/Condemnation Event affecting the assets of a Restricted Subsidiary that is not a wholly owned Subsidiary, the portion of such proceeds received by such Restricted Subsidiary attributable to the noncontrolling interests in such Restricted Subsidiary, in each case as determined reasonably and in good faith by a Financial Officer of the Borrower. For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(ii)(B) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities for which such reserve has been established, be deemed to be receipt, on the date of such reduction, of Cash proceeds in respect of such event.

“Non-Defaulting Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note issued to any Lender pursuant to Section 2.7(c).

“Nutrisystem” as defined in the recitals hereto.

“Nutrisystem Acquisition” as defined in the recitals hereto.

“Nutrisystem Acquisition Agreement” as defined in the recitals hereto.

“Obligations” means (a) all obligations of every nature of each Credit Party under this Agreement and the other Credit Documents, whether for principal, interest (including default interest accruing pursuant to Section 2.10 and interest (including such default interest) that would continue to accrue pursuant to Credit Documents on any such obligation after the commencement of any proceeding under Debtor Relief Laws with respect to any Credit Party, whether or not such interest is allowed or allowable against such Credit Party in any such proceeding), reimbursement of amounts drawn under Letters of Credit, fees (including prepayment fees), expenses, indemnification or otherwise, (b) all Specified Hedge Obligations, excluding, with respect to any Guarantor, Excluded Swap Obligations and (c) all Specified Cash Management Services Obligations.

“Obligations Guarantee” means the Guarantee of the Obligations created under Section 7.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Open Market Purchases” as defined in Section 10.6(i)(ii).

“Organizational Documents” means (a) with respect to any corporation or company, its charter or certificate or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Indebtedness” as defined in the definition of the term “Refinancing Indebtedness”.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Secured Indebtedness, an intercreditor agreement, in form and substance reasonably satisfactory to the General Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Pari Passu Secured Indebtedness.

“Participant Register” as defined in Section 10.6(g).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its wholly owned Restricted Subsidiaries; provided that:

(a) (i) in the case of any Acquisition of Equity Interests in a Person, each of such Person and its Subsidiaries will become a Restricted Subsidiary (or will be merged or consolidated with or into the Borrower or a Restricted Subsidiary, with the continuing or surviving Person being the Borrower (in the case of any such transaction involving the Borrower) or a Restricted Subsidiary) and (ii) in the case of any Acquisition of other assets, such assets will be owned by the Borrower or a Restricted Subsidiary;

(b) all actions required to be taken with respect to such Person or such assets, as the case may be, in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” (subject to the discretion of the Collateral Agent set forth in such definition) shall have been taken (or arrangements for the taking of such actions satisfactory to the Collateral Agent shall have been made) (it being understood that all other requirements set forth in such definition that are applicable to such Acquisition shall be required to be satisfied in accordance with (and within the time periods provided in) Sections 5.10 and 5.11);

(c) the aggregate amount of Acquisition Consideration paid in connection with all Permitted Acquisitions shall not exceed $150,000,000;

(d) the business of any such acquired Person, or such acquired assets, as the case may be, constitute a business permitted under Section 6.11; and

(e) immediately prior and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; provided that, in the case of any Limited Conditionality Transaction, at the election of the Borrower, the condition set forth in this clause (e) may be tested in accordance with Section 1.5.

“Permitted Credit Agreement Refinancing Indebtedness” means Indebtedness permitted under Section 6.1(i).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not delinquent by more than 30 days or are being contested in compliance with Section 5.3, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), arising in the ordinary course of business and securing obligations that are not delinquent by more than 30 days or are being contested in good faith by appropriate proceedings promptly and diligently conducted, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) in the ordinary course of business to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than capital leases), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), surety and appeal bonds, performance bonds and other obligations of a like nature and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(h);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances affecting, or minor defects or irregularities in, title to real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(g) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(h) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located;

(i) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(j) Liens arising by virtue of precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than any capital lease), license or sublicense or concession agreement permitted by this Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) deposits of Cash with the owner or lessor of premises leased and operated by the Borrower or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(n) Liens that are contractual rights of set-off;

(o) Liens in favor of the United States of America or any department or agency thereof, in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States of America, or of any political subdivision thereof, and in each case, resulting from acceptance of partial progress advance or other payments in the ordinary course of business under government contracts of the United States of America, or of any state government or political subdivision thereof, or subcontracts thereunder;

(p) Liens of (i) a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry; and

(q) leases, licenses, subleases or sublicenses not prohibited by this Agreement that are granted to others in the ordinary course of business and that do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing letters of credit, bank guarantees and similar instruments.

“Permitted Incremental Equivalent Indebtedness” means Indebtedness permitted under Section 6.1(h).

“Permitted Intercreditor Agreement” means any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor Agreement.

“Permitted Junior Lien Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any other Credit Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured term loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a basis that is junior and subordinate to the Liens on the Collateral securing the Obligations and is not secured by any assets of the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Person other than the Credit Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement, providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided that if such Indebtedness is the initial Permitted Junior Lien Secured Indebtedness incurred by the Borrower and the other Credit Parties, then the Borrower and the other Credit Parties shall have executed and delivered the Junior Lien Intercreditor Agreement (or an acknowledgement thereof in the form specified therein) and the Collateral Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the Junior Lien Intercreditor Agreement. It is understood and agreed that, notwithstanding the final paragraph of Section 6.1, Permitted Junior Lien Secured Indebtedness may only be incurred and outstanding in reliance on Section 6.1(h) or 6.1(i).

“Permitted Lien” means any Lien permitted by Section 6.2.

“Permitted Pari Passu Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any other Credit Party in the form of one or more series of senior secured notes, bonds or debentures or senior secured term loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies) and is not secured by any assets of the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Person other than the Credit Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies); provided that if such Indebtedness is the initial Permitted Pari Passu Secured Indebtedness incurred by the Borrower and the other Credit Parties, then the Borrower and the other Credit Parties shall have executed and delivered the Pari Passu Intercreditor Agreement (or an acknowledgement thereof in the form specified therein) and the Collateral Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the Pari Passu Intercreditor Agreement. It is understood and agreed that, notwithstanding the final paragraph of Section 6.1, Permitted Pari Passu Secured Indebtedness may only be incurred and outstanding in reliance on Section 6.1(h) or 6.1(i).

“Permitted Unsecured Indebtedness” means any Indebtedness of the Borrower and/or any other Restricted Subsidiary in the form of one or more series of unsecured senior or subordinated notes, bonds or debentures or unsecured senior or subordinated term loans; provided that such Indebtedness is not secured by any Liens on any assets of the Borrower or any Subsidiary. It is understood and agreed that, notwithstanding the final paragraph of Section 6.1, Permitted Unsecured Indebtedness may only be incurred and outstanding in reliance on Section 6.1(h) or 6.1(i).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plan Asset Regulations” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another similar website or other information platform.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the date hereof, among the Borrower, the other Credit Parties and the Collateral Agent, substantially in the form of Exhibit J.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in this Agreement at such time.

“Prime Rate” means the rate of interest announced, from time to time, by the Applicable Facility Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and the Subsidiaries that is not Public-Side Information.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to any Pro Forma Event, that such Pro Forma Event and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Pro Forma Event, (i) in the case of a Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary, a Disposition that otherwise results in a Restricted Subsidiary ceasing to be a Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of an Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Restricted Subsidiary or a designation of a Subsidiary as a Restricted Subsidiary, shall be included, (b) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness in connection therewith and (c) any incurrence or assumption by the Borrower or any of the Restricted Subsidiaries of any Indebtedness in connection therewith, and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination (taking into account any hedging obligation applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” in respect of any Pro Forma Event shall be calculated in a reasonable and factually supportable manner by the Borrower.

“Pro Forma Event” means (a) any Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment, (b) any Disposition, (c) any incurrence or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness, (d) any Restricted Payment, (e) the Transactions and (f) any other transaction, in each case under the foregoing clauses, where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Agreement, requires that a financial covenant or test be calculated on a Pro Forma Basis after giving Pro Forma Effect to such transaction.

“Pro Forma Financial Statements” means the consolidated balance sheet and related statement of operations of the Borrower as of and for the Fiscal Year ended December 31, 2018, prepared after giving Pro Forma Effect to the Transactions as if (a) with respect to the balance sheet, the Nutrisystem Acquisition occurred on December 31, 2018, and (b) with respect to the statement of operations, the Nutrisystem Acquisition occurred on January 1, 2017.

“Pro Rata Share” means, with respect to any Lender, at any time, (a) when used in reference to payments, computations and other matters relating to the Tranche A Term Loans or Tranche A Term Borrowings, the percentage obtained by dividing (i) the Tranche A Term Loan Exposure of such Lender at such time by (ii) the aggregate Tranche A Term Loan Exposure of all the Lenders at such time, (b) when used in reference to payments, computations and other matters relating to the Tranche B Term Loans or Tranche B Term Borrowings, the percentage obtained by dividing (i) the Tranche B Term Loan Exposure of such Lender at such time by (ii) the aggregate Tranche B Term Loan Exposure of all the Lenders at such time, (c) when used in reference to payments, computations and other matters relating to Term Lenders, Term Loan Commitments, Term Loans or Term Borrowings of any other Class, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender with respect to such Class at such time by (ii) the aggregate Term Loan Exposure of all the Lenders with respect to such Class at such time, (d) when used in reference to payments, computations and other matters relating to the Revolving Lenders, Revolving Commitments, Revolving Loans, Revolving Borrowings, Swing Line Loans or participations therein,

Letters of Credit or participations therein or Letter of Credit Usage, the percentage obtained by dividing (i) the Revolving Commitment of such Lender at such time by (ii) the aggregate Revolving Commitments of all the Lenders at such time, provided that if the Revolving Commitments have terminated or expired, the Pro Rata Share under this clause (d) shall be determined based upon the Revolving Exposure of such Lender, and (e) when used for any other purpose (including under Section 9.6), the percentage obtained by dividing (i) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Term Loan Exposure of each other Class of Term Loans and the Revolving Commitments of such Lender at such time by (ii) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Term Loan Exposure of each such other Class of Term Loans and the aggregate Revolving Commitments of all the Lenders at such time; provided that if the Revolving Commitments have terminated or expired, the Pro Rata Share under this clause (d) shall be determined based upon the Revolving Exposure of such Lender.

“Projections” means the projections of the Borrower and the Restricted Subsidiaries for the Fiscal Year 2019 and for each Fiscal Year thereafter through and including Fiscal Year 2023.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means information that is either (i) publicly available or (ii) not material information for purposes of United States federal, state or other applicable securities laws.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means any interest (fee, leasehold or otherwise) owned by any Credit Party in any real property.

“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Refinancing Commitment” means a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the General Administrative Agent and the Applicable Facility Agent, among the Borrower, the General Administrative Agent, the Applicable Facility Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.26.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount not greater than accrued and unpaid interest, fees and premiums (if any) on such Original Indebtedness, any original issue discount applicable to such Refinancing Indebtedness, any unused commitments in respect of such Original Indebtedness (only if and to the extent that, had such Original Indebtedness been incurred under such commitments at the time such Refinancing Indebtedness is incurred, it would have been permitted hereunder) and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness (other than as a result of an acceleration of any such stated maturity upon an event of default or a voluntary termination by the Borrower or any Restricted Subsidiary of any commitments to extend credit in respect thereof); (c) the weighted average life to maturity of such Refinancing Indebtedness shall not be shorter than the remaining weighted average life to maturity of such Original Indebtedness (and, for purposes of determining the weighted average life to maturity of such Original Indebtedness, the effects of any prepayments made prior to the date of the determination shall be disregarded); (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary that shall not have been (or, in the case of after-acquired Restricted Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness (and shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower if the Borrower was not an obligor in respect of such Original Indebtedness); (e) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; (f) if such Original Indebtedness shall be Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness, then (i) such Refinancing Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (ii) if such Original Indebtedness was Permitted Pari Passu Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness and (iii) if such Original Indebtedness was Permitted Junior Lien Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Junior Lien Secured Indebtedness and (g) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness or, to the extent such assets would have been required to secure such Original Indebtedness pursuant to the terms thereof, that are proceeds and products of, or after-acquired property that is affixed or incorporated into, the assets that secured such Original Indebtedness.

“Refinancing Lenders” means the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans” means the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments” as defined in Section 2.26(a).

“Refinancing Revolving Lender” as defined in Section 2.26(a).

“Refinancing Revolving Loans” as defined in Section 2.26(a).

“Refinancing Term Lender” as defined in Section 2.26(a).

“Refinancing Term Loans” as defined in Section 2.26(a).

“Refinancing Term Loan Commitments” as defined in Section 2.26(a).

“Refinancing Term Loan Maturity Date” means, with respect to Refinancing Term Loans of any Class, the scheduled date on which such Refinancing Term Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors.

“Regulation T” means Regulation T of the Board of Governors.

“Regulation U” means Regulation U of the Board of Governors.

“Regulation X” means Regulation X of the Board of Governors.

“Reimbursement Date” as defined in Section 2.4(d).

“Related Fund” means, with respect to any Lender that is a bona fide diversified debt investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, officers, directors, employees, agents, advisors, controlling persons, members, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or from, under, within or upon any building, structure, facility or fixture.

“Repricing Event” means, with respect to any Tranche A Term Loan or Tranche B Term Loan, (a) any prepayment or repayment of such Tranche A Term Loan or Tranche B Term Loan, as applicable, with the proceeds of, or made in connection with the incurrence of, any Indebtedness secured on a pari passu basis by any Lien on any asset of any Credit Party that has a Weighted Average Yield that is lower than the Weighted Average Yield of such Tranche A Term Loan or Tranche B Term Loan, as applicable, at the time of such prepayment or repayment and (b) any amendment or other modification of this Agreement that, directly or indirectly, reduces the Weighted Average Yield of such Tranche Loan A Term Loan or Tranche B Term Loan, as applicable.

“Requisite Lenders” means, at any time, Lenders having or holding Revolving Exposure, unused Revolving Commitments, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Term Loan Exposure of any other Class collectively representing more than 50% of the sum of the Revolving Exposure, unused Revolving Commitments, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Term Loan Exposure of each such other Class of all the Lenders at such time. For purposes of this definition, the amount of Revolving Exposure, unused Revolving Commitment, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Term Loan Exposure of any other Class shall be determined by excluding the Revolving Exposure, unused Revolving Commitment, Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Term Loan Exposure of each such other Class of any Defaulting Lender.

“Requisite Revolving Lenders” means, at any time, Lenders having or holding Revolving Exposure and unused Revolving Commitments collectively representing more than 50% of the sum of the Revolving Exposure and unused Revolving Commitments of all the Lenders at such time. For purposes of this definition, the amount of Revolving Exposure and unused Revolving Commitment shall be determined by excluding the Revolving Exposure and unused Revolving Commitment of any Defaulting Lender.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect (whether in Cash, Securities or other property), with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment or distribution, direct or indirect (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of any redemption, retirement, purchase, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Restricted Subsidiary and (c) any payment or other distribution, direct or indirect (whether in Cash, Securities or other property) of or in respect of principal of or interest or premium on any Junior Indebtedness, or any payment or other distribution (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, purchase, acquisition, defeasance (including in-substance or legal defeasance), exchange, conversion, cancelation or termination of any Junior Indebtedness.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Resulting Revolving Borrowings” as defined in Section 2.24(d).

“Retained ECF Percentage” means, with respect to any Fiscal Year, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Fiscal Year.

“Returns” means (a) with respect to any Investment in the form of a loan or advance, the repayment to the investor of principal thereof in (or that has been converted into) Cash or Cash Equivalents and (b) with respect to any other Investment, any return of capital in respect of such Investment received by the investor in (or that has been converted into) Cash or Cash Equivalents.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans or Swing Line Loans.

“Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder. The initial amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 2.1 or in the applicable Assignment Agreement or an Incremental Facility Agreement, as applicable, subject to any increase or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $125,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earlier to occur of (a) the Revolving Maturity Date and (b) the date on which all the Revolving Commitments are terminated or permanently reduced to zero pursuant hereto.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Loans of such Lender outstanding at such time, (b) such Lender’s applicable Pro Rata Share of the Letter of Credit Usage at such time and (c) such Lender’s applicable Pro Rata Share of the aggregate principal amount of the Swing Line Loans outstanding at such time.

“Revolving Facility” means the revolving credit facility established under this Agreement, including the Revolving Borrowings, the Revolving Commitments, the Revolving Loans, the Letter of Credit Issuing Commitments, the Letters of Credit and the Swing Line Loans.

“Revolving Facility Agent” means SunTrust, in its capacity as administrative agent for the Lenders and Issuing Banks hereunder and under the other Credit Documents with respect to the Revolving Facility, and its successors in such capacity as provided in Section 9.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2(a).

“Revolving Maturity Date” means the date that is five years after the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day).

“Rollover Indebtedness” means Indebtedness of any Credit Party issued to any Lender in lieu of such Lender’s applicable Pro Rata Share of any prepayment of any Borrowing made pursuant to Section 2.13(a)(i).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary Disposes of such property to any Person and the Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property Disposed of, from such Person or its Affiliates.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the US Department of State, the US Department of Treasury (including OFAC), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Department of Foreign Affairs, Trade and Development (Canada) or any other applicable sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Territory or (c) any Person controlled or 50% or more owned by any such Person or Persons described in clause (a) or (b) above.

“Sanctioned Territory” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions” as defined in Section 4.22.

“Sanctions Laws” as defined in Section 4.22.

“SEC” means the United States Securities and Exchange Commission.

“Secured Net Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933.

“Solvency Certificate” means a Solvency Certificate executed by the chief financial officer of the Borrower, substantially in the form of Exhibit K.

“Solvent” means, with respect to the Borrower and the Restricted Subsidiaries, on a consolidated basis, that as of the date of determination, (a) the sum of the debt and other liabilities (including contingent liabilities) of the Borrower and the Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, (b) the capital of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as conducted or proposed to be conducted, on a consolidated basis, (c) the Borrower and the Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts and liabilities (including contingent liabilities), on a consolidated basis, beyond the ability of the Borrower and the Restricted Subsidiaries, on a consolidated basis, to pay such debts and liabilities as they become due (whether at maturity or otherwise) and (d) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under Debtor Relief Laws and applicable laws relating to preferences, fraudulent transfers and conveyances or transfers undervalue. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Specified Agents” means, collectively, the General Administrative Agent, the Term Facility Agent and the Revolving Facility Agent.

“Specified Cash Management Services Agreement” means any agreement relating to Cash Management Services that is entered into between the Borrower or any Restricted Subsidiary and a Cash Management Services Provider.

“Specified Cash Management Services Obligations” means all obligations of every nature of the Borrower and each Restricted Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided under any Specified Cash Management Services Agreement, including obligations for interest (including interest that would continue to accrue pursuant to such Specified Cash Management Services Agreement on any such obligation after the commencement of any proceeding under Debtor Relief Laws with respect to the Borrower or any Restricted Subsidiary, whether or not such interest is allowed or allowable against the Borrower or such Restricted Subsidiary in any such proceeding), fees, expenses, indemnification or otherwise.

“Specified Hedge Obligations” means, with respect to each Hedge Agreement in respect of interest rates or foreign currency exchange rates that (a) is with a counterparty that is, or was on the Closing Date, an Agent, an Arranger, an Issuing Bank or any Affiliate of any of the foregoing, whether or not such counterparty shall have been an Agent, an Arranger, an Issuing Bank or any Affiliate of any of the foregoing at the time such Hedge Agreement was entered into, (b) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) is entered into after the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedge Agreement is entered into, all obligations of every nature of the Borrower or any Restricted Subsidiary under such Hedge Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)), including obligations for interest (including interest that would continue to accrue pursuant to such Hedge Agreement on any such obligation after the commencement of any proceeding under Debtor Relief Laws with respect to the Borrower or any Restricted Subsidiary, whether or not such interest is allowed or allowable against the Borrower or such Restricted Subsidiary in any such proceeding), payments for early termination of such Hedge Agreement, fees, expenses, indemnification or otherwise.

“Specified Permitted Indebtedness Documentation Requirements” means, with respect to any Indebtedness, the requirements that the terms of such Indebtedness (excluding amortization, interest rates (whether fixed or floating), interest margins, benchmark rate floors, fees, funding discounts, original issue discounts and prepayment or redemption terms (including “no call” terms and other restrictions thereunder) and premiums) are, when taken as a whole, either (a) not materially more favorable to the lenders or holders providing such Indebtedness than those applicable under this Agreement when taken as a whole (other than terms benefitting such lenders or holders (i) where this Agreement is amended to include such beneficial terms for the benefit of all Lenders or (ii) applicable only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness) or (b) otherwise on current market terms for such type of Indebtedness; provided that a written notice by the Borrower delivered to the General Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy such requirement unless the General Administrative Agent notifies the Borrower in writing within such five Business-Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further that such Indebtedness shall not include any Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders.

“Specified Representations” means the representations and warranties set forth in Sections 4.1(a), 4.1(b), 4.3, 4.4 (in the case of Sections 4.1(b), 4.3 and 4.4, with respect to the entering into, borrowing under, guaranteeing under, performance of, and granting of Liens in the Collateral pursuant to the Credit Documents), 4.14, 4.15, 4.17, 4.20 (subject, as it relates to the creation, validity and perfection of the security interests in the Collateral, to Section 3.1(d)(ii) and the last sentence of Section 3.1) and 4.22 (limited, in the case of Sanctions Laws and Anti-Corruption Laws, to the use of proceeds of the Loans and Letters of Credit).

“Subordinated Indebtedness” of any Person means Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

“SunTrust” as defined in the preamble hereto.

“Supplemental Collateral Questionnaire” means a certificate in the form of Exhibit L or any other form approved by the Collateral Agent.

“Swap Obligation” as defined in the definition of the term “Excluded Swap Obligation”.

“Swing Line Borrowing” means a Borrowing comprised of Swing Line Loans.

“Swing Line Lender” means SunTrust Bank, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a loan made by the Swing Line Lender to the Borrower pursuant to Section 2.3.

“Swing Line Rate” means (a) the Base Rate plus the Applicable Rate for Base Rate Loans, (b) the Adjusted Eurodollar Rate plus the Applicable Rate for Eurodollar Rate Loans or (c) such other interest rate as may be agreed by the Swing Line Lender and the Borrower, as set forth in a Funding Notice delivered pursuant to Section 2.3(b)(ii).

“Swing Line Sublimit” means $35,000,000.

“Syndication Agent” means SunTrust Bank, in its capacity as syndication agent hereunder and under the other Credit Documents, and its successors in such capacity as provided in Section 9.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Facility” means the term loan facilities established under this Agreement, including the Term Borrowings, the Term Commitments and the Term Loans.

“Term Facility Agent” means Credit Suisse, in its capacity as administrative agent hereunder and under the other Credit Documents with respect to the Term Facility, and its successors in such capacity as provided in Section 9.

“Term Lender” means a Lender with a Term Loan Commitment or a Term Loan.

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan, an Incremental Term Loan of any Class, an Extended/Modified Term Loan of any Class or a Refinancing Term Loan of any Class.

“Term Loan Commitment” means a Tranche A Term Loan Commitment, a Tranche B Term Loan Commitment, an Incremental Term Loan Commitment of any Class or a Refinancing Term Loan Commitment of any Class.

“Term Loan Exposure” means, with respect to any Lender, for any Class of Term Loan Commitments or Term Loans at any time, (a) prior to the making of the Term Loans of such Class, the Term Loan Commitment of such Class of such Lender at such time and (b) after the making of the Term Loans of such Class, the aggregate principal amount of the Term Loans of such Class of such Lender at such time.

“Test Period” means, for any date of determination, the most recent period of four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, prior to the first delivery of any such financial statements, the period of four consecutive Fiscal Quarters ending with the last Fiscal Quarter included in the Historical Financial Statements).

“TLA Amount” means, as of any date of determination, an amount equal to $450,000,000.

“TLA Term Loans” means (a) the Tranche A Term Loans, (b) any Incremental Tranche A Term Loans and (c) any other Class of Term Loans that has scheduled amortization of 5.00% or more per annum or a final maturity of five years or less from the date of incurrence thereof.

“Total Net Leverage Ratio” means the ratio, as of any date, of (a) Consolidated Total Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Total Revolving Commitments” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders in effect at such time.

“Total Utilization of Revolving Commitments” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans and all Swing Line Loans outstanding at such time and (b) the Letter of Credit Usage at such time.

“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.

“Tranche A Term Loan” means a term loan made by a Lender to the Borrower pursuant to Section 2.1(a)(i).

“Tranche A Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Tranche A Term Loan Commitment, if any, is set forth on Schedule 2.1 or in the Assignment Agreement pursuant to which such Lender shall have assumed its Tranche A Term Loan Commitment. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $350,000,000.

“Tranche A Term Loan Exposure” means, with respect to any Lender at any time, (a) prior to the making of Tranche A Term Loans hereunder, the Tranche A Term Loan Commitment of such Lender at such time and (b) after the making of Tranche A Term Loans hereunder, the aggregate principal amount of the Tranche A Term Loans of such Lender outstanding at such time.

“Tranche A Term Loan Maturity Date” means the date that is five years after the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day).

“Tranche B Term Borrowing” means a Borrowing comprised of Tranche B Term Loans.

“Tranche B Term Loan” means a term loan made by a Lender to the Borrower pursuant to Section 2.1(a)(ii).

“Tranche B Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Tranche B Term Loan Commitment, if any, is set forth on Schedule 2.1 or in the Assignment Agreement pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $830,000,000.

“Tranche B Term Loan Exposure” means, with respect to any Lender at any time, (a) prior to the making of Tranche B Term Loans hereunder, the Tranche B Term Loan Commitment of such Lender at such time and (b) after the making of Tranche B Term Loans hereunder, the aggregate principal amount of the Tranche B Term Loans of such Lender outstanding at such time.

“Tranche B Term Loan Maturity Date” means the date that is seven years after the Closing Date (or, if such date is not a Business Day, the immediately preceding Business Day).

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, any premiums, payments, penalties and write-offs paid), or made in connection with, the Financing Transactions, the Closing Date Refinancing and the Nutrisystem Acquisition.

“Transactions” means (a) the Financing Transactions, (b) the Closing Date Refinancing, (c) the Nutrisystem Acquisition and (d) the payment of the Transaction Costs.

“Transformative Acquisition” means an Acquisition that is not a Permitted Acquisition.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate, the Base Rate or the Swing Line Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unrestricted Cash” means, on any date, Cash and Cash Equivalents (excluding, for the avoidance of doubt, Cash and Cash Equivalents representing “Funds held for merchants” and “Expected merchant funds” as would be reflected on a consolidated balance sheet of the Borrower prepared as of such date in conformity with GAAP) owned on such date by the Borrower or any Restricted Subsidiary, as reflected on a balance sheet prepared as of such date in conformity with GAAP (but only to the extent the number reflected is a positive number), provided that (a) such Cash and Cash Equivalents do not appear

(and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP and (b) such Cash and Cash Equivalents are free and clear of all Liens, other than (i) nonconsensual Liens permitted by Section 6.2 (including clause (a) of the definition of the term “Permitted Encumbrances”), (ii) Liens referred to in clause (i) of the definition of the term “Permitted Encumbrances”, (iii) Liens created under the Credit Documents and (iv) Liens securing any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary in the manner provided below and not subsequently redesignated as a “Restricted Subsidiary” in the manner provided below and (b) each Subsidiary of an Unrestricted Subsidiary.

The Borrower may designate any Subsidiary (other than the Borrower and any Subsidiary that is direct or indirect parent company of the Borrower) to be an “Unrestricted Subsidiary” by delivering to the General Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such designation and certifying that such designated Subsidiary satisfies the requirements set forth in this definition (and including reasonably detailed calculations demonstrating satisfaction of the requirement in clause (b) below); provided that no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving Pro Forma Effect to such designation, the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed the maximum Total Net Leverage Ratio permitted under the financial covenant set forth in Section 6.7, (c) such Subsidiary does not own any Equity Interests in any of the Restricted Subsidiaries, (d) each Subsidiary of such Subsidiary has been designated as (and, for so long as it is a Subsidiary of the Borrower, continues as) an “Unrestricted Subsidiary” in accordance with this definition, (e) the Investments in such Unrestricted Subsidiary by the Borrower and the Restricted Subsidiaries (including, after giving effect to the next sentence, those resulting from such designation) are permitted under Section 6.6, (f) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness and (g) no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary. Upon the designation of any Subsidiary as an Unrestricted Subsidiary, the Borrower and the Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal at the time of such designation to the fair value of such Subsidiary (as determined reasonably and in good faith by a Financial Officer of the Borrower). The Borrower shall cause each Unrestricted Subsidiary to satisfy at all times the requirements set forth in clauses (c) and (f) above.

The Borrower may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the General Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such redesignation and certifying that such redesignation satisfies the requirements set forth in this paragraph; provided that (a) no Default or Event of Default has occurred and is continuing or would result therefrom and (b) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of any Indebtedness, Liens and Investments of such Subsidiary existing at such time.

“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any balance sheet or statement of comprehensive income, shareholders’ equity or cash flows of the Borrower, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code, and any disregarded entity (for US federal income tax purposes) owned by such Person.

“US Tax Compliance Certificate” as defined in Section 2.20(g)(ii)(B)(3).

“Weighted Average Yield” means, at any time, with respect to any Loan or other Indebtedness, the weighted average yield to stated maturity of such Loan or other Indebtedness based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount with respect thereto payable to the Lenders or other applicable creditors advancing such Loan or other Indebtedness (but not any arrangement fees, structuring fees, commitment fees, underwriting fees or other fees not paid generally to all such Lenders or other applicable creditors, and excluding any ticking or amendment fees paid with respect to such Loans or other Indebtedness) (in each case, with upfront or similar fees being deemed to constitute like amounts of original issue discount, and such fees and original issue discount being equated to interest margins in a manner consistent with accepted financial practice based on an assumed life to maturity of the lesser of four years and the remaining term of such Loan or other Indebtedness) and to any interest rate “floor”. For purposes of determining the Weighted Average Yield of any floating rate Indebtedness at any time, the rate of interest applicable to such Indebtedness at such time shall be assumed to be the rate applicable at all times prior to maturity; provided that appropriate adjustments shall be made for any scheduled changes in rates of interest provided for in the documents governing such Indebtedness. Determinations of the Weighted Average Yield of any Loans shall be made by the Term Facility Agent at the request of the Borrower and in a manner determined by the Term Facility Agent to be consistent with accepted financial practice, and any such determination shall be presumed correct, absent manifest error.

“wholly owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned Subsidiary of such Person or any combination thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. Accounting Terms; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with GAAP as in effect from time to time; provided that (a) if the Borrower, by notice to the General Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if any Specified Agent or the Requisite Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change to GAAP as a result of the adoption of Financial Accounting Standards Board Accounting Standards Codification 842 – Leases (ASC 842), or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP prior to the effectiveness of ASC 842. It is understood and agreed that when any term of an accounting or financial nature refers to a determination being made on a “consolidated basis”, when such reference is made with respect to the Borrower and the Restricted Subsidiaries (or any Restricted Subsidiary and its Restricted Subsidiaries), such determination shall exclude from such consolidation the accounts of the Unrestricted Subsidiaries.

(b) All computations required to be made hereunder giving effect to any Acquisition, Disposition or other Pro Forma Event shall be calculated after giving Pro Forma Effect thereto (and, in the case of any computations made hereunder to determine whether such Acquisition, Disposition or other Pro Forma Event is permitted to be consummated hereunder, to any other such Pro Forma Event consummated since the first day of the period covered by any component of such Pro Forma Computation and on or prior to the date of such computation) as if such Pro Forma Event occurred on the first day of the relevant Test Period.

(c) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including Section 6.7, any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Interest Coverage Ratio test, the amount of Consolidated Adjusted EBITDA and/or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.5), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Section 1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article or a Section of, or a Schedule or an Exhibit to, this Agreement, unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including Cash, Securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Credit Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or any self-regulating entity, shall be construed to include any other Governmental Authority or entity that shall have succeeded to any or all functions thereof, and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Terms defined in the UCC as in effect in the State of New York on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.

Section 1.4. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Rate Loan” or “Eurodollar Rate Borrowing”) or by Class and Type (e.g., a “Eurodollar Rate Revolving Loan” or “Eurodollar Rate Revolving Borrowing”).

Section 1.5. Conditionality Testing Date. Solely for purposes of determining compliance with any provision of this Agreement (including compliance with the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio or any other financial metric, the absence of any Default or Event of Default and the accuracy of any representation or warranty) that expressly permits such compliance to be determined or tested in accordance with the provisions of this Section 1.5 in connection with a Limited Conditionality Transaction (but, for the avoidance of doubt, not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself), the date of determination of compliance with such provision shall, at the option of the Borrower and upon delivery to the Specified Agents by the Borrower on or prior to the applicable LCT Test Date of a notice to that effect, be the date on which the definitive agreements for such Limited Conditionality Transaction are entered into (the “LCT Test Date”), with such determination to give effect on a Pro Forma Basis to such Limited Conditionality Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date. For the avoidance of doubt, if the Borrower has exercised such option and any of the ratios, financial metrics or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded (or, in the case of the Interest Coverage Ratio, are less than the required ratio) as a result of fluctuations in any such ratio, financial metric or amount, including due to fluctuations in Consolidated Adjusted EBITDA, at or prior to the consummation of the Limited Conditionality Transaction, such ratio, financial metric or amount will be deemed not to have been exceeded (or, in the case of the Interest Coverage Ratio, will not be deemed to be less than the required ratio) as a result of such fluctuations solely for purposes of determining whether such provision has been satisfied in connection with such Limited Conditionality Transaction. If the Borrower has exercised such option in connection with any Limited Conditionality Transaction, then, in connection with any subsequent calculation of ratios, financial metrics or amounts (but, for the avoidance of doubt, not for purposes of determining whether the Borrower has actually complied with Section 6.7 itself) on or following the relevant LCT Test Date and prior to the earlier of (a) the date on which such Limited Conditionality Transaction is consummated and (b) the date that the definitive agreements for such Limited Conditionality Transaction are terminated or expire without consummation of such Limited Conditionality Transaction (with the Borrower agreeing to provide the Specified Agents with prompt notice thereof), any such ratio, financial metric or basket shall be calculated on a Pro Forma Basis assuming such Limited Conditionality Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

Section 1.6. Divisions. For all purposes of the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2. LOANS AND LETTERS OF CREDIT

Section 2.1. Term Loans. (a) Term Loan Commitments. (i) Subject to the terms and conditions hereof, each Lender agrees to make, on the Closing Date, a term loan to the Borrower in Dollars in a principal amount not to exceed such Lender’s Tranche A Term Loan Commitment. Amounts borrowed pursuant to this Section 2.1(a) that are repaid or prepaid may not be reborrowed. Each Lender’s Tranche A Term Loan Commitment shall terminate immediately and without any further action upon the making of a Tranche A Term Loan, as applicable, by such Lender or, if earlier, at 6:00 p.m. (New York City time) on the Closing Date.

(ii) Subject to the terms and conditions hereof, each Lender agrees to make, on the Closing Date, a term loan to the Borrower in Dollars in a principal amount not to exceed such Lender’s Tranche B Term Loan Commitment. Amounts borrowed pursuant to this Section 2.1(a) that are repaid or prepaid may not be reborrowed. Each Lender’s Tranche B Term Loan Commitment shall terminate immediately and without any further action upon the making of a Tranche B Term Loan, as applicable, by such Lender or, if earlier, at 6:00 p.m. (New York City time) on the Closing Date.

(iii) Additional Classes of Term Loan Commitments may be established as provided in Section 2.24 or 2.26, and the Term Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth in, such Section.

(b) Borrowing Mechanics for Term Loans.

(i) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Class and Type made by the Lenders of such Class proportionately to their applicable Pro Rata Shares. At the commencement of each Interest Period for any Eurodollar Rate Term Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess of such amount; provided that a Eurodollar Rate Term Borrowing that results from a continuation of an outstanding Eurodollar Rate Term Borrowing may be in an aggregate amount that is equal to the amount of such outstanding Borrowing. At the time each Base Rate Term Borrowing is made, such Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess of such amount; provided that such Borrowing may be in an aggregate amount that is equal to the entire remaining balance of the Term Loan Commitment.

(ii) To request a Term Borrowing, the Borrower shall deliver to the Term Facility Agent a fully completed and executed Funding Notice (A) in the case of a Eurodollar Rate Term Borrowing, not later than 2:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day) and (B) in the case of a Base Rate Term Borrowing, not later than 12:00 noon (New York City time) on the proposed Credit Date (which shall be a Business Day) (or, in each case, with respect to any Borrowing of Incremental Term Loans or Refinancing Term Loans, not later than such other time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement). Promptly upon receipt by the Term Facility Agent of a Funding Notice in accordance with this paragraph, the Term

Facility Agent shall notify each Term Lender of the applicable Class of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Term Borrowing. Following delivery of a Funding Notice for a Eurodollar Rate Term Borrowing, any failure to make such Borrowing shall be subject to Section 2.18(c).

(iii) Each Lender shall make the principal amount of each Term Loan required to be made by it hereunder on any Credit Date available to the Term Facility Agent not later than 2:00 p.m. (New York City time) on such Credit Date (or, with respect to any Borrowing of Incremental Term Loans or Refinancing Term Loans, not later than such other time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement) by wire transfer of same day funds in Dollars to the account of the Term Facility Agent most recently designated by it for such purpose by notice to the Lenders. The Term Facility Agent will make each such Term Loan available to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice.

Section 2.2. Revolving Loans. (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender agrees to make loans to the Borrower in Dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding its Revolving Commitment or (ii) the Total Utilization of Revolving Commitments exceeding the Total Revolving Commitments. Amounts borrowed pursuant to this Section 2.2(a) that are repaid or prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall terminate on the Revolving Commitment Termination Date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders proportionately to their applicable Pro Rata Shares. At the commencement of each Interest Period for any Eurodollar Rate Revolving Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess of such amount or, if less, the maximum amount remaining available under the Revolving Commitments; provided that a Eurodollar Rate Revolving Borrowing that results from a continuation of an outstanding Eurodollar Rate Revolving Borrowing may be in an aggregate amount that is equal to the amount of such outstanding Borrowing. At the time each Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess of such amount; provided that such Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitments or that is required to finance the reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d).

(ii) To request a Revolving Borrowing, the Borrower shall deliver to the Revolving Facility Agent a fully completed and executed Funding Notice (A) in the case of a Eurodollar Rate Revolving Borrowing, not later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day) and (B) in the case of a Base Rate Revolving Borrowing, not later than 12:00 noon (New York City time) on the proposed Credit Date (which shall be a Business Day). In lieu of delivering a Funding Notice, the Borrower may give the Revolving Facility Agent, not later than the applicable time set forth above, telephonic notice of any proposed Revolving Borrowing; provided that such telephonic notice shall be promptly confirmed in writing by delivery to the Revolving Facility Agent of a fully completed and executed Funding Notice. Promptly upon receipt by the Revolving Facility Agent of a Funding Notice in accordance with this paragraph, the Revolving Facility Agent shall notify each Revolving Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing. Following delivery of a Funding Notice for a Eurodollar Rate Revolving Borrowing, any failure to make such Borrowing shall be subject to Section 2.18(c).

(iii) Each Lender shall make the principal amount of the Revolving Loan required to be made by it hereunder on any Credit Date available to the Revolving Facility Agent not later than 2:00 p.m. (New York City time) on such Credit Date by wire transfer of same day funds in Dollars to the account of the Revolving Facility Agent most recently designated by it for such purpose by notice to the Lenders. The Revolving Facility Agent will make each such Revolving Loan available to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice (or, in the case of a Base Rate Revolving Borrowing specified by the Borrower in the applicable Funding Notice to finance reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d), to the applicable Issuing Bank).

Section 2.3. Swing Line Loans. (a) During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed the Swing Line Sublimit; provided that no Swing Line Loan shall be made if after giving effect thereto the Total Utilization of Revolving Commitments would exceed the Total Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3(a) that are repaid or prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Commitment Period.

(b) Borrowing Mechanics for Swing Line Loans.

(i) Each Swing Line Loan shall be in an amount of $500,000 or an integral multiple of $100,000 in excess of such amount or, if less, the maximum amount remaining available under the Swing Line Sublimit.

(ii) To request a Swing Line Loan, the Borrower shall deliver to the Swing Line Lender and the Revolving Facility Agent a fully completed and executed Funding Notice not later than 2:00 p.m. (New York City time) on the proposed Credit Date (which shall be a Business Day). In lieu of delivering a Funding Notice, the Borrower may give the Swing Line Lender and the Revolving Facility Agent, not later than the applicable time set forth above, telephonic notice of any proposed Swing Line Loan; provided that such telephonic notice shall be promptly confirmed in writing by delivery to the Swing Line Lender and the Revolving Facility Agent of a fully completed and executed Funding Notice.

(iii) The Swing Line Lender shall make the principal amount of the Swing Line Loan available to the Revolving Facility Agent not later than 4:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars to the account of the Revolving Facility Agent most recently designated by it for such purpose by notice to the Lenders. The Revolving Facility Agent will make available such Swing Line Loan to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice (or in the case of a Swing Line Loan specified by the Borrower in the applicable Funding Notice as made to finance the reimbursement of a drawing under a Letter of Credit as contemplated by Section 2.4(d), to the applicable Issuing Bank).

(c) Revolving Lenders’ Participations in Swing Line Loans. The Swing Line Lender may by written notice given to the Revolving Facility Agent not later than 10:00 a.m. (New York City time), on any Business Day require the Revolving Lenders to purchase, in accordance with their applicable Pro Rata Shares, participations on such Business Day in all or a portion of the Swing Line Loans outstanding, together with accrued interest thereon. Such notice shall specify the aggregate amount of the Swing Line Loan or Loans in which Revolving Lenders will be required to participate. Promptly upon receipt of such notice, the Revolving Facility Agent shall notify each Revolving Lender of the details of such notice and of such Lender’s applicable Pro Rata Share of such Swing Line Loan or Loans and the accrued interest thereon. Each Revolving Lender shall make available an amount equal to such Lender’s applicable Pro Rata Share of such Swing Line Loan or Loans, and the accrued interest thereon, not later than 12:00 noon (New York City time) on the first Business Day following the date of receipt of such notice, by wire transfer of same day funds in Dollars to the account of the Revolving Facility Agent most recently designated by it for such purpose by notice to the Lenders, and the Revolving Facility Agent shall promptly remit the amounts so received, in like funds, to the Swing Line Lender. In the event that any Revolving Lender fails to make available for the account of the Swing Line Lender any payment referred to in the preceding sentence, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for three Business Days at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate. In order to evidence the purchase of participations under this Section 2.3(c), each Revolving Lender agrees to enter at the request of the Swing Line Lender into a participation agreement in form and substance reasonably satisfactory to the Swing Line Lender and the Revolving Facility Agent. Each Revolving Lender acknowledges and agrees that, in making any Swing Line Loan, the Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.2, unless, at least one Business Day prior to the time such Swing Line Loan is made, the Borrower, the Requisite Revolving Lenders or the Requisite Lenders shall have notified the Swing Line Lender (with a copy to the Revolving Facility Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 3.2 would not be satisfied if such Swing Line Loan were then made (it being agreed that, in the event the Swing Line Lender shall have received any such notice, or shall otherwise believe in good faith that such conditions would not be satisfied, it shall have no obligation to (and, in the event it shall have received any such notice, shall not) make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances giving rise thereto shall have been cured or otherwise shall have ceased to exist). In the event the Revolving Lenders shall have purchased participations in any Swing Line Loan pursuant to this Section 2.3(c), the Swing Line Lender shall promptly distribute to each Revolving Lender that has paid all amounts payable by it under this Section 2.3(c) with respect to such Swing Line Loan such Lender’s applicable Pro Rata Share of all payments subsequently received by the Swing Line Lender by or on behalf of the Borrower in respect of such Swing Line Loan; provided that any such payment so distributed shall be repaid to the Swing Line Lender if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this Section 2.3(c) shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swing Line Loan.

(d) Obligations Absolute. The obligations of the Revolving Lenders under Section 2.3(c) shall be unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms hereof under all circumstances, notwithstanding (i) the existence of any claim, set-off, defense or other right that the Borrower or any Lender may have at any time against the Swing Line Lender or any other Person or, in the case of any Lender, against the Borrower, whether in connection herewith, with the transactions contemplated herein or with any unrelated transaction, (ii) any adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary, (iii) any breach hereof or of any other Credit Document by any party thereto, (iv) any Default or Event of Default and (v) any other event or condition whatsoever, whether or not similar to any of the foregoing.

(e) Swing Line Lender Notice to the Revolving Facility Agent. The Swing Line Lender shall give the Revolving Facility Agent prompt notice of any prepayment or repayment received by the Swing Line Lender from or on behalf of the Borrower in respect of any Swing Line Loan and of any failure by the Borrower to prepay or repay the Swing Line Loan as required hereunder.

Section 2.4. Letters of Credit. (a) General. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower; provided that no Letter of Credit shall be, or shall be required to be, issued (or shall be amended or extended) by any Issuing Bank unless (i) such Issuing Bank (if other than the Person serving as the Revolving Facility Agent) shall have given written notice thereof to the Revolving Facility Agent pursuant to Section 2.4(g), (ii) after giving effect thereto (A) the Total Utilization of Revolving Commitments shall not exceed the Total Revolving Commitments, (B) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit and (C) the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Issuing Commitment of such Issuing Bank, (iii) such Letter of Credit shall be denominated in Dollars, (iv) such Letter of Credit shall have an expiration date that is not later than the earlier of (A) five days prior to the Revolving Maturity Date, unless such Letter of Credit has been fully Cash Collateralized, and (B) the date that is one year after the date of issuance of such Letter of Credit (or, in the case of an extension of any Letter of Credit, one year after the date of such extension), provided that, in the case of any Letter of Credit, such Issuing Bank may agree that such Letter of Credit will automatically extend for one or more successive periods not to exceed one year each (but in any event to a date not later than five days prior to the Revolving Maturity Date, unless such Letter of Credit has been fully Cash Collateralized) unless such Issuing Bank elects not to extend for any such additional period and (v) such issuance (or amendment or extension) is in accordance with such Issuing Bank’s standard operating procedures. Each Letter of Credit shall be in a form acceptable to the applicable Issuing Bank in its discretion and shall be of the type approved for issuance by such Issuing Bank.

(b) Request for Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment or extension (other than an automatic extension permitted under Section 2.4(a)) of an outstanding Letter of Credit), the Borrower shall deliver to the Revolving Facility Agent and the applicable Issuing Bank a fully completed and executed Issuance Notice not later than 11:00 a.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by such Issuing Bank in any particular instance, in advance of the proposed date of issuance, amendment or extension. If requested by the applicable Issuing Bank, the Borrower also shall submit, not later than the time set forth above, a completed and executed letter of credit application on such Issuing Bank’s standard form in connection with any such request; provided that in the event of any inconsistency or conflict between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern and control. Notwithstanding the foregoing, on the Closing Date the Existing Letters of Credit shall be deemed outstanding under this Agreement without any further action of the parties hereto.

(c) Responsibility of the Issuing Banks. In determining whether to honor any drawing under any Letter of Credit, the Issuing Banks shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document, it being agreed that, with respect to such documents that appear on their face to be in substantial compliance, but are not in strict compliance, with the terms of such Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents. None of the Issuing Banks, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (i) subject to the following clause (ii), any action taken or omitted in connection herewith at the request or with the approval of the Requisite Lenders or the Requisite Revolving Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or material breach of its contractual obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or entered into in connection with any Letter of Credit, if such document or instrument on its face appears to be in order, (iv) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of any Letter of Credit if such document on its face appears to be in order, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (v) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (vi) failure of the beneficiary of any Letter of Credit to comply with any conditions required in order to draw upon such Letter of Credit, (vii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise, (viii) errors in interpretation of technical terms, (ix) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, (x) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit or (xi) any consequences arising from causes beyond the control of the applicable Issuing Bank, including any Governmental Acts. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 2.4(k); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, consequential, special, punitive or exemplary, damages suffered by the Borrower that the Borrower proves were caused by such Issuing Bank’s willful misconduct, gross negligence or material breach of its contractual obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Issuing Banks may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(d) Reimbursement by the Borrower. In the event an Issuing Bank shall have determined to honor a drawing under any Letter of Credit, it shall promptly notify the Borrower and the Revolving Facility Agent thereof, and the Borrower shall reimburse such Issuing Bank for such drawing by paying to such Issuing Bank an amount in Dollars in same day funds equal to the amount of such drawing not later than (i) if the Borrower shall have received notice of such drawing prior to 10:00 a.m. (New York City time) on any Business Day, then 4:00 p.m. (New York City time) on such Business Day or (ii) otherwise, 12:00 noon (New York City time) on the Business Day next following the day that the Borrower receives such notice (the date on which the Borrower is required to reimburse a drawing under any Letter of Credit being referred to herein as the “Reimbursement Date” in respect of such drawing); provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2(b) or 2.3(a) that such reimbursement payment be financed with a Base Rate Revolving Borrowing or a Swing Line Loan and, to the extent the applicable Issuing Bank receives the proceeds thereof, the Borrower’s obligation to make such reimbursement payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swing Line Loan.

(e) Revolving Lenders’ Participations in Letters of Credit. Immediately upon the issuance of any Letter of Credit, each Revolving Lender shall be deemed to have purchased from the applicable Issuing Bank, and agrees to fund as set forth herein, a participation in such Letter of Credit and any drawings thereunder in an amount equal to such Lender’s applicable Pro Rata Share of the maximum amount that is or at any time may become available to be drawn under such Letter of Credit. In the event the Borrower shall fail for any reason to fully reimburse the applicable Issuing Bank for any drawing under a Letter of Credit, such Issuing Bank shall promptly notify the Revolving Facility Agent thereof and of the unreimbursed amount of such drawing and, promptly upon receipt of such notice, the Revolving Facility Agent shall notify each Revolving Lender of the details of such notice and of such Lender’s applicable Pro Rata Share of such unreimbursed amount. Each Revolving Lender shall make available an amount equal to such Lender’s applicable Pro Rata Share of such unreimbursed amount to the Revolving Facility Agent not later than 12:00 noon (New York City time) on the first Business Day following the date of receipt of such notice, by wire transfer of same day funds in Dollars to the account of the Revolving Facility Agent most recently designated by it for such purpose by notice to the Lenders, and the Revolving Facility Agent shall promptly remit the amounts so received, in like funds, to the applicable Issuing Bank. In the event that any Revolving Lender fails to make available, for the account of any Issuing Bank, any payment referred to in the immediately preceding sentence, such Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest thereon for three Business Days at the rate customarily used by such Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Each Revolving Lender agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.2, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of any Letter of Credit subject to automatic extension provisions, at least three Business Days prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Borrower, the Requisite Revolving Lenders or the Requisite Lenders shall have notified the applicable Issuing Bank (with a copy to the Revolving Facility Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 3.2 would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, or shall otherwise believe in good faith that such conditions would not be satisfied, it shall have no obligation to (and, in the event it shall have received any such notice, shall not) issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances giving rise thereto shall have been cured or otherwise shall have ceased to exist). In the event an Issuing Bank shall have been reimbursed by the Revolving Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Revolving Lender that has paid all amounts payable by it under this Section 2.4(e) with respect to such drawing such Lender’s applicable Pro Rata Share of all payments subsequently received by such Issuing Bank from or on behalf of the Borrower in reimbursement of such drawing when such payments are received; provided that any such payment so distributed shall be repaid to such Issuing Bank if and to the extent such payment is required to be refunded to the Borrower for any reason. Any payment made by a Revolving Lender pursuant to this Section 2.4(e) to reimburse an Issuing Bank for a drawing under a Letter of Credit (other than the funding of a Base Rate Revolving Borrowing or a Swing Line Loan as contemplated by Section 2.4(d)) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such drawing.

(f) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by such Issuing Bank and the obligations of the Revolving Lenders under Section 2.4(e) shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms hereof under all circumstances, notwithstanding (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, set-off, defense or other right that the Borrower or any Lender may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the applicable Issuing Bank or any other Person or, in the case of any Lender, against the Borrower, whether in connection herewith, with the transactions contemplated herein or with any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary under any Letter of Credit), (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (v) any adverse change in the business, operations, properties, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary, (vi) any breach hereof or of any other Credit Document by any party thereto, (vii) any Default or Event of Default having occurred and being continuing, (viii) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rule 3.14 of the ISP or any successor publication) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the Revolving Maturity Date, (ix) waiver by such Issuing Bank of any requirement that exists for the protection of such Issuing Bank and not the protection of the Borrower or any waiver by any Issuing Bank that does not in fact materially prejudice the Borrower, (x) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft, (xi) any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, and (xii) any other event, condition, circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor; provided that, subject to Section 10.3(b) and the other provisions hereof, the Borrower and each Revolving Lender shall retain any and all rights it may have against an Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank or material breach by such Issuing Bank of its contractual obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g) Issuing Bank Reports to the Revolving Facility Agent. Unless otherwise agreed by the Revolving Facility Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.4, report in writing to the Revolving Facility Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Revolving Facility Agent)

in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all honored drawings and reimbursements thereof, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment or extension, and the face amount of the Letters of Credit to be issued, amended or extended by such Issuing Bank and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each day on which such Issuing Bank honors any drawing under any Letter of Credit, the date and amount of the drawing so honored, (iv) on any Business Day on which the Borrower reimburses or fails to reimburse any drawing under a Letter of Credit as required hereunder, the date of such reimbursement or such failure and the amount of such reimbursed or unreimbursed drawing and (v) on any other Business Day, such other information as the Revolving Facility Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(h) Cash Collateralization. If any Event of Default shall occur and be continuing, on the day that the Borrower receives a request from an Issuing Bank or notice from the Revolving Facility Agent referred to in Section 8.1, the Borrower shall deposit in a deposit account in the name of the Revolving Facility Agent, for the benefit of the Issuing Banks and the Lenders, an amount in Dollars equal to 103% of the Letter of Credit Usage as of such date; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default specified in Section 8.1(f) or 8.1(g). The Borrower also shall deposit Cash Collateral in accordance with this Section 2.4(h) as and to the extent required by Section 2.14(e) or 2.22. Each such deposit shall be held by the Revolving Facility Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Revolving Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such deposit account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Revolving Facility Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Funds in such account shall, notwithstanding anything to the contrary in the Collateral Documents, be applied by the Revolving Facility Agent to reimburse the Issuing Banks for honored drawings under Letters of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of the Requisite Revolving Lenders and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining Cash Collateral shall be less than the aggregate Fronting Exposure), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide Cash Collateral as a result of the occurrence of an Event of Default, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower promptly after all Events of Default have been cured or waived and the Revolving Facility Agent shall have received a certificate from an Authorized Officer of the Borrower to that effect. If the Borrower is required to provide Cash Collateral pursuant to Section 2.14(e), such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the Total Utilization of Revolving Commitments would not exceed the Total Revolving Commitments and no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to provide Cash Collateral pursuant to Section 2.22, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any Fronting Exposure and no Default or Event of Default shall have occurred and be continuing.

(i) Termination or Resignation of any Issuing Bank; Designation of Additional Issuing Banks.

(i) The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing written notice thereof to such Issuing Bank, with a copy to the Revolving Facility Agent, and terminating such Issuing Bank’s Letter of Credit Issuing Commitment. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b). Any Issuing Bank may, upon 30 days’ notice to the Borrower and the Revolving Facility Agent, resign as an Issuing Bank; provided that (x) on or prior to the expiration of such 30-day period, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower and the Revolving Facility Agent that is willing to accept its appointment as successor Issuing Bank for such resigning Issuing Bank and (y) such successor Issuing Bank accepts such appointment prior to the effectiveness of the resignation of the resigning Issuing Bank. Notwithstanding the effectiveness of any such termination or resignation, the terminated or resigning Issuing Bank shall continue to have all the rights of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such termination or resignation, but shall not issue any additional Letters of Credit.

(ii) The Borrower may, at any time and from time to time, with the consent of the Revolving Facility Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders (or an Affiliate thereof) that agree to serve in such capacities as provided below. The acceptance by a Revolving Lender (or such Affiliate) of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Revolving Facility Agent, executed by the Borrower, the Revolving Facility Agent and such designated Revolving Lender (or such Affiliate) and, from and after the effective date of such agreement, (i) such Revolving Lender (or such Affiliate) shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender (or such Affiliate) in its capacity as an issuer of Letters of Credit hereunder.

(j) Letter of Credit Amounts. Unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application relating thereto (or of any other document, agreement or instrument entered into by the applicable Issuing Bank and the Borrower and relating to such Letter of Credit), provides for one or more automatic increases prior to the expiration thereof (without giving effect to any automatic extension provisions therein or the reinstatement of an amount previously drawn thereunder and reimbursed) in the face amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum face amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(k) Concerning the Issuing Banks. Notwithstanding any other provision of this Agreement:

(i) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or

(C) any Revolving Lender is at that time a Defaulting Lender, except in accordance with the terms of Section 2.22(c).

(ii) An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iii) Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Revolving Facility Agent in Section 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Section 9 included such Issuing Bank with respect to such acts or omissions, provided that no Lender shall have any obligation to any Issuing Bank (except, in the case of any Issuing Bank that is also an Agent, in its capacity as such Agent) under Section 9.6, and (B) as additionally provided herein with respect to Issuing Banks.

(l) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when such Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, an Issuing Bank shall not be responsible to the Borrower for, and an Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.5.Pro Rata Shares; Obligations Several; Availability of Funds. (a) All Loans on the occasion of any Borrowing shall be made, and all participations in Letters of Credit and Swing Line Loans shall be purchased, by the Lenders in proportion to their applicable Pro Rata Shares. The failure of any Lender to make any Loan or fund any participation required hereunder shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and other obligations of the Lenders hereunder are several, and no Lender shall be responsible for the failure of any other Lender to make any Loan or fund any participation required hereunder or to satisfy any of its other obligations hereunder.

(b) Unless the Applicable Facility Agent shall have been notified by a Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Applicable Facility Agent the amount of such Lender’s Loan requested to be made on such Credit Date, the Applicable Facility Agent may assume that such Lender has made such amount available to the Applicable Facility Agent on such Credit Date and may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made the amount of its Loan available to the Applicable Facility Agent, then such Lender and the Borrower severally agree to pay to the Applicable Facility Agent forthwith on demand, such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of such payment to the Applicable Facility Agent, at (i) in the case of a payment to be made by such Lender, (A) at any time prior to the third Business Day following the date such amount is made available to the Borrower, the customary rate set by the Applicable Facility Agent for the correction of errors among banks and (B) thereafter, the Base Rate or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable hereunder to Base Rate Loans of the applicable Class. If the Borrower and such Lender shall both pay such interest to the Applicable Facility Agent for the same or an overlapping period, the Applicable Facility Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Applicable Facility Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing, and if the Borrower has also paid such amount to the Applicable Facility Agent, Applicable Facility Agent shall promptly remit such amount to the Borrower.

Section 2.6. Use of Proceeds. (a) The Borrower will use the proceeds of the Tranche A Term Loans and the Tranche B Term Loans made on the Closing Date (i) to pay the cash consideration contemplated pursuant to the Nutrisystem Acquisition Agreement, (ii) to repay in full all amounts outstanding under the Existing Credit Agreements, (iii) to pay the Transaction Costs and (iv) to the extent any excess proceeds of the Tranche A Term Loans or Tranche B Term Loans remain after the application of proceeds under clauses (i), (ii) and (iii) above, for general corporate purposes of the Borrower and the Restricted Subsidiaries.

(b) The Borrower will use the proceeds of the Revolving Loans made on the Closing Date, in an amount not to exceed (i) $25,000,000, for general corporate purposes of the Borrower and the Restricted Subsidiaries and (ii) $14,950,000 to finance certain Transaction Costs on the Closing Date. The Borrower will use the proceeds of Revolving Loans and Swing Line Loans made after the Closing Date and Letters of Credit issued after the Closing Date solely for working capital and other general corporate purposes of the Borrower and the Restricted Subsidiaries.

(c) The Borrower will use the proceeds of any Incremental Term Loan solely for the purposes specified in the applicable Incremental Facility Agreement, and the proceeds of any Refinancing Term Loan solely for the repayment or prepayment of Term Borrowings as set forth in Section 2.26(c) and the payment of any related fees, premiums and expenses.

Section 2.7. Evidence of Debt; Register; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain records evidencing the Obligations of the Borrower owing to such Lender, including the principal amount of the Loans made by such Lender and each repayment and prepayment in respect thereof. Such records maintained by any Lender shall be prima facie evidence of such Obligations of the Borrower, absent manifest error; provided that the failure to maintain any such records, or any error therein, shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms hereof; provided further that in the event of any inconsistency between the records maintained by any Lender and the records maintained by the General Administrative Agent or the Applicable Facility Agent, the records maintained by such Agent shall govern and control.

(b) Register. The General Administrative Agent and the Applicable Facility Agent shall maintain records of the name and address of, and the Commitments of and the principal amount of and stated interest on the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the Obligations of the Borrower, absent manifest error; provided that the failure to maintain the Register, or any error therein, shall not in any manner affect the obligation of any Lender to make a Loan or other payment hereunder or the obligation of the Borrower to pay any amounts due hereunder, in each case in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but, in the case of a Lender, only with respect to (i) any entry relating to such Lender’s Commitments or Loans and (ii) the identity of the other Lenders (but not information as to such other Lenders’ Commitments or Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby designates the Persons serving as the General Administrative Agent and as the Applicable Facility Agent to serve as the Borrower’s non-fiduciary agents solely for purposes of maintaining the Register as provided in this Section 2.7(b) and agrees that, in consideration of such Persons serving in such capacity, such Persons and their respective Related Parties shall constitute “Indemnitees”.

(c) Notes. Upon the request of any Lender by written notice to the Borrower (with a copy to the Applicable Facility Agent), the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) to evidence such Lender’s Loans of any Class, which promissory note shall be in a form approved by the Applicable Facility Agent.

Section 2.8. Interest on Loans and Letter of Credit Disbursements. (a) Subject to Section 2.10, each Loan of any Class shall bear interest on the outstanding principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Rate with respect to Loans of such Class;

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Rate with respect to Loans of such Class; or

(iii) if a Swing Line Loan, at the Swing Line Rate.

The applicable Base Rate or Adjusted Eurodollar Rate shall be determined by the Applicable Facility Agent, and the Swing Line Rate shall be determined by the Swing Line Lender, and each such determination shall be presumed correct, absent manifest error.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Borrowing, shall be selected by the Borrower pursuant to the applicable Funding Notice or Conversion/Continuation Notice delivered in accordance herewith; provided that there shall be no more than ten (or such greater number as may be agreed to by the Specified Agents) Eurodollar Rate Borrowings outstanding at any time. In the event the Borrower fails to specify in any Funding Notice the Type of the requested Borrowing, then the requested Borrowing shall be made as a Base Rate Borrowing. In the event the Borrower fails to deliver in accordance with Section 2.9 a Conversion/Continuation Notice with respect to any

Eurodollar Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. In the event the Borrower requests the making of, or the conversion to or continuation of, any Eurodollar Rate Borrowing but fails to specify in the applicable Funding Notice or Conversion/Continuation Notice the Interest Period to be applicable thereto, the Borrower shall be deemed to have specified an Interest Period of one month. No Borrowing of any Class may be converted into a Borrowing of another Class.

(c) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as applicable, (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, and (iii) in the case of Swing Line Loans bearing interest at a rate determined by reference to (A) the Base Rate, on the basis of a 365-day or 366-day year, as applicable, and (B) the Adjusted Eurodollar Rate or any other rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall accrue on such Loan.

(d) Except as otherwise set forth herein, accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to such Loan, (ii) upon any voluntary or mandatory repayment or prepayment of such Loan (other than any voluntary prepayment of any Base Rate Revolving Loans), to the extent accrued on the amount being repaid or prepaid, (iii) if such Loan is a Revolving Loan, on the Revolving Commitment Termination Date, (iv) on the Maturity Date applicable to such Loan and (v) in the event of any conversion of a Eurodollar Rate Loan prior to the end of the Interest Period then applicable thereto, on the effective date of such conversion.

(e) The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Base Rate Revolving Loans and (ii) thereafter, the rate determined in accordance with Section 2.10. Interest payable pursuant to this Section 2.8(e) shall be computed on the basis of a 365-day or 366-day year, as applicable, for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. In the event the applicable Issuing Bank shall have been reimbursed by the Revolving Lenders for all or any portion of such drawing, such Issuing Bank shall distribute to each Revolving Lender that has paid all amounts payable by it under Section 2.4(e) with respect to such drawing such Revolving Lender’s applicable Pro Rata Share of any interest received by such Issuing Bank in respect of the portion of such drawing so reimbursed by the Revolving Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such drawing is reimbursed by the Borrower.

Section 2.9. Conversion/Continuation. (a) Subject to Section 2.18, the Borrower shall have the option:

(i) to convert at any time all or any part of any Borrowing from one Type to the other Type; and

(ii) to continue, at the end of the Interest Period applicable to any Eurodollar Rate Borrowing, all or any part of such Borrowing as a Eurodollar Rate Borrowing and to elect an Interest Period therefor;

provided, in each case, that at the commencement of each Interest Period for any Eurodollar Rate Borrowing, such Borrowing shall be in an amount that complies with Section 2.1(b) or 2.2(b), as applicable.

In the event any Borrowing shall have been converted or continued in accordance with this Section 2.9 in part, such conversion or continuation shall be allocated ratably, in accordance with their applicable Pro Rata Shares, among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each part of such Borrowing resulting from such conversion or continuation shall be considered a separate Borrowing. This Section 2.9 shall not apply to Swing Line Loans, which may not be converted or continued.

(b) To exercise its option pursuant to this Section 2.9, the Borrower shall deliver a fully completed and executed Conversion/Continuation Notice to the Applicable Facility Agent (i) not later than 12:00 noon (New York City time) on the proposed Conversion/Continuation Date, in the case of a conversion to a Base Rate Borrowing, and (ii) not later than 2:00 p.m. (New York City time) at least three Business Days in advance of the proposed Conversion/Continuation Date, in the case of a conversion to, or a continuation of, a Eurodollar Rate Borrowing. In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Applicable Facility Agent, not later than the applicable time set forth above, telephonic notice of any proposed conversion or continuation; provided that such telephonic notice shall be promptly confirmed in writing by delivery to the Applicable Facility Agent of a fully completed and executed Conversion/Continuation Notice. Except as otherwise provided herein, a Conversion/Continuation Notice for a conversion to, or a continuation of, any Eurodollar Rate Borrowing shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith; any failure to effect such conversion or continuation in accordance therewith shall be subject to Section 2.18(c).

(c) Notwithstanding anything to the contrary herein, if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) or, at the request of the Requisite Lenders (or the Requisite Revolving Lenders or a Majority in Interest of Lenders of any Class, as applicable), any other Event of Default shall have occurred and be continuing, then no outstanding Borrowing (of the applicable Class, in the case of such a request by a Majority in Interest of Lenders of any Class) may be converted to or continued as a Eurodollar Rate Borrowing.

Section 2.10. Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of any Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest (in the case of an Event of Default under Section 8.1(a), only on overdue amounts), payable on demand, after as well as before judgment, at a rate per annum equal to (a) in the case of the principal of any Loan, 2.00% per annum in excess of the interest rate otherwise applicable hereunder to such Loan or (b) in the case of any other amount, a rate (computed on the basis of a year of 360 days for the actual number of days elapsed) that is 2.00% per annum in excess of the highest interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent, any Issuing Bank or any Lender.

Section 2.11. Fees. (a) The Borrower agrees to pay to the Revolving Facility Agent, for the account of each Revolving Lender, for each day:

(i) a commitment fee equal to such Lender’s applicable Pro Rata Share of (A) the excess, determined as of the close of business on such day, of (1) the Total Revolving Commitments over (2) the aggregate principal amount of all outstanding Revolving Loans and the Letter of Credit Usage, multiplied by (B) the Commitment Fee Rate on such day (for the avoidance of doubt, the aggregate principal amount of any outstanding Swing Line Loans shall not be counted toward or considered usage of the Total Revolving Commitments for purposes of determining the commitment fee); and

(ii) a letter of credit fee equal to such Lender’s applicable Pro Rata Share of (A) the Letter of Credit Usage (excluding any portion thereof attributable to unreimbursed drawings under the Letters of Credit), determined as of the close of business on such day, multiplied by (B) the Applicable Rate for Eurodollar Rate Revolving Loans on such day.

(b) The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) for each day, a fronting fee equal to 0.125% (or such lesser percentage as may be agreed to by a particular Issuing Bank) multiplied by the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed drawings under such Letters of Credit), determined as of the close of business on any such day; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Sections 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year (i) in the case of the fees referred to in Section 2.11(a)(i), during the Revolving Commitment Period and (ii) in the case of the fees referred to in Section 2.11(a)(ii) or 2.11(b)(i), during the period from and including the Closing Date to but excluding the later of the Revolving Commitment Termination Date and the date on which the Letter of Credit Usage shall have been reduced to zero; provided that all such fees shall be payable on the Revolving Commitment Termination Date and any such fees accruing after such date shall be payable on demand.

(d) The Borrower agrees to pay (i) to the General Administrative Agent and to the Applicable Facility Agents such fees as are contemplated by the Fee Letters and (ii) to the Agents such other fees in the amounts and at the times separately agreed upon in respect of the credit facilities provided herein.

(e) Fees paid hereunder shall not be refundable or creditable under any circumstances.

Section 2.12. Scheduled Installments; Repayment on Maturity Date. (a) Subject to Section 2.12(d), the Borrower shall repay Tranche A Term Borrowings to the Term Facility Agent, for the account of the Lenders holding Tranche A Term Loans, on March 31, June 30, September 30 and December 31 of each year, commencing with June 30, 2019 and ending with the last such day to occur prior to the Tranche A Term Loan Maturity Date, in an aggregate principal amount for each such date equal to 2.50% of the aggregate principal amount of the Tranche A Term Borrowings made on the Closing Date. To the extent not previously paid, all Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Maturity Date.

(b) Subject to Section 2.12(d), the Borrower shall repay Tranche B Term Borrowings to the Term Facility Agent, for the account of the Lenders holding Tranche B Term Loans, on March 31, June 30, September 30 and December 31 of each year, commencing with June 30, 2019 and ending with the last such day to occur prior to the Tranche B Term Loan Maturity Date, in an aggregate principal amount for each such date equal to 0.75% of the aggregate principal amount of the Tranche B Term Borrowings made on the Closing Date. To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date.

(c) Subject to Section 2.12(d), the Borrower shall repay Term Loans of any Class established under Section 2.24, 2.25 or 2.26 to the Term Facility Agent, for the account of the Lenders holding such Class of Term Loans, in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement. To the extent not previously paid, all Term Loans of any such Class shall be due and payable on the Maturity Date applicable to the Term Loans of such Class.

(d) The Installments shall be reduced in connection with any voluntary or mandatory prepayments of, or any repurchases by the Borrower of, the Tranche A Term Loans, the Tranche B Term Loans or the Term Loans of any other Class, as the case may be, in accordance with Section 2.15.

(e) Prior to any repayment of any Term Borrowings of any Class under this Section 2.12, the Borrower shall select the Term Borrowing or Term Borrowings of the applicable Class to be repaid and shall notify the Term Facility Agent of such selection. Each such notice may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each repayment of a Term Borrowing shall be allocated among the Lenders holding Loans comprising such Term Borrowing in accordance with their applicable Pro Rata Shares.

(f) The Borrower shall repay (i) to the Revolving Facility Agent, for the account of the Revolving Lenders, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such Borrowing was requested.

Section 2.13. Voluntary Prepayments/Commitment Reductions; Call Protection. (a) Voluntary Prepayments. (i) At any time and from time to time, the Borrower may, without premium or penalty (except as applicable under Section 2.13(c) or 2.13(d)) but subject to compliance with the conditions set forth in this Section 2.13(a) and with Section 2.18(c), prepay any Borrowing in whole or in part; provided that (A) each such partial voluntary prepayment of any Borrowing (other than any Swing Line Loan) shall be in an aggregate principal amount of (x) in the case of Eurodollar Rate Borrowings, $1,000,000 or an integral multiple of $500,000 in excess of such amount and (y) in the case of Base Rate Borrowings, $500,000 or an integral multiple of $100,000 in excess of such amount and (B) each such partial voluntary prepayment of any Swing Line Loan shall be in an aggregate principal amount of $100,000 or an integral multiple of $50,000 in excess of such amount.

(ii) To make a voluntary prepayment pursuant to Section 2.13(a)(i), the Borrower shall notify the General Administrative Agent and the Applicable Facility Agent (and, in the case of a voluntary prepayment of any Swing Line Loan, the Swing Line Lender (A) not later than 12:00 noon (New York City time) on the date of prepayment, in the case of prepayment of Base Rate Borrowings, or (B) not later than 2:00 p.m. (New York City time) at least three Business Days prior to the date of prepayment, in the case of prepayment of Eurodollar Rate Borrowings. Each such notice shall specify the prepayment date (which shall be a Business Day) and the principal amount of each Borrowing or portion thereof to be prepaid, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the principal amount of each Borrowing specified therein shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment of any Borrowing pursuant to Section 2.13(a)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded by the Borrower (by notice to the General Administrative Agent and the Applicable Facility Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swing Line Loans), the Applicable Facility Agent shall advise the Lenders of the applicable Class of the details thereof. Each voluntary prepayment of a Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares.

(iii) Notwithstanding any other provision of this Section 2.13 to the contrary, in connection with a refinancing in full of the credit facilities established hereunder, any Lender may, with the consent of the Borrower, elect to accept Rollover Indebtedness in lieu of all or any part of such Lender’s applicable Pro Rata Share of any prepayment of any Borrowing made pursuant to Section 2.13(a)(i).

(b) Voluntary Commitment Reductions. (i) At any time and from time to time, the Borrower may, without premium or penalty but subject to compliance with the conditions set forth in this Section 2.13(b), terminate in whole or permanently reduce in part the Revolving Commitments in an amount up to the amount by which the Total Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided that each such partial reduction of the Revolving Commitments shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess of such amount.

(ii) To make a voluntary termination or reduction of the Revolving Commitments pursuant to Section 2.13(b)(i), the Borrower shall notify the General Administrative Agent and the Revolving Facility Agent not later than 2:00 p.m. (New York City time) at least three Business Days prior to the date of effectiveness of such termination or reduction. Each such notice shall specify the termination or reduction date (which shall be a Business Day) and the amount of any partial reduction, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the termination or reduction of the Revolving Commitments specified therein shall become effective on the date specified therein; provided that a notice of termination or reduction of the Revolving Commitments under Section 2.13(b)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded by the Borrower (by notice to the General Administrative Agent and the Revolving Facility Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Revolving Facility Agent shall advise the Revolving Lenders of the details thereof. Each voluntary reduction of the Revolving Commitments shall reduce the Revolving Commitments of the Revolving Lenders in accordance with their applicable Pro Rata Shares.

(c) Tranche A Term Loan Call Protection. In the event all or any portion of the Tranche A Term Borrowings are subject to a Repricing Event prior to the date that is twelve months following the Closing Date, then each Lender whose Tranche A Term Loans are subject to such Repricing Event, or that is required to assign any of its Tranche A Term Loans pursuant to Section 2.23 in connection with such Repricing Event, shall be paid a fee equal to 1.00% of the aggregate principal amount of such Lender’s Tranche A Term Loans subject to such Repricing Event or such assignment; provided that such fee shall not apply if such Repricing Event is in connection with (i) the occurrence of a Change of Control or (ii) the consummation of a Transformative Acquisition.

(d) Tranche B Term Loan Call Protection. In the event all or any portion of the Tranche B Term Borrowings are subject to a Repricing Event prior to the date that is twelve months following the Closing Date, then each Lender whose Tranche B Term Loans are subject to such Repricing Event, or that is required to assign any of its Tranche B Term Loans pursuant to Section 2.23 in connection with such Repricing Event, shall be paid a fee equal to 1.00% of the aggregate principal amount of such Lender’s Tranche B Term Loans subject to such Repricing Event or such assignment; provided that such fee shall not apply if such Repricing Event is in connection with (i) the occurrence of a Change of Control or (ii) the consummation of a Transformative Acquisition.

Section 2.14. Mandatory Prepayments/Commitment Reductions. (a) Asset Sales. Not later than the third Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds in respect of any Disposition of assets made in reliance on Section 6.8(b)(v) or 6.8(b)(xi) (other than any such Disposition or Dispositions resulting, together with Insurance/Condemnation Events, in Net Proceeds not exceeding $5,000,000 during any Fiscal Year), the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, prior to the date of the required prepayment, deliver to the General Administrative Agent and the Term Facility Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be reinvested in non-current assets useful in the business of the Borrower and its Restricted Subsidiaries or in Permitted Acquisitions within 365 days after the receipt of such Net Proceeds, and certifying that, as of the date thereof, no Default or Event of Default has occurred and is continuing, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested by the end of such period (or within a period of 365 days thereafter if by the end of such initial 365-day period the Borrower or any of its Restricted Subsidiaries shall have entered into a binding agreement with a third party so to reinvest such Net Proceeds) shall be applied to prepay the Term Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Disposition of assets that would otherwise be required by this Section 2.14(a) to be applied to prepay the Term Borrowings to prepay, repurchase or redeem any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness, but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be)

prepaid, repurchased or redeemed as a result of such Disposition of assets (with the amount of the prepayment of the Term Borrowings that would otherwise have been required pursuant to this Section 2.14(a) being reduced accordingly), provided that (i) such portion shall not exceed the product of (A) the amount of such Net Proceeds multiplied by (B) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Term Borrowings, in each case at the time of occurrence of such Disposition of assets, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Term Borrowings.

(b) Insurance/Condemnation Events. Not later than the third Business Day following the date of receipt by the Borrower or any Restricted Subsidiary, or by the Collateral Agent as loss payee, of any Net Proceeds in respect of any Insurance/Condemnation Event (other than any such Insurance/Condemnation Event or Insurance/Condemnation Events resulting, together with Dispositions of assets that would otherwise be required pursuant to Section 2.14(a) to be applied to prepay the Term Borrowings, in Net Proceeds not exceeding $5,000,000 during any Fiscal Year), the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, prior to the date of the required prepayment, deliver to the General Administrative Agent and the Term Facility Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be reinvested in replacement assets (including through the repair, restoration or replacement of the damaged, destroyed or condemned assets) or other non-current (to the extent that damaged or destroyed assets were non-current) assets useful in the business of the Borrower and its Restricted Subsidiaries or in Permitted Acquisitions, in each case within 365 days after the receipt of such Net Proceeds, and certifying that, as of the date thereof, no Default or Event of Default has occurred and is continuing, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested by the end of such period (or within a period of 365 days thereafter if by the end of such initial 365-day period the Borrower or any of its Restricted Subsidiaries shall have entered into a binding agreement with a third party to so reinvest such Net Proceeds) shall be applied to prepay the Term Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Insurance/Condemnation Event that would otherwise be required pursuant to this Section 2.14(b) to be applied to prepay the Term Borrowings to prepay, repurchase or redeem any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be) prepaid, repurchased or redeemed as a result of such Insurance/Condemnation Event (with the amount of the prepayment of the Term Borrowings that would otherwise have been required pursuant to this Section 2.14(b) being reduced accordingly), provided that (i) such portion shall not exceed the product of (A) the amount of such Net Proceeds multiplied by (B) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Term Borrowings, in each case at the time of occurrence of such Insurance/Condemnation Event, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Term Borrowings.

(c) Issuance of Debt. On the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds from the incurrence of any Indebtedness (other than any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Term Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

(d) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2019), the Borrower shall, not later than five business days after financial statements for such Fiscal Year have been delivered pursuant to Section 5.1(a) and the related Compliance Certificate has been delivered pursuant to Section 5.1(c), prepay the Term Borrowings of each Class in an aggregate principal amount equal to (i) the product of (A) the Applicable ECF Percentage for such Fiscal Year multiplied by (B) the Consolidated Excess Cash Flow for such Fiscal Year multiplied by (C) the percentage of the aggregate principal amount of the Term Borrowings of all Classes outstanding as of the end of such Fiscal Year represented by the Term Borrowings of such Class (but, in each case, disregarding for purposes of determining such percentage any prepayments or repurchases referred to in clause (ii) below) minus (ii) the sum of the aggregate principal amount of the Term Borrowings of such Class voluntarily prepaid by the Borrower pursuant to Section 2.13 or, to the extent of Cash spent, repurchased by the Borrower pursuant to Section 10.6(i), minus (iii) the product of (A) the percentage of the aggregate principal amount of the Term Borrowings of all Classes outstanding as of the end of such Fiscal Year represented by the Term Borrowings of such Class (but, in each case, disregarding for purposes of determining such percentage any prepayments or repurchases referred to in clause (ii) above) multiplied by (B) the sum of (x) the aggregate principal amount of any optional prepayments, repurchases or redemptions of any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness plus (y) the aggregate principal amount of any optional prepayments of any Revolving Loans but solely to the extent the Revolving Commitments are permanently reduced in connection therewith (and solely to the extent of the amount of such permanent reduction and excluding any reduction in connection with a refinancing thereof), in each case under clauses (ii) and (iii) above, to the extent such prepayments, repurchases or redemptions have been made with Internally Generated Cash (1) during such Fiscal Year (to the extent not applied to reduce any mandatory prepayment required under this Section 2.14(d) in respect of any prior Fiscal Year pursuant to clause (2) below) or (2) at the option of the Borrower, after the end of such Fiscal Year and prior to the time that the mandatory prepayment required under this Section 2.14(d) in respect of such Fiscal Year is due as provided above.

(e) Reductions of Revolving Exposure. In the event and on each occasion that the Total Utilization of Revolving Commitments exceeds the Total Revolving Commitments, the Borrower shall prepay Swing Line Loans and Revolving Borrowings (or, if no such Loans or Borrowings are outstanding, deposit Cash Collateral in accordance with Section 2.4(h)) in an aggregate amount equal to such excess.

(f) Notice and Certificate. Prior to or concurrently with any mandatory prepayment or reduction pursuant to this Section 2.14, the Borrower (i) shall notify the General Administrative Agent and the Applicable Facility Agent (and, in the case of a prepayment of a Swing Line Loan, the Swing Line Lender) of such prepayment or reduction and (ii) shall deliver to the General Administrative Agent and the Applicable Facility Agent a certificate of an Authorized Officer of the Borrower setting forth the calculation of the amount of the applicable prepayment or reduction. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (with such specification to be in accordance with Section 2.15(b)), or the effective date and the amount of any such reduction, as applicable, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Promptly following receipt of any such notice (other than a notice relating solely to the Swing Line Loans), the Applicable Facility Agent shall advise the Lenders of the applicable Class of the details thereof. Each mandatory prepayment of any Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares and shall be subject to compliance with Section 2.18(c).

(g) Foreign Restrictions and Taxes. Notwithstanding any other provisions of this Section 2.14 to the contrary, if the Borrower determines in good faith that (i) any Net Proceeds in respect of any Disposition of assets by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is a CFC or a CFC Holding Company, are prohibited, restricted or delayed by applicable foreign law (including currency controls) from being repatriated to the United States (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to disregard availability under the Revolving Commitments (it being understood that the Borrower shall not be required to make a Borrowing of Revolving Loans to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation would reasonably be required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Term Borrowings as otherwise required under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that (A) the Borrower shall, and shall cause such CFC or CFC Holding Company to, use commercially reasonable efforts to take actions reasonably required by the applicable foreign law to permit such repatriation and (B) the Borrower shall prepay Term Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (x) the repatriation of such amount (or such portion thereof) becomes permitted under applicable foreign law or (y) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made with respect to any such amounts that, after the use of such commercially reasonable efforts, have not been repatriated prior to the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, or (ii) that repatriation of any Net Proceeds in respect of any Disposition of assets by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is a CFC or a CFC Holding Company, would have a material adverse tax consequence (taking into account any withholding Tax, any Subpart F inclusion and any foreign tax credit or benefit actually realized in connection with such repatriation) to the Borrower and the Restricted Subsidiaries (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to disregard availability under the Revolving Commitments (it being understood that the Borrower shall not be required to make a Borrowing of Revolving Loans to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation would reasonably be required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Term Borrowings as otherwise required under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that the Borrower shall prepay Term Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (A) the repatriation of such amount (or such portion thereof) would no longer result in a material adverse tax consequence or (B) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made after the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable.

Section 2.15. Application of Prepayments; Waivable Mandatory Prepayments. (a) Application of Voluntary Prepayments and Repurchases. Any voluntary prepayment of Term Borrowings of any Class pursuant to Section 2.13(a) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified by the Borrower in the notice of prepayment relating thereto (or, if no such manner is specified in such notice, in direct order of maturity); provided that any prepayment of Term Borrowings of any Class as contemplated by Section 2.26(b) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified in Section 2.26(c). Any repurchase of Term Loans of any Class as contemplated by Section 10.6(i) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Term Borrowings of such Class in the manner specified in Section 10.6(i).

(b) Application of Mandatory Prepayments. Any mandatory prepayment of Term Borrowings pursuant to Section 2.14 shall (i) be allocated among the Classes of Term Borrowings on a pro rata basis (in accordance with the aggregate principal amount of outstanding Borrowings of each such Class), provided that (A) the prepayment of Term Borrowings pursuant to Section 2.14(d) shall be allocated to each Class of Term Borrowings as set forth therein and (B) the amounts so allocable to Incremental Term Loans, Extended/Modified Term Loans or Refinancing Term Loans of any Class may be applied to other Term Borrowings as provided in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement, and (ii) be applied to reduce (x) in the case of Tranche A Term Borrowings or Tranche B Term Borrowings, the amounts due and payable on the Maturity Date applicable to the Term Loans of such Class and (y) in the case of Borrowings of any other Class, as provided in the applicable Incremental Facility Agreement, Extension/Modification Agreement or Refinancing Facility Agreement.

(c) Waivable Mandatory Prepayments. Notwithstanding anything herein to the contrary, any Term Lender may elect, by notice to the General Administrative Agent and the Term Facility Agent (which may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing)) at least one Business Day (or such shorter period as may be established by the Term Facility Agent) prior to the required prepayment date, to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to Section 2.14 (other than Section 2.14(c)), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined shall be, first, applied on the required prepayment date to prepay or offer to redeem any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness to the extent required thereby and, second, to the extent of the remainder thereof that is not so applied to prepay or redeem such Indebtedness, retained by the Borrower.

Section 2.16. General Provisions Regarding Payments. (a) All payments by the Borrower or any other Credit Party of principal, interest, fees and other amounts required to be made hereunder or under any other Credit Document shall be made by wire transfer of same day funds in Dollars, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, to the account of the applicable Agent most recently designated by it for such purpose and received by the such Agent not later than 2:00 p.m. (New York City time) on the date due for the account of the Persons entitled thereto; provided that payments required to be made directly to an Issuing Bank or the Swing Line Lender shall be so made and payments made pursuant to Sections 2.18(c), 2.19, 2.20, 10.2 and 10.3 shall be made directly to the Persons entitled thereto. Each Agent shall distribute any payment received by it hereunder for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Base Rate Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) If any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its applicable Pro Rata Share of any Eurodollar Rate Borrowing, the Applicable Facility Agent shall give effect thereto in apportioning payments received thereafter.

(d) Subject to the proviso set forth in the definition of “Interest Period”, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

(e) Any payment hereunder by or on behalf of the Borrower to any Agent that is not received by such Agent in same day funds prior to 2:00 p.m. (New York City time) on the date due shall, unless such Agent shall determine otherwise, be deemed to have been received, for purposes of computing interest and fees hereunder (including for purposes of determining the applicability of Section 2.10), on the Business Day immediately following the date of receipt (or, if later, the Business Day immediately following the date the funds received become available funds).

(f) If an Event of Default shall have occurred and the maturity of the Loans shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent in respect of any of the Obligations, or from any sale of, collection from or other realization upon all or any part of the Collateral, shall, subject to Sections 2.4(h) and 2.22(d)(iii) and the requirements of any applicable Permitted Intercreditor Agreement, be applied in accordance with the application arrangements set forth in the Pledge and Security Agreement.

(g) Unless an Agent shall have been notified by the Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, such Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in its sole discretion, but shall not be obligated to, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to pay to such Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent (i) at any time prior to the third Business Day following the date such amount is distributed to it, the customary rate set by such Agent for the correction of errors among banks and (ii) thereafter, the Base Rate.

Section 2.17. Ratable Sharing. The Lenders hereby agree among themselves that if any Lender shall, whether through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a portion of the aggregate amount of any principal, interest, fees and amounts payable in respect of participations in Swing Line Loans or in Letters of Credit owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) resulting in such Lender receiving payment of a greater proportion of the Aggregate Amounts Due to such Lender than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Applicable Facility Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase (for cash at face value) participations in the Aggregate Amounts Due to the other Lenders so that all such payments of Aggregate Amounts Due shall be shared by all the Lenders ratably in accordance with the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by any purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Party expressly consents to the foregoing arrangements and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by such Credit Party to such holder with respect thereto as fully as if such holder were owed the amount of the participation held by such holder. The provisions of this Section 2.17 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, including the application of funds arising from the existence of a Defaulting Lender or any payment made by the Borrower pursuant to Section 2.23 or any Extension/Modification Agreement, Incremental Facility Agreement or Refinancing Facility Agreement, (ii) any acceptance by any Lender of any Rollover Indebtedness in accordance with Section 2.13(a)(iii) or (iii) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in Loans or other Obligations owing to it pursuant to and in accordance with the express terms of this Agreement.

Section 2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate.

(i) In the event, and on each occasion, that on any Interest Rate Determination Date, (A) the Applicable Facility Agent shall have determined that deposits in Dollars in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (B) the Applicable Facility Agent is advised by a Majority in Interest of the Lenders of the Class making or maintaining such Eurodollar Rate Loans that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Eurodollar Rate Loans during such Interest Period or (C) the Applicable Facility Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted Eurodollar Rate, the Applicable Facility Agent shall on such date give notice (which may be telephonic) to the Borrower and each Lender of such determination, whereupon (I) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Applicable Facility Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (II) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

(ii) If the Applicable Facility Agent determines (which determination shall be final and conclusive and binding upon all parties hereto) that (A) the circumstances set forth in clause (a)(i)(C) are unlikely to be temporary or (B) the supervisor for the administrator of the Adjusted Eurodollar Rate or a Governmental Authority having jurisdiction over the Applicable Facility

Agent has made a public statement identifying a specific date after which the Adjusted Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Applicable Facility Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Adjusted Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States (in Dollars or other applicable currency) at such time and to enter into an amendment to reflect such alternate rate of interest and such other related changes as may be applicable, provided that notwithstanding the foregoing, if such alternate rate of interest would otherwise be less than zero, then such rate shall be deemed to be zero. Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Applicable Facility Agent shall not have received, within five Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii), (I) no Loans may be made as, or converted to, Eurodollar Rate Loans and (II) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to Eurodollar Rate Loans shall be deemed to be rescinded by the Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law (or would conflict with any treaty, rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) the Requisite Lenders shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of their Eurodollar Rate Loans has become impracticable as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of the Lenders in that market, then, if such Lender or Lenders shall have provided notice thereof to the General Administrative Agent, the Applicable Facility Agent and the Borrower, such Lender or each of such Lenders, as the case may be, shall be an “Affected Lender”. If the General Administrative Agent, the Applicable Facility Agent and the Borrower receive a notice from (A) any Lender pursuant to clause (i) of the preceding sentence or (B) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, of the applicable Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each applicable Affected Lender, (2) to the extent such determination by any Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, the applicable Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, the applicable Lender’s) obligations to maintain Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent any such determination by an Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice (or telephonic notice promptly confirmed by written notice) thereof to the General Administrative Agent and the Applicable Facility Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Applicable Facility Agent shall promptly transmit to each other Lender).

(c) Compensation for Breakage or Non-Commencement of Interest Periods. In the event that (i) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in any Funding Notice (or any telephonic request for a borrowing) given by the Borrower (other than as a result of a failure by such Lender to make such Loan in accordance with its obligations hereunder), whether or not such notice may be rescinded in accordance with the terms hereof, (ii) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in any Conversion/Continuation Notice (or a telephonic request given for any conversion or continuation) given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, (iii) any payment of any principal of any Eurodollar Rate Loan occurs on a day other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (iv) the conversion of any Eurodollar Rate Loan occurs on a day other than on the last day of an Interest Period applicable thereto, (v) any Eurodollar Rate Loan is assigned other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23 or (vi) a prepayment of any Eurodollar Rate Loan does not occur on a date specified therefor in any notice of prepayment given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, the Borrower shall compensate each Lender for all losses, costs, expenses and liabilities that such Lender may sustain, including any loss incurred from obtaining, liquidating or employing funds from third parties, but excluding any loss of margin or any interest rate “floor”, for the period following any such payment, assignment or conversion or any such failure to borrow, pay, prepay, convert or continue. To request compensation under this Section 2.18(c), a Lender shall deliver to the Borrower a certificate setting forth in reasonable detail the basis and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.18(c), which certificate shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of the term Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19. Increased Costs; Capital Adequacy. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate) or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below the level such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time upon request of such Lender or Issuing Bank the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.19(a) or 2.19(b) and delivered to the Borrower, shall be presumed correct absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.20. Taxes; Withholding, Etc. (a) Issuing Bank. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding of Indemnified Taxes has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(c) Payment of Other Taxes by the Credit Parties. Each Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of any Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (other than any penalties or interest attributable to the gross negligence or willful misconduct of such Recipient, or material breach of its contractual obligations hereunder, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Applicable Facility Agent), or by any Agent on its own behalf or on behalf of a Lender, shall be presumed correct absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify each Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Credit Party has already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by any Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the any Agent shall be presumed correct absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this Section 2.20(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to the General Administrative Agent and, if applicable, the Applicable Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the General Administrative Agent and, if applicable, the Applicable Facility Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower, the General Administrative Agent and the Applicable Facility Agent, at the time or times reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent as will enable the Borrower or such requesting Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a US Person shall deliver to the Borrower, the General Administrative Agent and the Applicable Facility Agent prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the General Administrative Agent or the Applicable Facility Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax.

(B) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the General Administrative Agent and the Applicable Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the General Administrative Agent or the Applicable Facility Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “US Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner.

(C) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the General Administrative Agent and the Applicable Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the General Administrative Agent or the Applicable Facility Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the General Administrative Agent or the Applicable Facility Agent to determine the withholding or deduction required to be made.

(D) If a payment made to a Lender under any Credit Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower, the General Administrative Agent and the Applicable Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower, the General Administrative Agent or the Applicable Facility Agent as may be necessary for the Borrower or such requesting Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the General Administrative Agent and the Applicable Facility Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.20(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.21. Obligation to Mitigate. If any Lender becomes an Affected Lender or requests compensation under Section 2.19, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (a) would cause such Lender to cease to be an Affected Lender or would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

Section 2.22. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Applicable Facility Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Applicable Facility Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Applicable Facility Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents under the Credit Documents; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Facility Agent; fifth, if so determined by the Applicable Facility Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its applicable Pro Rata Share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement or participation obligations with respect to Letters of Credit or Swing Line Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement or participation obligations with respect to Letters of Credit or Swing Line Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.22(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(a)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22(d).

(B) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective applicable Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) Repayment of Swing Line Loans; Cash Collateral. If the reallocation described in Section 2.22(a)(iii) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) Cash Collateralize the Issuing Banks’ Fronting Exposures in accordance with Section 2.22(d).

(v) Participation as Requisite Lender. The Commitments and Loans of such Defaulting Lender, and any corresponding vote, approval or disapproval of such Defaulting Lender, shall not be included in determining whether the Requisite Lenders, the Requisite Revolving Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.5); provided that any amendment, waiver or other modification that under clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 10.5(b) requires the consent of all Lenders affected thereby shall require the consent of such Defaulting Lender in accordance with the terms thereof.

(b) Defaulting Lender Cure. If the Borrower, the Revolving Facility Agent and each Issuing Bank and the Swing Line Lender agree in writing that a Revolving Lender is no longer a Defaulting Lender, the Revolving Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans and unfunded participations in Letters of Credit and Swing Line Loans of the other Revolving Lenders or take such other actions as the Revolving Facility Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held by the Revolving Lenders in accordance with their respective applicable Pro Rata Shares (without giving effect to Section 2.22(a)(iii)), whereupon such Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from a Revolving Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that the participations therein will be fully allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii) and the Defaulting Lender shall not participate therein and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii) and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22(d).

(d) Cash Collateral for Letters of Credit. (i) Any Cash Collateral provided by any Defaulting Lender pursuant to Section 2.22(a)(i) shall be held by the Revolving Facility Agent as Cash Collateral securing such Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, and each Defaulting Lender hereby grants to the Revolving Facility Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such obligations. The Revolving Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any deposit account containing any such Cash Collateral.

(ii) At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within one Business Day following the written request of the Revolving Facility Agent or any Issuing Bank (with a copy to the Revolving Facility Agent) the Borrower shall Cash Collateralize in accordance with Section 2.4(h) each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the amount of Fronting Exposure with respect to such Defaulting Lender.

(iii) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Cash Collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

Section 2.23. Replacement of Lenders. If (a) any Lender has become an Affected Lender, (b) any Lender requests compensation under Section 2.19, (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (d) any Lender becomes and continues to be a Defaulting Lender or (e) any Lender fails to consent to a proposed waiver, amendment or other modification of any Credit Document, or to any departure of any Credit Party therefrom, that under Section 10.5 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders or all the affected Lenders of the affected Class) and with respect to which the Requisite Lenders (or the Requisite Revolving Lenders or, in circumstances where Section 10.5(d) does not require the consent of the Requisite Lenders or the Requisite Revolving Lenders, a Majority in Interest of the Lenders of the affected Class, as applicable) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the General Administrative Agent and the Applicable Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6, including the consent requirements set forth therein), all its interests, rights and obligations under this Agreement and the other Credit Documents (other than existing rights to payment under Sections 2.18(c), 2.19 and 2.20) (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all such interests, rights and obligations under this Agreement and the other Credit Documents as a Lender of an applicable Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower shall have paid to the Applicable Facility Agent the registration and processing fee referred to in Section 10.6(d), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in drawings under Letters of Credit and in Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.18(c)) and any prepayment fee under Section 2.13(c) or 2.13(d) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of an applicable Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) such assignment and delegation do not conflict with applicable law, (iv) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter and (v) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any substantially contemporaneous assignments and delegations and consents, the applicable waiver, amendment or other modification, or consent to a departure, can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.23 may be effected pursuant to an Assignment Agreement executed by the Borrower, the Applicable Facility Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

Section 2.24. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Specified Agents, request (i) during the Revolving Commitment Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Loan Commitments, provided that (A) the aggregate principal amount of all outstanding TLA Term Loans shall not exceed, on any date, the TLA Amount and (B) the aggregate amount of all the Incremental Commitments established hereunder shall not exceed, on any date of incurrence thereof, the Incremental Amount as of such date. Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than five Business Days (or such shorter period as may be agreed to by the Applicable Facility Agent) after the date on which such notice is delivered to the Specified Agents, and (B) the amount of the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the the Applicable Facility Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank and the Swing Line Lender) (such approvals not to be unreasonably withheld or delayed).

The terms and conditions (other than with respect to margin, pricing, maturity or fees) of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to the Revolving Commitments made on the Closing Date and Loans and other extensions of credit made thereunder or otherwise reasonably acceptable to the General Administrative Agent and the Applicable Facility Agent; provided that covenants or other provisions applicable only to the periods after the latest Maturity Date applicable to Revolving Commitments in effect at the time of incurrence of such Incremental Revolving Commitment shall be acceptable, subject, solely as to administrative matters, to the consent of the Revolving Facility Agent (such consent not to be unreasonably withheld, conditioned or delayed). The terms and conditions of any Incremental Term Loan Commitments and the Incremental Term Loans to be made thereunder shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) (A) no Incremental Term Loan Maturity Date in respect of any Incremental Tranche A Term Loans shall be earlier than the latest Maturity Date in respect of any other TLA Term Loans in effect on the date of incurrence of such Incremental Tranche A Term Loans and (B) no Incremental Term Loan Maturity Date in respect of any Incremental Term Loans that are not Incremental Tranche A Term Loans shall be earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans, (ii) (A) the weighted average life to maturity of any Incremental Tranche A Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any other Class of TLA Term Loans outstanding on the date of incurrence of such Incremental Tranche A Term Loans and (B) the weighted average life to maturity of any Incremental Term Loans that are not Incremental Tranche A Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any other Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans, it being understood that (x) for purposes of determining the weighted average life to maturity hereunder of any other Class of Term Loans, the effects of any prepayments made prior to the date of the determination shall, in each case, be disregarded and (y) subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Lenders, (iii) the Weighted Average Yield, determined as of the date of incurrence of such Incremental Term Loans, shall not be greater than (A) in the case of any Incremental Tranche A Term Loans, the Weighted Average Yield with respect to the Tranche A Term Loans and (B) in the case of any Incremental Term Loans that are not Incremental Tranche A Term Loans, the Weighted Average Yield with respect to the Tranche B Term Loans, in each case, determined as of such date (giving effect to any amendments to the Weighted Average Yield with respect to the Tranche A Term Loans or Tranche B Term Loans, as applicable, that became effective subsequent to the Closing Date but prior to such date, but excluding the effect of any increase in interest margins or floors with respect thereto pursuant to this clause (iii)), plus 0.50% per annum unless the Applicable Rate (together with, as provided in the proviso below, the Adjusted Eurodollar Rate and Base Rate floors) with respect to the Tranche A Term Loans or Tranche B Term Loans, as applicable, is increased, or fees to Lenders then holding the Tranche A Term Loans or Tranche B Term Loans, as applicable, are paid, so as to cause (x) the Weighted Average Yield with respect to the Tranche A Term Loans to equal the Weighted Average Yield with respect to such Incremental Tranche A Term Loans minus 0.50% or (y) the Weighted Average Yield with respect to the Tranche B Term Loans to equal the Weighted Average Yield with respect to such Incremental Term Loans that are not Incremental Tranche A Term Loans minus 0.50%, as applicable, provided that any increase in the Weighted Average Yield with respect to the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, due to the application of an Adjusted Eurodollar Rate or Base Rate floor to any Incremental Term Loans shall be effected solely through an increase to the extent of such differential in the Adjusted Eurodollar Rate or Base Rate floor applicable to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, but only if and to the extent an increase in such floor with respect to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, would cause an increase in the interest rate then in effect with respect thereto, (iv) Incremental Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the then outstanding Tranche A Term Loans and Tranche B Term Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the then outstanding Tranche A Term Loans and Tranche B Term Loans, (v) any Incremental Commitments and any Loans thereunder shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other Commitments and Loans (and shall not be secured by any assets other than the Collateral), and shall be extensions of credit to the Borrower that are Guaranteed only by the Credit Parties and (vi) except for the terms referred to above and subject to Section 2.24(b), to the extent the terms of any Incremental Term Loans (other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with (A) in the case of any Incremental Tranche A Term Loans, those of the Tranche A Term Loans and (B) in the case of any Incremental Term Loans that are not Incremental Tranche A Term Loans, those of the Tranche B Term Loans, in each case, as in effect on the date of incurrence of such Incremental Term Loans, such differences shall be reasonably acceptable to the Term Facility Agent (except for terms benefitting the

Incremental Term Lenders (x) where this Agreement is amended to include such beneficial terms for the benefit of all Lenders or (y) applicable only to periods after the latest Maturity Date in effect as of the date of incurrence of such Incremental Term Loans). In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Extended/Modified Term Loans or Refinancing Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting the fungibility thereof for US federal income tax purposes), such Incremental Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Extended/Modified Term Loans or Refinancing Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.

(b) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments, the General Administrative Agent and the Applicable Facility Agent; provided that no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving Pro Forma Effect to such Incremental Commitments and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom and the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date; provided that, in the case of Incremental Term Loan Commitments established to finance, in whole or in part, a Limited Conditionality Transaction, the conditions set forth in this clause (i) may be tested in accordance with Section 1.5 to the extent agreed by the Borrower and the Incremental Lenders providing such Incremental Term Loan Commitments, all as set forth in the applicable Incremental Facility Agreement, (ii) the General Administrative Agent shall have received a certificate, dated the date of effectiveness thereof and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in clause (i) above and, if such Incremental Term Loan Commitments or any portion thereof are being established in reliance on clause (b) of the definition of the term “Incremental Amount”, setting forth a reasonably detailed calculation of the Incremental Amount under such clause, (iii) the Borrower shall make any payments required to be made pursuant to Section 2.18(c) in connection with such Incremental Commitments and the related transactions under this Section 2.24 and (iv) the Borrower shall have delivered to the General Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent (to the extent applicable) in all material respects with the documents delivered under Section 3.1 on the Closing Date) by the General Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the General Administrative Agent and the Applicable Facility Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Incremental Term Loan Commitments and Incremental Term Loans as a new Class of Commitments and Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share”, “Requisite Lenders” and, as applicable, “Requisite Revolving Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under Section 2.26).

(c) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Total Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Pro Rata Shares of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(d) On the date of effectiveness of any Incremental Revolving Commitments:

(i) the aggregate principal amount of the Revolving Loans (the “Existing Revolving Borrowings”) outstanding immediately prior to the effectiveness of such Incremental Revolving Commitments shall be deemed to be repaid,

(ii) each Incremental Revolving Lender shall pay to the Revolving Facility Agent in same day funds an amount equal to the difference, if positive, between:

(A) the product of (1) such Lender’s Pro Rata Share of the Revolving Commitments (calculated after giving effect to such effectiveness) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined), and

(B) the product of (x) such Lender’s Pro Rata Share of the Revolving Commitments (calculated without giving effect to such effectiveness) multiplied by (y) the aggregate principal amount of the Existing Revolving Borrowings,

(iii) after the Revolving Facility Agent receives the funds specified in clause (ii) above, the Revolving Facility Agent shall pay to each Revolving Lender the portion of such funds that is equal to the difference, if positive, between:

(A) the product of (1) such Lender’s Pro Rata Share of the Revolving Commitments (calculated without giving effect to such effectiveness) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, and

(B) the product of (1) such Lender’s Pro Rata Share of the Revolving Commitments (calculated after giving effect to such effectiveness) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings,

(iv) after the effectiveness of such Incremental Revolving Commitments, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Funding Notice delivered to the Revolving Facility Agent in accordance with Section 2.2 (and the Borrower shall deliver such Funding Notice),

(v) each Revolving Lender shall be deemed to hold its applicable Pro Rata Share of each Resulting Revolving Borrowing (calculated after giving effect to such effectiveness), and

(vi) the Borrower shall pay each Revolving Lender any and all accrued but unpaid interest, fees and premiums (if any) on its Loans comprising the Existing Revolving Borrowings.

The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.18(c) if the date of the effectiveness of such Incremental Revolving Commitments occurs other than on the last day of the Interest Period relating thereto.

(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Incremental Term Lender holding an Incremental Term Loan Commitment of any Class shall make a loan to the Borrower in an amount equal to such Incremental Term Loan Commitment on the date specified in such Incremental Facility Agreement.

(f) The Applicable Facility Agent shall notify the Lenders promptly upon receipt by the Applicable Facility Agent of any notice from the Borrower referred to in Section 2.24(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Pro Rata Shares of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.24(d).

Section 2.25. Extension/Modification Offers. (a) The Borrower may on one or more occasions, by written notice to the Specified Agents, make one or more offers (each, an “Extension/Modification Offer”) to all the Lenders of any Class (each Class subject to such an Extension/Modification Offer being referred to as an “Extension/Modification Request Class”), on the same terms and conditions, and on a pro rata basis, to each Lender within any Extension/Modification Request Class, to make one or more Extension/Modification Permitted Amendments pursuant to procedures reasonably specified by the Applicable Facility Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension/Modification Permitted Amendment and (ii) the date on which such Extension/Modification Permitted Amendment is requested to become effective (which shall not be less than five Business Days or more than 60 Business Days after the date of such notice, unless otherwise agreed to by the Applicable Facility Agent). Extension/Modification Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension/Modification Request Class that accept the applicable Extension/Modification Offer (such Lenders, the “Extending/Modifying Lenders”) and, in the case of any Extending/Modifying Lender, only with respect to such Lender’s Loans and Commitments of such Extension/Modification Request Class as to which such Lender’s acceptance has been made. Any Extended/Modified Loans or Extended/Modified Commitments shall constitute a separate Class of Loans or Commitments from the Extension/Modification Request Class from which they were converted and, in the event any Extended/Modified Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Incremental Term Loans or Refinancing Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting the fungibility thereof for US federal income tax purposes), such Extended/Modified Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Incremental Term Loans or Refinancing Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such

Extended/Modified Term Loans. The Extension/Modification Offer shall not be required to be in any minimum amount or any minimum increment, provided that the Borrower may, at its option and subject to its right to waive any such condition in its sole discretion, specify as a condition to the effectiveness of any Extension/Modification Permitted Amendment that a minimum amount, as specified in the Extension/Modification Offer, of Loans and Commitments of the Extension/Modification Request Class consent thereto. The Borrower may amend, revoke or replace any Extension/Modification Offer at any time prior to the effectiveness of the applicable Extension/Modification Agreement. In connection with any Extension/Modification Offer, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Applicable Facility Agent to accomplish the purposes of this Section 2.25.

(b) An Extension/Modification Permitted Amendment shall be effected pursuant to an Extension/Modification Agreement executed and delivered by the Borrower, each applicable Extending/Modifying Lender, the General Administrative Agent and the Applicable Facility Agent; provided that no Extension/Modification Permitted Amendment shall become effective unless the Borrower shall have delivered to the General Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents (consistent (to the extent applicable) in all material respects with the corresponding documents delivered under Section 3.1 on the Closing Date) as shall reasonably be requested by the General Administrative Agent in connection therewith. The Applicable Facility Agent shall promptly notify each Lender as to the effectiveness of each Extension/Modification Agreement. Each Extension/Modification Agreement may, without the consent of any Lender other than the applicable Extending/Modifying Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the General Administrative Agent and the Applicable Facility Agent, to give effect to the provisions of this Section 2.25, including (i) a reduction to the scheduled Installments set forth in Section 2.12 with respect to Loans of the Extension/Modification Request Class to reflect the treatment of the Extended/Modified Loans as a new Class of Loans (it being understood that the amount of any scheduled amortization payable to any non-Extending/Modifying Lender with respect to its Loans of the Extension/Modification Request Class shall not be reduced as a result thereof) and (ii) any amendments necessary to treat the applicable Loans and/or Commitments of the Extending/Modifying Lenders as a new “Class” of loans and/or commitments hereunder (including for purposes of prepayments and voting) (it being agreed that such new Class of Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share”, “Requisite Lenders” and, as applicable, “Requisite Revolving Lenders” and may be afforded Class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5); provided that, in the case of any Extension/Modification Offer relating to Revolving Commitments or Revolving Loans, (A) the borrowing and repayment (except for repayments required upon the maturity, repayments made in connection with any Refinancing Facility Agreement and repayments made in connection with a permanent repayment and termination of the applicable Commitments) of Loans under the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments, (B) the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit or Swing Line Loan as between the Commitments of such new Class and the remaining Revolving Commitments shall be made on a ratable basis as between the Commitments of such new Class and the remaining Revolving Commitments (and the applicable Extension/Modification Agreement shall contain reallocation and cash collateralization provisions, in form and substance reasonably satisfactory to the Revolving Facility Agent and the Borrower, with respect to Letters of Credit and Swing Line Loans outstanding on the Revolving Maturity Date) and (C) the Revolving Commitment Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit of any Issuing Bank or to Swing Line Loans, may not be extended without the prior written consent of such Issuing Bank or the Swing Line Lender, as the case may be.

Section 2.26. Refinancing Facilities. (a) The Borrower may, on one or more occasions, by written notice to the Specified Agents, request the establishment hereunder of (i) one or more additional Classes of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrower (“Refinancing Revolving Loans”) and, if applicable under such Class, acquire participations in the Letters of Credit and Swing Line Loans and all the then existing Revolving Commitments will be refinanced in full or (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”). Each such notice shall specify (A) the date on which the Borrower proposes that the Refinancing Commitments shall be effective, which shall be a date not less than five Business Days (or such shorter period as may be agreed to by the Applicable Facility Agent) after the date on which such notice is delivered to the Specified Agents, (B) the amount of the Refinancing Commitments requested to be established and (C) the identity of each Person proposed to become a Refinancing Lender in connection therewith (it being agreed that (x) any Lender approached to provide any Refinancing Commitment may elect or decline, in its sole discretion, to provide such Refinancing Commitment and (y) any Person that the Borrower proposes to be a Refinancing Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the General Administrative Agent and the Applicable Facility Agent and, in the case of any proposed Refinancing Revolving Lender, each Issuing Bank and the Swing Line Lender (such approvals not to be unreasonably withheld or delayed)).

(b) The terms and conditions of any Refinancing Commitments and the Refinancing Loans to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Lenders and set forth in the applicable Refinancing Facility Agreement; provided that an Issuing Bank or the Swing Line Lender shall not be required to issue, amend or extend any Letter of Credit under any Refinancing Revolving Commitments or make any Swing Line Loan, as applicable, unless such Issuing Bank or the Swing Line Lender, as the case may be, shall have consented to act in such capacity under the Refinancing Revolving Commitments; provided further that (i) the stated termination date applicable to the Refinancing Commitments of any Class and the Refinancing Term Loan Maturity Date of any Class shall not be earlier than the Maturity Date of the Class of Commitments or Loans being refinanced, (ii) in the case of any Refinancing Term Loans, the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans being refinanced (and, for purposes of determining the weighted average life to maturity of such Class of Term Loans being refinanced, the effects of any prepayments made prior to the date of the determination shall be disregarded), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Refinancing Term Loans shall be determined by the Borrower and the applicable Refinancing Lenders, (iii) any Refinancing Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Term Loans, but may not provide for mandatory prepayment requirements that are more favorable to the Refinancing Term Loan Lenders than those applicable to the Tranche A Term Loans and Tranche B Term Loans, (iv) any Refinancing Commitments and Refinancing Loans made thereunder shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other Loans and Commitments hereunder (and shall not be secured by any assets other than the Collateral), and shall be extensions of credit to the Borrower that are Guaranteed only by the Credit Parties, and (v) except for the terms referred to above, to the extent the terms of any Refinancing Commitments or Refinancing Loans (other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Class of Loans being refinanced, such differences shall be reasonably acceptable to the Applicable Facility Agent (except for terms benefitting the Refinancing Lenders (A) where this Agreement is amended to include such beneficial terms for the benefit of all Lenders or (B) applicable only to periods after the latest Maturity Date in effect as of the date of establishment or incurrence of such Refinancing Commitments or Refinancing Loans). In the event any Refinancing Term Loans have the same terms as any existing Class of Term Loans then outstanding or any Incremental Term Loans or Extended/Modified Term Loans then substantially concurrently established (in each case, disregarding any differences in original issue discount or upfront fees if not affecting the fungibility thereof for US federal income tax purposes), such Refinancing Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Term Loans or such Incremental Term Loans or Extended/Modified Term Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Refinancing Term Loans.

(c) The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitments, the General Administrative Agent and the Applicable Facility Agent and, in the case of Refinancing Revolving Commitments, as applicable, each Issuing Bank and/or the Swing Line Lender; provided that no Refinancing Commitments shall become effective unless (i) the Borrower shall have delivered to the General Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents consistent in all material respects with the documents delivered under Section 3.1 on the Closing Date as shall reasonably be requested by the General Administrative Agent in connection therewith, (ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated and the Borrower shall make any prepayment or deposit required to be made under Section 2.14(e) as a result thereof and shall pay all interest on the amounts prepaid and all fees accrued on the Revolving Commitments (it being understood, however, that any Letters of Credit may continue to be outstanding under the Refinancing Revolving Commitments, in each case on terms agreed by each applicable Issuing Bank and specified in the applicable Refinancing Facility Agreement) and (iii) in the case of any Refinancing Term Loan Commitments, (A) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest, fees and premiums (if any) with respect to such outstanding Term Borrowings, any original issue discount or upfront fees applicable to such Refinancing Term Loans and any reasonable fees, premium and expenses relating to such refinancing) and (B) any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent Installments to be made pursuant to Section 2.12 with respect to Term Borrowings of such Class on a pro rata basis (in accordance with the principal amounts of such Installments) and, in the case of a prepayment of Eurodollar Rate Term Borrowings, shall be subject to Section 2.18(c). Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the General Administrative Agent and the Applicable Facility Agent, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new Class of Commitments or Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be included in the definitions of “Majority in Interest”, “Pro Rata Share”, “Requisite Lenders” and, as applicable, “Requisite Revolving Lenders” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under this Section 2.26).

(d) Upon the effectiveness of a Refinancing Commitment of any Refinancing Lender, such Refinancing Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents.

(e) The Applicable Facility Agent shall notify the Lenders promptly upon receipt by the Applicable Facility Agent of any notice from the Borrower referred to in Section 2.26(a) and of the effectiveness of any Refinancing Commitments, in each case advising the Lenders of the details thereof.

SECTION 3. CONDITIONS PRECEDENT

Section 3.1. Closing Date. The obligation of each Lender and each Issuing Bank to make any Credit Extension shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.5):

(a) Credit Agreement. The General Administrative Agent shall have received from each of the Revolving Facility Agent, the Borrower and, giving effect to the Nutrisystem Acquisition, each Guarantor, either (i) a counterpart of this Agreement signed on behalf of each such party or (ii) evidence satisfactory to the General Administrative Agent (which may include a facsimile or electronic image scan transmission) that each such party has signed a counterpart to this Agreement.

(b) Organizational Documents; Incumbency. The General Administrative Agent shall have received, in respect of each Credit Party, a certificate of such Credit Party, dated the Closing Date and executed by an Authorized Officer of such Credit Party, attaching (i) a copy of each Organizational Document of such Credit Party, which to the extent applicable shall be certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority, (ii) signature and incumbency certificates of the officers of such Credit Party executing each Credit Document, (iii) resolutions of the Board of Managers, Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, certified as of the Closing Date by such Authorized Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of organization, dated the Closing Date or a recent date prior thereto, all in form and substance reasonably satisfactory to the General Administrative Agent.

(c) Existing Indebtedness. The Closing Date Refinancing shall have been consummated or shall be consummated substantially simultaneously with the initial funding of Loans on the Closing Date, and the General Administrative Agent shall have received customary evidence thereof.

(d) Collateral and Guarantee Requirement.

(i) Subject to clause (ii) below, the Collateral and Guarantee Requirement shall have been satisfied. The Collateral Agent shall have received a completed Collateral Questionnaire in form reasonably satisfactory to the Collateral Agent, dated the Closing Date and executed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Credit Parties in the jurisdictions contemplated by the Collateral Questionnaire and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or substantially contemporaneously with the initial funding of Loans on the Closing Date will be, released.

(ii) Notwithstanding the foregoing, to the extent any Collateral is not or cannot be provided or perfected on the Closing Date (other than the grant and perfection of security interests in Collateral located in any state of the United States or the District of Columbia with respect to which a Lien may be perfected by the filing of a financing statement under the UCC or, in the case of stock certificates of the Borrower’s domestic Subsidiaries and intercompany notes owed to the Borrower or any of its domestic Subsidiaries, by possession of such Collateral), then the provision or perfection, as the case may be, of any such Guarantee or Collateral shall not constitute a condition precedent to the obligation of each Lender and each Issuing Bank to make any Credit Extension on the Closing Date, but instead shall be required to be provided or perfected within (i) in the case of Mortgages, 90 days after the Closing Date and (ii) in the case of all other Collateral, 30 days after the Closing Date (or, in each case, such later date as may be approved by the Collateral Agent).

(e) Financial Statements. The Arrangers shall have received from the Borrower (i) the Historical Financial Statements and (ii) the Pro Forma Financial Statements.

(f) No Company Material Adverse Effect. Since December 9, 2018, there shall not have occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g) Opinions of Counsel. The General Administrative Agent shall have received a favorable written opinion (addressed to the Agents, the Lenders and the Issuing Banks and dated the Closing Date) of each of (i) Bass, Berry & Sims PLC, counsel for the Credit Parties, (ii) Hodgson Russ LLP, New York counsel for the Credit Parties, (iii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Credit Parties, (iv) Womble Bond Dickinson (US) LLP, Virginia counsel to the Credit Parties, and (v) Snell & Wilmer L.L.P., Nevada counsel for the Credit Parties, in each case in form and substance reasonably satisfactory to the General Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinion to the General Administrative Agent).

(h) Transactions. The Transactions shall have been or, substantially concurrently with the Credit Extensions on the Closing Date hereunder, shall be, consummated in all material respects in accordance with the terms of the Nutrisystem Acquisition Agreement, after giving effect to any amendment, waiver, modification or consent thereunder, other than any amendment, waiver or other modification or consent that would be materially adverse to the Agents or the Lenders, and the General Administrative Agent shall have received, in form and substance reasonably acceptable to it, true and correct fully-executed copies of the documentation for the Nutrisystem Acquisition, including the Nutrisystem Acquisition Agreement.

(i) Solvency Certificate. The General Administrative Agent shall have received the Solvency Certificate, dated the Closing Date and signed by the chief financial officer of the Borrower.

(j) Closing Date Certificate. The General Administrative Agent shall have received the Closing Date Certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, together with all attachments thereto.

(k) Representations and Warranties. On the Closing Date, and after giving Pro Forma Effect to the Transactions, the Specified Representations and the Acquisition Agreement Representations shall be true and correct in all material respects (or, with respect to any Specified Representations or Acquisition Agreement Representations qualified by materiality or “material adverse effect”, in all respects) (provided that, in the case of any Specified Representation or Acquisition Agreement Representation that expressly relates to a given date or period, such Specified Representation or Acquisition Agreement Representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

(l) Funding Notice. Each Applicable Facility Agent and, in the case of any issuance of any Letter of Credit, the applicable Issuing Bank, shall have received, not later than 12:00 noon (New York City time) at least one Business Day in advance of the Closing Date, a fully completed and executed Funding Notice and, if applicable, Issuance Notice.

(m) PATRIOT Act. At least three days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the CDD Rule, that is requested by any Agent or any Lender at least 10 days prior to the Closing Date.

Notwithstanding any provision of this Agreement or any other Credit Document that may be to the contrary, the obligations of the Lenders and the Issuing Banks to make Credit Extensions on the Closing Date are subject only to the express conditions of this Section 3.1, and there are no other conditions, implied or otherwise) to the availability and funding of Credit Extensions on the Closing Date, including compliance with any other terms of this Agreement or any other Credit Document.

Section 3.2. Each Credit Extension. The obligation of each Lender and each Issuing Bank to make any Credit Extension on any Credit Date other than the Closing Date is subject to the satisfaction (or waiver in accordance with Section 10.5) of the following conditions precedent (it being understood and agreed that, in the case of any Term Loans the proceeds of which are intended to be applied to finance a Limited Conditionality Transaction, the conditions precedent set forth in clauses (b) and (c) below may be satisfied as of the applicable LCT Test Date in accordance with Section 1.5):

(a) the Applicable Facility Agent and, in the case of any issuance, amendment or extension (other than an automatic extension permitted under Section 2.4(a)) of any Letter of Credit, the applicable Issuing Bank, shall have received a fully completed and executed Funding Notice or Issuance Notice, as the case may be;

(b) the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (i) in the case of the representations and warranties qualified by materiality or “material adverse effect”, in all respects, and (ii) otherwise, in all material respects, in each case on and as of such Credit Date (provided that, in the case of any such representation and warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); and

(c) at the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

On the date of any such Credit Extension, the Borrower shall be deemed to have represented and warranted that the conditions specified in Sections 3.2(b) and 3.2(c) have been satisfied and that, after giving effect to such Credit Extension, the Total Utilization of Revolving Commitments (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.2(a) or 2.4(a).

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, each Lender and each Issuing Bank on the Closing Date (limited to the Specified Representations) and on each Credit Date as follows:

Section 4.1. Organization; Requisite Power and Authority; Qualification. Each of the Borrower and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (i) to own and operate its properties and to carry on its business and operations as now conducted and as proposed to be conducted and (ii) in the case of the Credit Parties, to execute and deliver the Credit Documents to which it is a party and to perform the other Transactions to be performed by it and (c) is qualified to do business and in good standing under the laws of every jurisdiction where such qualification is necessary to carry out its business and operations, except, in each case referred to in clauses (a) (other than with respect to the Borrower), (b)(i) and (c), where the failure so to be or so to have, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

Section 4.2. Equity Interests and Ownership. Schedule 4.2 sets forth, as of the Closing Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (a) the Borrower, (b) each other Subsidiary and (c) each joint venture and other Person in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. The Equity Interests owned by any Credit Party in any Subsidiary have been duly authorized and validly issued and, to the extent such concept is applicable, are fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Restricted Subsidiary is a party requiring, and there are no Equity Interests in any Restricted Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Restricted Subsidiary of any additional Equity Interests or other Securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Restricted Subsidiary.

Section 4.3. Due Authorization. The Transactions to be entered into by each Credit Party have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action on the part of such Credit Party.

Section 4.4. No Conflict. The Transactions do not and will not (a) violate any applicable law, including any order of any Governmental Authority, applicable to the Borrower or any Restricted Subsidiary, (b) violate the Organizational Documents of the Borrower or any Restricted

Subsidiary, (c) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of the Borrower or any Restricted Subsidiary, except to the extent any such violation or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (d) except for Liens created under the Credit Documents, result in or require the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary.

Section 4.5. Governmental Approvals. The Transactions do not and will not require any registration with, consent or material approval of, notice to, or other action by any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect and (b) filings and recordings with respect to the Collateral necessary to perfect Liens created under the Credit Documents, (c) to the extent that any failure to make, obtain or have same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights or by equitable principles relating to enforceability.

Section 4.7. Financial Statements; Projections; No Material Undisclosed Liabilities. (a) The Historical Financial Statements were prepared in conformity with GAAP and present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries (other than Nutrisystem and its Subsidiaries) and Nutrisystem and its Subsidiaries, respectively, in each case as of the respective dates thereof, and the consolidated results of operations, income, shareholder’s equity and cash flows of the Borrower and its Subsidiaries (other than Nutrisystem and its Subsidiaries) and Nutrisystem and its Subsidiaries, respectively, in each case for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from normal year end audit adjustments. As of the Closing Date, neither the Borrower nor any of its Subsidiaries (including Nutrisystem and its Subsidiaries) has any contingent liability, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and that, in any such case, is material in relation to the business, operations, assets or financial condition of the Borrower and its Subsidiaries (including Nutrisystem and its Subsidiaries), taken as a whole.

(b) The Pro Forma Financial Statements have been prepared in good faith based on the Historical Financial Statements and the assumptions set forth in the Pro Forma Financial Statements, which assumptions were believed by management of the Borrower to be reasonable at the time made and are believed by management of the Borrower to be reasonable on the Closing Date.

(c) The Projections have been prepared in good faith based upon assumptions that were believed by the Borrower to be reasonable at the time made and are believed by the Borrower to be reasonable on the Closing Date, it being understood and agreed that the Projections are not a guarantee of financial performance, actual results may differ therefrom and such differences may be material.

Section 4.8. No Material Adverse Effect. Since December 31, 2018, there has been no event or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9. Adverse Proceedings. There are no Adverse Proceedings that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 4.10. Payment of Taxes. Except as otherwise permitted under Section 5.3, all Tax returns and reports of the Borrower and the Restricted Subsidiaries required to be filed by any of them have been timely filed (taking into account any applicable extensions), and all Taxes shown on such Tax returns to be due and payable, and all assessments, fees and other governmental charges upon the Borrower and the Restricted Subsidiaries and upon their properties, income, businesses and franchises that are due and payable, have been paid when due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.11. Properties. (a) Title. The Borrower and each Restricted Subsidiary has (i) good, sufficient and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property) all of their material assets reflected in the Historical Financial Statements or, after the first delivery thereof, in the consolidated financial statements of the Borrower most recently delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement and except for Permitted Liens and defects that, individually or in the aggregate, do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary.

(b) Real Estate. Set forth on Schedule 4.11(b) is true and complete list, as of the Closing Date, of all Real Estate Assets owned in fee by any Credit Party, identifying each Material Real Estate Asset, if any, and the proper jurisdiction for the filing of a Mortgage in respect thereof.

(c) Intellectual Property. The Borrower and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property that is necessary for the conduct of its business as currently conducted, and without any known conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, no Intellectual Property owned by the Borrower or any Restricted Subsidiary and used in the operation of its business as currently conducted infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No written claim or litigation regarding any Intellectual Property owned \by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrower or any Restricted Subsidiary, has been overtly threatened in writing against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.12. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received written notice of any claim with respect to any Environmental Liability or (d) knows of any reasonable basis for any Environmental Liability.

Section 4.13. No Defaults. No Default or Event of Default has occurred and is continuing.

Section 4.14. Investment Company Act. None of the Credit Parties is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.15. Federal Reserve Regulations. (a) None of the Borrower or the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No portion of the proceeds of any Credit Extension will be used to purchase or carry any Margin Stock except in a manner that complies with Regulation U, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

Section 4.16. Employee Benefit Plans. The Borrower, each Restricted Subsidiary and each of their respective ERISA Affiliates is in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and has performed all its obligations under each Employee Benefit Plan, except where such failure to comply or perform, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health benefits (through the purchase of insurance or otherwise) for any retired employee of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.17. Solvency. On the Closing Date (after giving effect to the borrowing of Tranche A Term Loans and Tranche B Term Loans hereunder and the other Transactions to occur on such date), the Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 4.18. Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance with all applicable laws, including all orders and other restrictions imposed by any Governmental Authority, in respect of the conduct of its business and the ownership and operation of its properties (including compliance with all applicable Environmental Laws), except where such failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.19. Disclosure. The Confidential Information Memorandum and the other documents, certificates or statements or any other written information (other than financial projections (including financial estimates, budgets, forecasts and other forward-looking information) and information of general economic or industry-specific nature) furnished to any Arranger, any Agent, any Lender or any Issuing Bank by or on behalf of the Borrower or any Restricted Subsidiary in connection with the negotiation of or pursuant to this Agreement or any other Credit Document, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements theretofore provided); provided that, with respect to financial projections, financial estimates, budgets, forecasts and other forward-looking information, the Credit Parties represent only that such information was prepared in good faith based upon estimates and assumptions believed by the Credit Parties to be reasonable at the time such information is so furnished (it being understood that such information is not a guarantee of financial or other performance and actual results may differ therefrom and that such differences may be material). There are no facts known to the Borrower or any Restricted Subsidiary (other than matters of a general economic or industry-specific nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been disclosed in such documents, certificates, statements or other information furnished to the Lenders for use in connection with the negotiation of or pursuant to this Agreement or any other Credit Document or in public filings with the SEC made by the Borrower and its Subsidiaries.

Section 4.20. Collateral Matters. (a) The Pledge and Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (subject to any Pari Passu Intercreditor Agreement), and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior in right to any other Person, but subject to Permitted Liens.

(b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Real Estate Asset subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute fully perfected security interests in all right, title and interest of the mortgagors in the Real Estate Assets subject thereto and the proceeds thereof, prior and superior in right to any other Person, but subject to the Permitted Liens.

(c) Upon the recordation of the Intellectual Property Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in Section 4.20(a), the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States Patent and Trademark Office or United States Copyright Office, in each case prior and superior in right to any other Person, but subject to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Credit Parties after the Closing Date).

(d) Each Collateral Document, including each Control Agreement, other than any Collateral Document referred to in the preceding paragraphs of this Section 4.20, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Permitted Liens.

Section 4.21. Insurance. Schedule 4.21 sets forth, as of the Closing Date, a true and complete description of all insurance policies maintained by or on behalf of the Credit Parties.

Section 4.22. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. None of the Borrower or any of the Subsidiaries or any of their respective directors, officers or, to the knowledge of the Borrower or any Subsidiary, employees or agents is a Sanctioned Person or otherwise the subject of any sanctions or economic embargoes administered or enforced by the US Department of State or the US Department of Treasury (including OFAC), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Department of Foreign Affairs, Trade and Development (Canada) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”). Each of the Borrower and the Subsidiaries and their respective directors, officers and, to the knowledge of the Borrower or any Subsidiary, employees and agents is in compliance, in all material respects, with (a) all Sanctions Laws, (b) the United States Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, (i) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions, (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or (iii) in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto. The Borrower and the Subsidiaries have taken such actions as, in the exercise of their reasonable judgment, they have deemed appropriate to promote and achieve compliance with applicable Sanctions Laws and applicable Anti-Corruption Laws.

Section 4.23. Health Care Matters.

(a) Health Care Permits. Except to the extent that noncompliance with the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) each Credit Party holds, and at all times since December 31, 2015, has held, all Health Care Permits necessary for it to own, lease, sublease or operate its assets or to conduct its business or operations as presently conducted, (ii) all such Health Care Permits are, and at all times since December 31, 2015 have been, in full force and effect and there is and has been no default under, violation of, or other noncompliance with the terms and conditions of any such Health Care Permit, (iii) no condition exists or event has occurred that, in itself or with the giving of notice or lapse of time or both, has resulted or would result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Health Care Permit, (iv) no Governmental Authority has taken, or to the knowledge of any Credit Party intends to take, action to suspend, revoke, terminate, place on probation, restrict, limit, modify or not renew any Health Care Permit of any Credit Party, (v) there currently exist no restrictions, deficiencies, required plans of correction or other such remedial measures with respect to any Health Care Permit of a Credit Party, and (vi) without limiting the foregoing, no validation review, program integrity review, audit or other investigation related to any Credit Party or its operations, or the consummation of the transactions contemplated in the Credit Documents or related to the Collateral (x) has been conducted by or on behalf of any Governmental Authority or (y) is scheduled, pending or, to the knowledge of any Credit Party, threatened.

(b) Licensed Personnel. Except to the extent that noncompliance with the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Licensed Personnel, when acting in their capacities as such, have complied at all times since December 31, 2015 and currently are in compliance with all applicable Health Care Laws, and hold and, at all times that such Persons have been Licensed Personnel of any Credit Party and acting in their capacities as such or since December 31, 2015, if shorter, have held, all Health Care Permits required by applicable Health Care Laws in the performance of such Licensed Personnel’s duties for such Credit Party, and each such Health Care Permit is in full force and effect and, to the knowledge of each Credit Party, no suspension, revocation, impairment, or termination of any such Health Care Permit due to a failure to comply with a Health Care Permit requirement of law is pending or, to the knowledge of any Credit Party, threatened.

(c) Submission of Claims. No Credit Party submits claims directly to Medicare as established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) or Medicaid as established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.).

(d) Exclusion. None of the Credit Parties, nor any owner, officer, director, partner, agent, managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Credit Party, nor any Licensed Personnel of any Credit Party (i) is (or, to the knowledge of such Credit Party, has been threatened to be) (x) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other applicable laws or regulations, or (y) debarred, disqualified, suspended or excluded from participation in any Federal Health Care Program or listed on the General Services Administration list of excluded parties, or (ii) is a party to any other action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any Health Care Laws.

SECTION 5. AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and the Letter of Credit Usage shall have been reduced to zero, each Credit Party covenants and agrees with the Agents, the Lenders and the Issuing Banks that:

Section 5.1. Financial Statements and Other Reports. The Borrower will deliver to the Specified Agents and, where applicable, to the Lenders:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (it being understood that, in the case of the financial statements for the Fiscal Year ended December 31, 2019, the corresponding figures for the previous Fiscal Year will be those of only Tivity and the Subsidiaries thereof as of the day prior to the Closing Date), together with customary management discussion and analysis and a report on such financial statements by PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing (which report shall not contain a “going concern” or like statement, qualification, exception or emphasis or any qualification, exception or emphasis as to the scope of audit, provided that such report may contain a “going concern” statement solely as a result of an impending maturity within 12 months of any Loans or any Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness or any prospective (but not actual) failure to comply with Section 6.7), and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Borrower and the Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accounting firm in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations, comprehensive income and cash flows of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year (it being understood that, in the case of the financial statements delivered for the first four full Fiscal Quarters following the Closing Date, the corresponding figures for the corresponding periods of the previous Fiscal Year will be those of only Tivity and the Subsidiaries thereof as of the day prior to the Closing Date), together with, in all cases, customary management discussion and analysis);

(c) Compliance Certificate and Unrestricted Subsidiary Reconciliation Statements. Together with each delivery of the consolidated financial statements of the Borrower and the Subsidiaries pursuant to Section 5.1(a) or 5.1(b), a completed Compliance Certificate executed by a Financial Officer of the Borrower and, if any Subsidiary shall be an Unrestricted Subsidiary, with respect to each such financial statement an Unrestricted Subsidiary Reconciliation Statement (which may be in a footnote form), provided that the Compliance Certificate for the Fiscal Quarter in which the Closing Date occurs shall not be required to be submitted until the day that is 75 days after the end of such Fiscal Quarter;

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP or in the application thereof since the date of the most recent balance sheet delivered pursuant to Section 5.1(a) or 5.1(b) (or, prior to the first such delivery, since December 31, 2018), the consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Section had no such change occurred, then, together with the first delivery of such financial statements after such change becomes effective, one or more statements of reconciliation specifying in reasonable detail the effect of such change on such financial statements, including those for the prior period;

(e) Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of the Borrower or any Restricted Subsidiary obtaining knowledge of any event or condition set forth below, a certificate of an Authorized Officer of the Borrower setting forth the details of such event or condition and any action the Borrower or any Restricted Subsidiary has taken, is taking or proposes to take with respect thereto:

(i) the occurrence of any Default or Event of Default; or

(ii) any event or condition that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f) Notice of Adverse Proceedings. Promptly upon any Authorized Officer of the Borrower or any Restricted Subsidiary obtaining knowledge of (i) any Adverse Proceeding that, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) any material and adverse development in any Adverse Proceeding referred to in clause (i) above;

(g) [reserved];

(h) Employee Benefit Plans. (i) Promptly upon any Authorized Officer of the Borrower or any Restricted Subsidiary obtaining knowledge of the occurrence of or of the forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor, the PBGC or any other Governmental Authority with respect thereto; and (ii) with reasonable promptness after request by any Agent or any Lender, copies of (A) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan, (B) all notices received by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event and (C) copies of such other documents or governmental reports or filings relating to any Pension Plan or Multiemployer Plan as such Agent or such Lender may reasonably request;

(i) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of operations and cash flows of the Borrower and the Subsidiaries for such Fiscal Year, and (ii) forecasted consolidated statements of operations and cash flows of the Borrower and the Subsidiaries for each Fiscal Quarter of such Fiscal Year;

(j) Information Regarding Credit Parties and Collateral. Prompt written notice of any change in (i) any Credit Party’s legal name, (ii) any Credit Party’s form of organization, (iii) any Credit Party’s jurisdiction of organization, (iv) the location of the chief executive office of any Credit Party and (v) any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number;

(k) Collateral Verification. Together with each delivery of the consolidated financial statements of the Borrower and the Subsidiaries pursuant to Section 5.1(a), a completed Supplemental Collateral Questionnaire executed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby;

(l) Filed or Distributed Information. Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any Restricted Subsidiary with any securities exchange or with the SEC or any Governmental Authority performing similar functions; and

(m) Other Information. Promptly after any request therefor, such other information regarding the business, operations, assets, liabilities (including contingent liabilities) and condition (financial or otherwise) of the Borrower or any Subsidiary, or compliance with the terms of any Credit Document or compliance by any Lender with the CDD Rule, as any Agent or any Lender (through the Applicable Facility Agent) may reasonably request.

The Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Private-Side Information will not be posted on the portion of the Platform that is designated for Public Lenders, provided that the Borrower shall make any disclosure required so that each Unrestricted Subsidiary Reconciliation Statement shall be suitable for distribution to Public Lenders. The Borrower agrees to clearly designate all information provided to any Agent by or on behalf of any Credit Party that contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Private-Side Information, the Agents reserve the right to post such document or notice solely on the portion of the Platform that is designated for Private Lenders.

Information required to be delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(l) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the General Administrative Agent or the Applicable Facility Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov or on the website of the Borrower at http://www.tivityhealth.com, provided, in each case, that if requested by any Agent, the Borrower shall provide hard copies to such Agent. Information required to be delivered pursuant to this Section 5.1 may also be delivered by electronic communications pursuant to procedures approved by the Agents. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Section 5.2. Existence. The Borrower and each Restricted Subsidiary will at all times preserve and keep in full force and effect (a) its existence and (b) all rights, franchises, licenses and permits necessary for the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries; provided that (i) other than in the case of clause (a) above with respect to the Borrower, the foregoing shall not apply to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) the foregoing shall not prohibit any transaction permitted under Section 6.8.

Section 5.3. Payment of Taxes. The Borrower and each Restricted Subsidiary will pay all Taxes imposed upon it or any of its properties prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as (i) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (ii) such contest proceedings effectively stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to make such payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4. Maintenance of Properties. (a) The Borrower and each Restricted Subsidiary will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Borrower and each Restricted Subsidiary will take actions reasonably necessary to protect all Intellectual Property owned by Borrower or a Restricted Subsidiary and used or useful in the business of the Borrower and the Restricted Subsidiaries, including (i) protecting the secrecy and confidentiality of the confidential information and trade secrets of the Borrower and each Restricted Subsidiary, and (ii) taking actions reasonably necessary to ensure that none of the trade secrets of the Borrower and any Restricted Subsidiary shall fall into the public domain; provided that the Borrower is under no obligation to use any trademark or maintain any Intellectual Property, including registered trademarks or issued patents, that Borrower determines is no longer used in or useful to the business of the Borrower.

Section 5.5. Insurance. The Borrower and the Restricted Subsidiaries will maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retention as are in accordance with normal industry practice or otherwise as are acceptable to the General Administrative Agent in its reasonable discretion. Without limiting the generality of the foregoing, the Borrower and the Restricted Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurance companies, flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the Flood Program, in each case in compliance with any applicable regulations of the Board of Governors or other applicable law. Each such policy of insurance maintained by or on behalf of the Credit Parties shall (a) in the case of liability insurance policies (other than workers’ compensation and other policies for which such endorsements are not customary), name the Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder and (b) in the case of business interruption and casualty insurance policies, contain a lender’s loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, for the benefit of the Secured Parties, as the lender’s loss payee thereunder, and shall provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ (or such shorter number of days as may be agreed to by the Collateral Agent or as may be the maximum number of days permitted by applicable law) prior written notice thereof by the insurer to the Collateral Agent.

Section 5.6. Books and Records; Inspections. The Borrower and the Restricted Subsidiaries will keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP and applicable law are made of all dealings and transactions in relation to their business and activities. The Borrower and the Restricted Subsidiaries will permit the Agents or any Lender (pursuant to a request made through any Agent) (or their authorized representatives, agents or advisors) to visit and inspect any of their properties, to examine, copy and make extracts from their financial and accounting records and to discuss their business, operations, assets, liabilities (including contingent liabilities) and condition (financial or otherwise) with their officers and independent registered public accounting firm, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that so long as no Default or Event of Default has occurred and is continuing such visits and inspections shall be limited to not more than one visit and inspection (coordinated through the requesting Agent) in any Fiscal Year; provided further that the Agents and the Lenders, and their respective representatives, shall not require, and nothing in this Section 5.6 shall be interpreted to require, the Borrower or any of its Subsidiaries to violate any laws, regulations or ordinances intended to protect the privacy rights of individuals, including HIPAA.

Section 5.7. Lender Calls. The Borrower will provide the Specified Agents and the Lenders access to, and the opportunity to ask questions during, any conference call open to the public or holders of any public securities of the Borrower at which the financial statements and financial condition and results of operations of the Borrower and its Subsidiaries are to be discussed. If no such calls are routinely being conducted each Fiscal Quarter, the Borrower will participate in a telephonic conference with the Specified Agents and Lenders at the request of the General Administrative Agent at such time as may be agreed by the Borrower and the General Administrative Agent, provided that the Borrower shall not be obligated to participate in such conferences more frequently than once per Fiscal Quarter.

Section 5.8. Compliance with Laws. The Borrower and each Restricted Subsidiary will comply with all applicable laws (including all Environmental Laws and all orders of any Governmental Authorities), except where failure to comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

Section 5.9. Environmental Matters. (a) Environmental Disclosure. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower will deliver to the General Administrative Agent and the Lenders, promptly upon the occurrence thereof, written notice describing in reasonable detail (i) the discovery by an Authorized Officer of the Borrower or any Restricted Subsidiary of any release of Hazardous Materials required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any remedial action taken by the Borrower, any Restricted Subsidiary or any other Person in response to any Release of Hazardous Materials or any Environmental Liability, (iii) the Borrower or any Restricted Subsidiary obtaining knowledge of any occurrence or condition on any Material Real Estate Asset that would cause such Material Real Estate Asset or any improvements thereon or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws and (iv) an Authorized Officer of the Borrower or any Restricted Subsidiary obtaining actual knowledge of any Environmental Liability involving the Borrower or any Restricted Subsidiary.

(b) Environmental Response. The Borrower will, and will cause each Restricted Subsidiary to, take promptly any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or any Restricted Subsidiary where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any claim pursuant to Environmental Law against the Borrower or any Restricted Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Subsidiaries. If any Person becomes a Restricted Subsidiary of the Borrower (or any Subsidiary of the Borrower not theretofore a Designated Subsidiary becomes a Designated Subsidiary, including as a result of a designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Material Subsidiary), the Borrower will, as promptly as practicable, and in any event within 30 days (or such longer period as the General Administrative Agent may agree to in writing), notify the General Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary (if such Restricted Subsidiary is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Credit Party.

Section 5.11. Additional Collateral. The Borrower will furnish to the General Administrative Agent prompt written notice of (a) the acquisition by any Credit Party of a Material Real Estate Asset after the Closing Date and (b) the acquisition by any Credit Party of any other material assets (other than any assets constituting Excluded Property) after the Closing Date, other than any such assets constituting Collateral under the Collateral Documents in which the Collateral Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Collateral Document) upon the acquisition thereof.

Section 5.12. Further Assurances. Each Credit Party will execute any and all further documents, financing statements, agreements and instruments, and take any and all further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that any Specified Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Credit Documents, all at the expense of the Credit Parties. The Borrower will provide to the General Administrative Agent and the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the General Administrative Agent and the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.13. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain continuously a public corporate family rating (or comparable public ratings) from Moody’s and a public corporate credit rating (or comparable public rating) from S&P, in each case in respect of the Borrower, and a public credit rating from each of Moody’s and S&P in respect of the Tranche A Term Loans and the Tranche B Term Loans (in each case, with no requirement as to any minimum rating).

Section 5.14. Use of Proceeds. The Borrower and the Restricted Subsidiaries will use the proceeds of the Loans made and the Letters of Credit issued hereunder solely for the purposes set forth in Section 2.6 and in compliance with Section 4.15(b).

SECTION 6. NEGATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and the Letter of Credit Usage shall have been reduced to zero, each Credit Party covenants and agrees with the Agents, the Lenders and the Issuing Banks that:

Section 6.1. Indebtedness. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) Indebtedness created under the Credit Documents, including pursuant to Sections 2.24, 2.25 and 2.26;

(b) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Restricted Subsidiary, (ii) such Indebtedness shall be evidenced by the Intercompany Note, and, if owing to a Credit Party, shall have been pledged pursuant to the Pledge and Security Agreement, (iii) such Indebtedness owing by a Credit Party to a Restricted Subsidiary that is not a Guarantor Subsidiary shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Indebtedness Subordination Agreement and (iv) such Indebtedness is permitted as an Investment under Section 6.6(d);

(c) Guarantees incurred in compliance with Section 6.6(e);

(d) Indebtedness existing on the date hereof and set forth on Schedule 6.1 and Refinancing Indebtedness in respect thereof;

(e) [reserved];

(f) (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets of the Borrower or any Restricted Subsidiary, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (B) assumed in connection with the acquisition of any fixed or capital assets of the Borrower or any Restricted Subsidiary or (C) constituting Capital Lease Obligations and (ii) Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness incurred in reliance on this clause (f) shall not exceed $75,000,000 at any time outstanding;

(g) [reserved];

(h) (i) Permitted Pari Passu Secured Indebtedness, Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness; provided that (A) the aggregate amount of Indebtedness incurred under this clause (h)(i) on any date shall not exceed the Incremental Amount as of such date, (B) the stated final maturity of such Indebtedness shall not be earlier than the latest Maturity Date in effect on the date such Indebtedness is incurred, (C) the weighted average life to maturity of any such Indebtedness shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding as of the date of the incurrence thereof (and, for purposes of determining the weighted average life to maturity hereunder of any such Class of Term Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (D) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (E) if such Indebtedness constitutes Permitted Pari Passu Secured Indebtedness, (x) the aggregate principal amount of all outstanding TLA Term Loans, shall not exceed, on any date, the TLA Amount and (y) the Weighted Average Yield with respect to such Permitted Pari Passu Secured Indebtedness, determined as of the date of incurrence of such Permitted Pari Passu Secured Indebtedness, shall not be greater than (I) in the case of Permitted Pari Passu Secured Indebtedness that constitutes TLA Term Loans, the Weighted Average Yield with respect to the Tranche A Term Loans and (II) in the case of Permitted Pari Passu Secured Indebtedness that does not constitute TLA Term Loans, the Weighted Average Yield with respect to the Tranche B Term Loans, in each case, determined as of such date (giving effect to any amendments to the Weighted Average Yield with respect to the Tranche A Term Loans or Tranche B Term Loans, as applicable, that became effective subsequent to the Closing Date but prior to such date, but excluding the effect of any increase in interest margins or floors with respect thereto pursuant to this clause (E)), plus 0.50% per annum, unless the Applicable Rate (together with, as provided in the proviso below, the Adjusted Eurodollar Rate and Base Rate floors) with respect to the Tranche A Term Loans or Tranche B Term Loans, as applicable, is increased, or fees to Lenders then holding the Tranche A Term Loans or Tranche B Term Loans, as applicable, are paid, so as to cause (I) the Weighted Average Yield with respect to the Tranche A Term Loans to equal the Weighted Average Yield with respect to such Permitted Pari Passu Secured Indebtedness that constitutes TLA Term Loans minus 0.50% or (II) the Weighted Average Yield with respect to the Tranche B Term Loans to equal the Weighted Average Yield with respect to such Permitted Pari Passu Secured Indebtedness that does not constitute TLA Term Loans minus 0.50%, as applicable, provided that any increase in the Weighted Average Yield with respect to the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, due to the application of an Adjusted Eurodollar Rate or Base Rate floor to any Permitted Pari Passu Secured Indebtedness incurred under this clause (E) shall be effected solely through an increase to the extent of such differential in the Adjusted Eurodollar Rate or Base Rate floor applicable to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, but only if and to the extent an increase in such floor with respect to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, would cause an increase in the interest rate then in effect with respect thereto and (F) the General Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in clause (A) above and, if such Indebtedness or any portion thereof is being incurred in reliance on clause (b) of the definition of the term “Incremental Amount”, setting forth a reasonably detailed calculation of the Incremental Amount under such clause; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii); provided further that the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under this clause (h), together with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under Sections 6.1(i) and Section 6.1(o), shall not at any time exceed $25,000,000;

(i) (i) Permitted Pari Passu Secured Indebtedness, Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness that, in each case, refinances or replaces, in whole or in part, any Term Loans; provided that (A) the original aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of such Term Loans being refinanced (except by an amount no greater than accrued and unpaid interest, fees and premiums (if any) on such Term Loans, any original issue discount or upfront fees applicable to such Indebtedness and any reasonable fees, premiums and expenses relating to such refinancing), (B) the stated final maturity of such Indebtedness shall not be earlier than the Maturity Date of the Class of Term Loans being refinanced in effect at the time such Indebtedness is incurred, (C) the weighted average life to maturity of such Indebtedness (if other than in the form of revolving loans) shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans being refinanced (and, for purposes of determining the weighted average life to maturity of such Class of Term Loans being refinanced, the effects of any prepayments made prior to the date of the determination shall be disregarded), (D) such Term Loans being refinanced or replaced shall be repaid or prepaid substantially concurrently on the date such Indebtedness is incurred and (E) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii); provided further that the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under this clause (i), together with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under Sections 6.1(h) and Section 6.1(o), shall not at any time exceed $25,000,000;

(j) Indebtedness in the form of indemnification obligations incurred in connection with any Acquisition or other Investment permitted by Section 6.6 or any Disposition permitted by Section 6.8;

(k) Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) in respect of netting services, overdraft protections or otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;

(l) Indebtedness in respect of (i) letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the Borrower or any Restricted Subsidiary (A) under workers’ compensation, unemployment insurance, health, disability or other employee benefits and other social security laws, (B) under bids, trade contracts, leases (other than Capital Lease Obligations), supply and service agreements with vendors, statutory obligations, bid bonds, surety bonds, appeal bonds, performance bonds, completion guarantees and obligations of a like nature (including those incurred to secure health, safety and environmental obligations) and (C) in an aggregate amount not to exceed $5,000,000 at any time in respect of other purposes and (ii) bid bonds, surety bonds, appeal bonds, performance bonds, completion guarantees and obligations of a like nature (including those incurred to secure health, safety and environmental obligations), in each case, provided in the ordinary course of business and not in connection with money borrowed;

(m) Indebtedness of the Borrower or any Restricted Subsidiary in the form of purchase price adjustments, earnouts, deferred compensation or other similar arrangements incurred in connection with any Acquisition consummated prior to the Closing Date or any Acquisition consummated after the Closing Date that is permitted by Section 6.6; provided that such Indebtedness is not secured by any Liens on the assets of the Borrower or any Restricted Subsidiary;

(n) [reserved];

(o) other unsecured Indebtedness of Holdings or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted under this clause (o) shall not exceed $50,000,000 at any time outstanding; provided further that the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under this clause (o), together with the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Guarantor Subsidiaries incurred and outstanding under Sections 6.1(h) and 6.1(i), shall not at any time exceed $25,000,000;

(p) Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding that is secured by a Lien permitted by Section 6.2(e);

(q) Indebtedness owed to current or former officers, directors, employees or consultants of the Borrower or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses or former spouses, domestic partners or former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption of Equity Interests in the Borrower permitted by Section 6.4;

(r) Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, incurred in the ordinary course of business;

(s) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 6.1; and

(t) Indebtedness owed under Hedge Agreements that are entered into to hedge or manage risks to which the Borrower or any Restricted Subsidiary has exposure and, at the time such Hedge Agreements are entered into, are not for speculative purposes.

For purposes of determining compliance with this Section 6.1 (subject to the final sentence of each of the definitions of “Permitted Pari Passu Secured Indebtedness”, “Permitted Junior Lien Secured Indebtedness” and “Permitted Unsecured Indebtedness”), (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in this Section 6.1, the Borrower shall, in its sole discretion, classify such item of Indebtedness (or any portion thereof) and may include the amount and type of such Indebtedness in one or more of the above clauses, and the Borrower may later reclassify such item of Indebtedness (or any portion thereof) and include it in another of such clauses in which it could have been included at the time it was incurred (but taking into account any increased Dollar limit in effect under any such other clauses at the time of reclassification), (ii) for purposes of assessing whether any Dollar limit set forth in any clause of this Section 6.1 has been observed in connection with incurrence of any Indebtedness, any other Indebtedness contemporaneously incurred pursuant to and in accordance with the other available clauses of this Section 6.1 that do not require such other Indebtedness to observe such Dollar limit shall be disregarded, even if such other Indebtedness is of the same tranche or series as such Indebtedness being incurred under such Dollar limit and (iii) no change in currency exchange rates subsequent to an incurrence of Indebtedness permitted by this Section 6.1 shall, in and of itself, result in a violation of this Section 6.1.

Section 6.2. Liens. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired or licensed, or assign or sell any income, profits or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(a) Liens created under the Credit Documents;

(b) Permitted Encumbrances;

(c) any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth on Schedule 6.2, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien, and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest, fees and premiums (if any) with respect to such original obligations and reasonable fees and expenses arising from such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.1(d) as Refinancing Indebtedness in respect thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness outstanding under Section 6.1(f) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien does not encumber any other asset of the Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto), other than proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest, fees and premiums (if any) with respect to such original obligations and reasonable fees and expenses arising from such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.1;

(f) [reserved];

(g) Liens on the Collateral securing Permitted Incremental Equivalent Indebtedness and obligations relating thereto not constituting Indebtedness;

(h) Liens on the Collateral securing Permitted Credit Agreement Refinancing Indebtedness and obligations relating thereto not constituting Indebtedness;

(i) in connection with any Disposition permitted under Section 6.8, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

(j) in the case of (i) any Restricted Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any encumbrance, restriction or other Lien, including any put and call arrangements, related to the Equity Interests in such Restricted Subsidiary or such other Person set forth in (A) its Organizational Documents or any related joint venture, shareholders’ or similar agreement, in each case so long as such encumbrance or restriction is applicable to all holders of the same class of Equity Interests or is otherwise of the type that is customary for agreements of such type or (B) in the case of clause (ii) above, in any agreement or document governing Indebtedness of such Person;

(k) any Lien on assets of any CFC or CFC Holding Company; provided that (i) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any Restricted Subsidiary that is not a CFC or CFC Holding Company and (ii) such Lien shall secure only Indebtedness or other obligations of such CFC or CFC Holding Company permitted hereunder;

(l) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder;

(m) nonexclusive outbound licenses of Intellectual Property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business that do not materially detract from the value of the affected asset or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(n) any Lien in favor of the Borrower or any Restricted Subsidiary (other than Liens on assets of any Credit Party in favor of a Restricted Subsidiary that is not a Guarantor Subsidiary);

(o) Liens on fixed or capital assets subject to any Sale/Leaseback Transaction permitted under Section 6.9; provided that (i) such Liens secure only Indebtedness permitted by Section 6.1(f) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens;

(p) (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Borrower and the Restricted Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Cash deposits not to exceed $2,500,000 at any time securing letters of credit, bank guarantees and similar instruments issued in currencies other than Dollars;

(r) leases entered into by the Borrower or any Restricted Subsidiary as lessor, and Liens arising out of the Disposition of such leases, in each case, in the ordinary course of business; and

(s) other Liens securing Indebtedness or other obligations; provided that the aggregate outstanding amount of Indebtedness and other obligations secured by Liens permitted by this clause (s) shall not exceed $25,000,000.

Section 6.3. No Further Negative Pledges. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, whether now owned or hereafter acquired, to secure any Obligations; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by any Credit Document, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.3, and amendments, modifications, extensions and renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (c) in the case of any Restricted Subsidiary that is not a wholly owned Subsidiary or the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions and conditions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, provided, in each case, that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary or to the Equity Interests in such other Person (including any Unrestricted Subsidiary), as applicable, (d) restrictions and conditions imposed by any agreement or document governing secured Indebtedness permitted by Section 6.1(f) or 6.1(n) or governing Liens permitted by Section 6.2(d), 6.2(e), 6.2(l), 6.2(o), 6.2(p)(i) or 6.2(q) or by clause (c), (d) or (m) of the definition of “Permitted Encumbrances”, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens, (e) [reserved], (f) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (g) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (h) restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (i) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (j) customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, and (k) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted by Section 6.1(h), 6.1(i) or 6.1(o) to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents. Nothing in this Section 6.3 shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Credit Parties under Sections 5.10, 5.11 or 5.12 or under the Collateral Documents.

Section 6.4. Restricted Payments. Neither the Borrower nor any Restricted Subsidiary will declare or pay or make, or agree to declare or pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each of the Borrower and any Restricted Subsidiary may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests in such Person permitted hereunder;

(b) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, and declare and make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Borrower and the Restricted Subsidiaries);

(c) the Borrower may make payments in respect of, or repurchases of its Equity Interests deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise;

(d) the Borrower may make cash payments in lieu of the issuance of fractional shares representing Equity Interests in the Borrower in connection with the exercise of warrants, options or other Securities convertible into or exchangeable for common stock in the Borrower;

(e) the Borrower may make Restricted Payments in respect of its Equity Interests pursuant to and in accordance with stock option plans or other benefit plans or agreements for, or otherwise make Restricted Payments to redeem, retire, purchase or otherwise acquire any of its Equity Interests held by, and the Borrower may make Restricted Payments to permit any parent company of the Borrower to make payments of the foregoing type in respect of its Equity Interests held by, future, present or former directors, officers, employees or consultants of the Borrower and the Restricted Subsidiaries or such parent company, and to pay withholding or similar taxes thereon; provided that the aggregate amount of the Restricted Payments made in reliance on this clause (e) in any Fiscal Year shall not exceed the sum of (i) $15,000,000 plus (ii) an amount equal to any unutilized portion of such amount in clause (i) in any preceding Fiscal Year ended after the Closing Date; provided further that in no event shall the aggregate amount of the Restricted Payments made in reliance on this clause (e) in any Fiscal Year exceed $30,000,000;

(f) the Borrower and the Restricted Subsidiaries may make additional Restricted Payments; provided that, immediately prior to the making thereof, and immediately after giving Pro Forma Effect thereto, including to any related incurrence of Indebtedness, (i) no Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 3.00:1.00;

(g) the Borrower and the Restricted Subsidiaries may make regularly scheduled interest and principal payments as and when due in respect of any Junior Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(h) the Borrower and the Restricted Subsidiaries may refinance any Junior Indebtedness with the proceeds of other Indebtedness to the extent permitted under Section 6.1;

(i) so long as no Event of Default shall have occurred and be continuing, the Borrower and the Restricted Subsidiaries may make additional Restricted Payments; provided that the aggregate amount of Restricted Payments made in reliance on this clause (i) since the Closing Date, taken together with the aggregate amount of all Acquisition Consideration paid, and outstanding Investments made, in reliance on Section 6.6(o), shall not exceed $50,000,000;

(j) the Borrower and the Restricted Subsidiaries may make additional Restricted Payments; provided that (i) immediately prior to the making thereof, and immediately after giving Pro Forma Effect thereto, including to any related incurrence of Indebtedness (A) no Event of Default shall have occurred and be continuing and (B) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 4.25:1.00, (ii) the amount of any such Restricted Payment shall not exceed the Available Basket Amount at the time such Restricted Payment is made and (iii) the Borrower shall have delivered to the General Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that all the requirements set forth in this clause (j) have been satisfied with respect to such Restricted Payment and including reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (ii) above;

(k) the Borrower and the Restricted Subsidiaries may make any Restricted Payment contemplated by the Nutrisystem Acquisition Agreement (including with respect to Company Stock Options, Company Restricted Stock Awards and Company PRSU Awards (each, as defined in the Nutrisystem Acquisition Agreement)); and

(l) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests that are not Disqualified Equity Interests, or warrants or options to acquire any such Equity Interests that are not Disqualified Equity Interests, with the proceeds received from the substantially concurrent issue of new Equity Interests that are not Disqualified Equity Interests.

Section 6.5. Restrictions on Subsidiary Distributions. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary, (b) to repay or prepay any Indebtedness owing by such Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (c) to make loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee the Obligations or (d) to transfer, lease or license any of its assets to the Borrower or any Restricted Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Credit Document, (ii) restrictions and conditions existing on the date hereof identified on Schedule 6.5, and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (iii) in the case of any Restricted Subsidiary that is not a wholly owned Subsidiary of the Borrower or, in the case of restrictions and conditions referred to in clause (d) above, the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions and conditions imposed by agreements and documents governing Indebtedness of such Restricted Subsidiary or such Person or its Organizational Documents or any related joint venture, shareholders’ or similar agreement, provided that such restrictions and conditions apply only to such Restricted Subsidiary or, in the case of restrictions and conditions referred to in clause (d) above, to any Equity Interests in such Restricted Subsidiary or such other Person (including any Unrestricted Subsidiary), as applicable, (iv) in the case of restrictions and conditions referred to clause in (d) above, restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.1(f) or 6.1(n) or governing Liens permitted by Section 6.2(d), 6.2(e), 6.2(l), 6.2(o), 6.2(p)(i) or 6.2(q) or by clause (c), (d) or (m) of the definition of “Permitted Encumbrances”, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens, (v) [reserved], (vi) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (vii) in the case of restrictions or conditions referred to in clauses (c) and (d) above, restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (viii) in the case of restrictions and conditions referred to in clause (d) above, restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (ix) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (x) in the case of restrictions and conditions referred to in clause (d) above, customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (xi) [reserved], and (xii) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted by Section 6.1(h), 6.1(i) or 6.1(o) to the extent, in the good faith judgment the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents. Nothing in this Section 6.5 shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Credit Parties under Sections 5.10, 5.11 or 5.12 or under the Collateral Documents.

Section 6.6. Investments. Neither the Borrower nor any Restricted Subsidiary will purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary of the Borrower prior thereto), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a) Investments in Cash and Cash Equivalents;

(b) Investments existing on the date hereof that are set forth on Schedule 6.6 (but not any additions thereto (including any capital contributions) made after the date hereof);

(c) Investments by the Borrower and the Restricted Subsidiaries in Equity Interests in their Restricted Subsidiaries; provided that (i) such investees are Restricted Subsidiaries prior to such Investments (or such Equity Interests are held as the result of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary), (ii) any such Equity Interests held by a Credit Party shall be pledged if and as required by the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of such investments by the Credit Parties in, and loans and advances by the Credit Parties to, and Guarantees by the Credit Parties of Indebtedness and other obligations of, Foreign Subsidiaries or Restricted Subsidiaries that are not Guarantor Subsidiaries (excluding all such investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (b) above) shall not exceed $5,000,000 at any time outstanding;

(d) loans or advances made by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.1(b) and (ii) the amount of such loans and advances made by the Credit Parties to Restricted Subsidiaries that are not Guarantor Subsidiaries shall be subject to the limitation set forth in clause (c) above;

(e) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary shall not Guarantee any Junior Indebtedness unless (A) such Restricted Subsidiary has Guaranteed the Obligations and (B) in the case of Junior Indebtedness that is Subordinated Indebtedness, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of such Subordinated Indebtedness, (ii) no Subsidiary that has not Guaranteed the Obligations shall Guarantee any Indebtedness of any Credit Party and (iii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Guarantor Subsidiaries that is Guaranteed by any Credit Party shall be subject to the limitation set forth in clause (c) above;

(f) (i) Investments consisting of extensions of credit in the nature of accounts receivable or negotiable instruments arising from the grant of trade credit in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction of obligations thereof from financially troubled account debtors and (iii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and the Restricted Subsidiaries;

(g) Investments made as a result of the receipt of noncash consideration from any Disposition of any asset in compliance with Section 6.8;

(h) Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or any Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other Securities (but not any additions thereto made after the date of the receipt thereof);

(i) Investments in the form of Hedge Agreements permitted under Section 6.1(t);

(j) payroll, travel and similar advances to directors, officers, employees and consultants of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(k) loans or advances to directors, officers, employees and consultants (or their respective estates, heirs, family members, spouses or former spouses, domestic partners or former domestic partners or beneficiaries under their respective estates) of the Borrower or any Restricted Subsidiary in the ordinary course of business for travel, relocation and related expenses;

(l) Permitted Acquisitions; provided that the aggregate Acquisition Consideration paid pursuant to this clause (l) or clause (o) below, taken together with the aggregate amount of other Investments made pursuant to clause (o) below, in each case in respect of Restricted Subsidiaries that do not become Guarantors, or in respect of other assets that are not, upon the acquisition thereof, directly owned by the Borrower or a Guarantor Subsidiary, shall not exceed $50,000,000;

(m) any other Acquisition or other Investment; provided that, immediately prior to the consummation thereof, and immediately after giving Pro Forma Effect thereto, including to any related incurrence of Indebtedness, (i) no Event of Default shall have occurred and be continuing and (ii) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 3.50:1.00; provided further that, in the case of any Limited Conditionality Transaction, at the option of the Borrower, the conditions set forth in clauses (i) and (ii) above may be tested in accordance with Section 1.5;

(n) any other Acquisition or other Investment; provided that (i) immediately prior to the consummation thereof, and immediately after giving Pro Forma Effect thereto, including to any related incurrence of Indebtedness, (A) no Event of Default shall have occurred and be continuing and (B) the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 4.25:1.00, (ii) the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not exceed the Available Basket Amount at the time of the consummation thereof and (iii) the Borrower shall have delivered to the General Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that all the requirements set forth in this clause (n) have been satisfied with respect to such Investment or Acquisition and including reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (ii) above; provided further that, in the case of any Limited Conditionality Transaction, at the option of the Borrower, the condition set forth in clause (i) above may be tested in accordance with Section 1.5;

(o) any other Acquisition or other Investment; provided that (i) the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not cause the aggregate amount of (x) all Acquisition Consideration paid, together with the aggregate amount of outstanding Investments made, in reliance on this clause (o), and (y) the aggregate amount of all Restricted Payments made in reliance on Section 6.4(i), to exceed $50,000,000, and (ii) the aggregate Acquisition Consideration paid pursuant to this subclause (ii) of this clause (o) or the proviso to clause (l) above, taken together with the aggregate amount of other Investments made pursuant to this subclause (ii) of this clause (o), in each case in respect of Restricted Subsidiaries that do not become Guarantors, or in respect of other assets that are not, upon the acquisition thereof, directly owned by the Borrower or a Guarantor Subsidiary, shall not exceed $50,000,000;

(p) any Investment in a joint venture or a Restricted Subsidiary that is not a wholly owned Subsidiary of the Borrower; provided that the aggregate amount of Investments permitted by this clause (p) shall not exceed $25,000,000 at any time outstanding;

(q) Investments (i) by the Borrower or any other Credit Party in any Restricted Subsidiary that is not a Guarantor Subsidiary to the extent made with Cash or Cash Equivalents necessary to fund a Permitted Acquisition or (ii) consisting of the transfer or contribution to any CFC or CFC Holding Company of Equity Interests in any other CFC or CFC Holding Company or exchange of Indebtedness owing by any CFC or CFC Holding Company for Indebtedness, in a like amount, owing by another CFC or CFC Holding Company;

(r) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(s) Guarantees of obligations of any Restricted Subsidiary in respect of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;

(t) Investments held by a Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the Closing Date, in each case, in a transaction permitted hereunder, provided that such Investments exist at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation);

(u) Investments held by any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of the term “Unrestricted Subsidiary”, provided that such Investments have not been made in contemplation of or in connection with such redesignation;

(v) any other Acquisition or other Investment to the extent consideration therefor is made solely with Equity Interests in the Borrower (other than any Disqualified Equity Interests);

(w) Investments made with reinvested Net Proceeds as contemplated by Section 2.14;

(x) Investments by Foreign Subsidiaries that are held or made outside the United States of America of the same or similar quality as Cash Equivalents, and Investments by a Foreign Subsidiary in another Foreign Subsidiary; and

(y) to the extent constituting Investments, transactions permitted by Sections 6.1, 6.4 and 6.8.

For purposes of determining compliance with this Section 6.6, (i) in the event that an Investment meets the criteria of more than one of the categories of Investment described in this Section 6.6, the Borrower shall, in its sole discretion, classify such Investment (or any portion thereof) and may include the amount and type of such Investment in one or more of the above clauses, and the Borrower may later reclassify such Investment (or any portion thereof) and include it in another of such clauses in which it could have been included at the time it was incurred (but taking into account any increased Dollar limit in effect under any such other clauses at the time of reclassification), (ii) for purposes of assessing whether any Dollar limit set forth in any clause of this Section 6.6 has been observed in connection with making any Investment, any other Investment contemporaneously incurred pursuant to and in accordance with the other available clauses of this Section 6.6 that do not require such other Investment to observe such Dollar limit shall be disregarded, even if such other Investment is related to the Investment being incurred under such Dollar limit and (iii) no change in currency exchange rates subsequent to an incurrence of Investment permitted by this Section 6.6 shall, in and of itself, result in a violation of this Section 6. Notwithstanding anything to the contrary in this Section 6.6 (i) neither the Borrower nor any Restricted Subsidiary shall make any Investment that results in or facilitates in any manner Indebtedness not permitted under Section 6.1, any Restricted Payment not permitted under Section 6.4 or any fundamental change or Disposition not permitted under Section 6.8 and (ii) no intellectual property or intellectual property license material to the business of the Borrower and its Restricted Subsidiaries may be invested in, or otherwise transferred to, any Person that is not a Credit Party (other than by way of non-exclusive licenses of any such intellectual property granted to a Subsidiary that is not a Guarantor Subsidiary).

Section 6.7. Financial Covenant. The Borrower will not, on or after the date set forth in the table below, permit the Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the last day of any Fiscal Quarter to exceed the ratio set forth for such date in the table below:

Date	Total Net Leverage Ratio
June 30, 2019	6.25:1.00
December 31, 2019	5.75:1.00
December 31, 2020	5.25:1.00
December 31, 2021	4.75:1.00

Section 6.8. Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries. (a) Neither the Borrower nor any Restricted Subsidiary will merge or consolidate with or into any other Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), and neither the Borrower nor any Restricted Subsidiary shall Dispose (whether in one transaction or in a series of transactions) of assets that represent all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, except that:

(i) any Person (other than the Borrower) may merge into the Borrower in a transaction in which the Borrower is the surviving Person;

(ii) any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and if any party to such merger or consolidation is a Guarantor Subsidiary, the surviving Person is a Guarantor Subsidiary);

(iii) any transaction permitted under Section 6.8(b) may be effected by means of a merger or consolidation (it being understood that any merger or consolidation of a Guarantor that results in such Guarantor becoming a Restricted Subsidiary that is not a Guarantor Subsidiary shall be deemed an Investment in a Restricted Subsidiary that is not a Guarantor Subsidiary);

(iv) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Lenders in any material respect; and

(v) the Borrower or any other Credit Party may Dispose of all or substantially all of its assets to the Borrower or to another Credit Party;

provided that, in the case of clauses (i), (ii) and (iii) above, any such merger or consolidation shall not be permitted unless it, and each Investment resulting therefrom, is also permitted under Section 6.6 (other than pursuant to Section 6.6(y)).

(b) Neither the Borrower nor any Restricted Subsidiary will Dispose of, or exclusively license, any asset, including any Equity Interest, owned by it, except:

(i) Dispositions of (A) inventory and obsolete, worn out or surplus equipment in the ordinary course of business, (B) leasehold improvements to landlords pursuant to the terms of leases in respect of any Leasehold Property, (C) Intellectual Property no longer used or useful in the business of the Borrower and its Subsidiaries and (D) Cash and Cash Equivalents;

(ii) Dispositions, and exclusive licenses, to any Credit Party;

(iii) Investments made in compliance with Sections 6.6 and 6.10;

(iv) Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(v) Dispositions of Equity Interests in, or Indebtedness or other Securities of, any Unrestricted Subsidiary, provided that all Dispositions made in reliance on this clause (v) shall be made for fair value (as determined reasonably and in good faith by the Borrower);

(vi) leases and licenses entered into by the Borrower or any Restricted Subsidiary as a licensor or lessor in the ordinary course of business, provided that such leases or license do not adversely affect in any material respect the value of the properties subject thereto (including the value thereof as Collateral) or interfere in any material respect with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(vii) Dispositions of assets in any Insurance/Condemnation Event; provided that the Net Proceeds thereof shall be applied as required by Section 2.14;

(viii) to the extent constituting Dispositions, Restricted Payments made in compliance with Section 6.4;

(ix) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(x) the unwinding of any Hedge Agreement; and

(xi) other Dispositions of assets that are not permitted by any other clause of this Section 6.8(b); provided that (A) all Dispositions made in reliance on this clause (xi) shall be made for fair value and at least 75% Cash consideration, (B) the Net Proceeds thereof shall be applied as required by Section 2.14 and (C) no Default or Event of Default shall have occurred and be continuing at the time such Disposition is made or would result therefrom.

Section 6.9. Sales and Leasebacks. Neither the Borrower nor any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.1(f) and (b) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.2(o).

Section 6.10. Transactions with Affiliates. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or such Restricted Subsidiary on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (b) any Restricted Payment permitted under Section 6.4, (c) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests) and receipt by the Borrower of capital contributions, (d) compensation and indemnification arrangements for directors, officers, employees and consultants of the Borrower or any Restricted Subsidiary entered into in the ordinary course of business, (e) loans and advances permitted under Section 6.6(j) or 6.6(k), (f) the Transactions, and (g) the transactions set forth on Schedule 6.10.

Section 6.11. Conduct of Business. Neither the Borrower nor any Restricted Subsidiary will engage in any business other than the businesses engaged in by the Borrower and the Restricted Subsidiaries on the Closing Date, provided that the Borrower and the Restricted Subsidiaries shall be permitted to engage in any business that is similar, complementary or related to, or a reasonable extension of, the business conducted by the Borrower and the Restricted Subsidiaries as of the Closing Date.

Section 6.12. Amendments or Waivers of Organizational Documents and Certain Agreements. Neither the Borrower nor any Restricted Subsidiary will agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (a) any agreement or instrument governing or evidencing Junior Indebtedness or (b) its Organizational Documents, in each case, to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders, it being understood that any Junior Indebtedness may be modified to permit any extension or refinancing thereof to the extent otherwise permitted by this Agreement.

Section 6.13. Fiscal Year. Neither the Borrower nor any Restricted Subsidiary will change its Fiscal Year to end on a date other than December 31.

SECTION 7. GUARANTEE

Section 7.1. Guarantee of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Obligations when and as the same shall become due. In furtherance of the foregoing, the Guarantors hereby jointly and severally agree that upon the failure of the Borrower or any other Person to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under

Section 362(a) of the Bankruptcy Code or any similar provision of, or stay imposed under, any other Debtor Relief Law), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the General Administrative Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of all Obligations then due as aforesaid.

Section 7.2. Indemnity by the Borrower; Contribution by the Guarantors. (a) In addition to all such rights of indemnity and subrogation as the Borrower or any Guarantor Subsidiary may have under applicable law (but subject to Section 7.5), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor Subsidiary under its Obligations Guarantee, the Borrower shall indemnify such Guarantor Subsidiary for the full amount of such payment and such Guarantor Subsidiary shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any Collateral provided by any Guarantor Subsidiary shall be sold pursuant to any Collateral Document to satisfy in whole or in part any Obligations, the Borrower shall indemnify such Guarantor Subsidiary in an amount equal to the fair value of the assets so sold.

(b) The Guarantor Subsidiaries desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Section 7 and under the Collateral Documents. Accordingly, in the event any payment or distribution is made on any date by a Guarantor Subsidiary under its Obligations Guarantee such that its Aggregate Payments exceed its Fair Share as of such date (such Guarantor Subsidiary being referred to as a “Claiming Guarantor”) and the Borrower does not indemnify such Claiming Guarantor in accordance with Section 7.2(a), such Claiming Guarantor shall be entitled to a contribution from each other Guarantor Subsidiary in an amount sufficient to cause each Guarantor Subsidiary’s Aggregate Payments to equal its Fair Share as of such date (and for all purposes of this Section 7.2(b), any sale or other dispositions of Collateral of a Guarantor Subsidiary pursuant to an exercise of remedies under any Collateral Document shall be deemed to be a payment by such Guarantor Subsidiary under its Obligations Guarantee in an amount equal to the fair value of such Collateral, less any amount of the proceeds of such sale or other dispositions returned to such Guarantor Subsidiary). “Fair Share” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (i) the ratio of (A) the Fair Share Contribution Amount with respect to such Guarantor Subsidiary to (B) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantor Subsidiaries multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Claiming Guarantors under their Obligations Guarantees. “Fair Share Contribution Amount” means, with respect to any Guarantor Subsidiary as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor Subsidiary under its Obligations Guarantee that would not render its obligations thereunder subject to avoidance as a preference, fraudulent transfer or conveyance or transfer at undervalue under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state or foreign law; provided that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor Subsidiary for purposes of this Section 7.2(b), any assets or liabilities of such Guarantor Subsidiary arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution under this Section 7 shall not be considered as assets or liabilities of such Guarantor Subsidiary. “Aggregate Payments” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor Subsidiary in respect of its Obligations Guarantee (including any payments and distributions made under this Section 7.2(b)), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor Subsidiary from the Borrower pursuant to Section 7.2(a) or the other Guarantor Subsidiaries pursuant to this Section 7.2(b). The amounts payable under this Section 7.2(b) shall be determined as of the date on which the related payment or distribution is made by the applicable Claiming Guarantor. The allocation among Guarantor Subsidiaries of their obligations as set forth in this Section 7.2(b) shall not be construed in any way to limit the liability of any Guarantor Subsidiary hereunder or under any Collateral Document.

Section 7.3. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations under this Section 7 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) its Obligations Guarantee is a guarantee of payment when due and not of collectability and is a primary obligation of such Guarantor and not merely a contract of surety;

(b) the General Administrative Agent may enforce its Obligations Guarantee upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower or of any other guarantor of the Obligations (including any other Guarantor), and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations that has not been paid (and, without limiting the generality of the foregoing, if the General Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Obligations);

(e) any Secured Party may, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of the Obligations Guarantees or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability under this Section 7, at any time and from time to time (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto, and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guarantees of the Obligations and take and hold security for the payment of the Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guarantees of the Obligations or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or with the applicable Specified Hedge Agreement or Specified Cash Management Services Agreement and any applicable security agreement, including foreclosure on any such security or exercise of a power of sale pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Obligations, and (vi) exercise any other rights available to it under the Credit Documents or any Specified Hedge Agreements and Specified Cash Management Services Agreements; and

(f) the Obligations Guarantees and the obligations of the Guarantors thereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them (in any case other than payment in full in Cash of the Obligations or release of a Guarantor Subsidiary’s Obligations Guarantee in accordance with Section 9.8(d)(ii)): (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Specified Hedge Agreements or Specified Cash Management Services Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the Obligations, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Credit Document, any Specified Hedge Agreement or any Specified Cash Management Services Agreement or any agreement or instrument executed pursuant thereto, or of any other guarantee or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Specified Hedge Agreement or such Specified Cash Management Services Agreement or any agreement relating to such other guarantee or security, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Specified Hedge Agreement or Specified Cash Management Services Agreement under which any Obligations arose or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of obligations other than the Obligations, even though any Secured Party could have elected to apply such payment to all or any part of the Obligations, (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any Subsidiary and to any corresponding restructuring of the Obligations, (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Obligations, (vii) any defenses, set-offs or counterclaims that the Borrower or any other Credit Party may allege or assert against any Secured Party in respect of the Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

Section 7.4. Waivers by the Guarantors. To the extent permitted by law, each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor in respect of its obligations under this Section 7, (i) to proceed against the Borrower, any other guarantor of the Obligations (including any other Guarantor) or any other Person, (ii) to proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) to proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Credit Party or any other Person, or (iv) to pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full in Cash of the Obligations; (c) any defense based upon any law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations; (e) (1) any principles or provisions of any law that are or might be in conflict with the terms hereof or any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Credit Documents or any Specified Hedge Agreement or any Specified Cash Management Services Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or any other Guarantor and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof.

Section 7.5. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been indefeasibly paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with its Obligations Guarantee or the performance by such Guarantor of its obligations thereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, and including (a) any right of subrogation, reimbursement or indemnity that such Guarantor now has or may hereafter have against the Borrower with respect to the Obligations, including any such right of indemnity under Section 7.2(a), (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of any Secured Party. In addition, until the Obligations shall have been indefeasibly paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall forego exercise of any right of contribution such Guarantor may have against any other guarantor of the Obligations (including any other Guarantor), including any such right of contribution under Section 7.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to forego the exercise of its rights of subrogation, reimbursement, indemnity and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnity such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower or any other guarantor, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnity or contribution rights at any time when all Obligations shall not have been indefeasibly paid in full in Cash, all Commitments not having terminated and all Letters of Credit not having expired or been cancelled, such amount shall be held in trust for the General Administrative Agent, for the benefit of the Secured Parties, and shall forthwith be paid over to the General Administrative Agent, for the benefit of Secured Parties, to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.6. Continuing Guarantee. The Obligations Guarantee is a continuing guarantee and shall remain in effect until all of the Obligations (excluding contingent obligations as to which no claim has been made and the Specified Hedge Agreement Obligations and Specified Cash Management Services Obligations) shall have been paid in full in Cash, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled (other than with respect to the release of a Guarantor Subsidiary’s Obligations Guarantee in accordance with Section 9.8(d)(ii)). Each Guarantor hereby irrevocably waives any right to revoke its Obligations Guarantee as to future transactions giving rise to any Obligations.

Section 7.7. Authority of the Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or any Related Party acting or purporting to act on behalf of any such Person.

Section 7.8. Financial Condition of the Credit Parties. Any Credit Extension may be made or continued from time to time, and any Obligations arising under Specified Hedge Agreements or Specified Cash Management Services Agreements may be incurred from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any Subsidiary at the time of any such grant or continuation or at the time such other Obligations are incurred, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any Subsidiary. Each Guarantor has adequate means to obtain information from the Borrower and the Subsidiaries on a continuing basis concerning the financial condition of the Borrower and the Subsidiaries and their ability to perform the Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and the Subsidiaries and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary now or hereafter known by any Secured Party.

Section 7.9. Bankruptcy, Etc. (a) The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement or similar proceeding of the Borrower or any other Guarantor or by any defense that the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations that accrues after the commencement of any case or proceeding referred to in Section 7.9(a) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations that are guaranteed by the Guarantors pursuant to this Section 7 should be determined without regard to any rule of law or order that may relieve the Borrower or any Subsidiary of any portion of any Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay to the General Administrative Agent, for the benefit of the Secured Parties, or allow the claim of any Secured Party or of the General Administrative Agent, for the benefit of the Secured Parties, in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

In the event that all or any portion of the Obligations are paid by the Borrower or any Subsidiary, the obligations of the Guarantors under this Section 7 shall continue and remain in full force and effect or be reinstated, as the case may be (notwithstanding any prior release of any Obligations

Guarantee), in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or conveyance or transfer at undervalue or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

Section 7.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Guarantor to honor all of such Guarantor’s obligations under this Obligations Guarantee or any other Credit Document in respect of Swap Obligations, provided that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 7.10, or otherwise under this Obligations Guarantee, as it relates to such Guarantor, voidable under applicable law relating to preferences, fraudulent conveyance, fraudulent transfer or transfer at undervalue, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 7.10 shall remain in full force and effect until the Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8. DEFAULT

Section 8.1. Events of Default; Remedies. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrower (i) to pay, when due, any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) to pay, when due, any amount payable to the applicable Issuing Bank in reimbursement of any drawing under any Letter of Credit or to deposit, when due, any Cash Collateral required pursuant to Section 2.14(e) or 2.22 or (iii) to pay, within five Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder;

(b) Default in Other Agreements. (i) Failure by the Borrower or any Restricted Subsidiary, after the expiration of any applicable grace period, to make any payment that shall have become due and payable (whether of principal, interest or otherwise) in respect of any Material Indebtedness or (ii) any condition or event shall occur that results in any Material Indebtedness becoming due, or being required to be prepaid, repurchased, redeemed or defeased, prior to its stated maturity or, in the case of any Hedge Agreement, being terminated, or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedge Agreement, the applicable counterparty, with or without the giving of notice but only after the expiration of any applicable grace period, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity or, in the case of any Hedge Agreement, to cause the termination thereof; provided that this clause (b) shall not apply to any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or to any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted under Section 6.1;

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, 5.1(e)(i), 5.2(a) (with respect to the Borrower only), 5.14 or 6;

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Credit Party in any Credit Document or in any report, certificate or statement at any time provided in writing by or on behalf of any Credit Party pursuant to or in connection with any Credit Document, shall be incorrect in any material respect as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date incorrect, in any material respect as of such specific date);

(e) Other Defaults under Credit Documents. Failure of any Credit Party to perform or comply with any term or condition contained herein or in any other Credit Document, other than any such term or condition referred to in any other clause of this Section 8.1, and such failure shall not have been remedied or waived within 30 days after receipt by the Borrower of notice from the General Administrative Agent or the Requisite Lenders of such failure;

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any Restricted Subsidiary that is a Material Subsidiary in an involuntary case under any Debtor Relief Laws, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against the Borrower or any Restricted Subsidiary that is a Material Subsidiary under any Debtor Relief Laws; or a decree or order of a court having jurisdiction in the premises for the involuntary appointment of an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against all or a substantial part of the property of the Borrower or any Restricted Subsidiary that is a Material Subsidiary; and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, stayed, bonded or discharged;

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any Restricted Subsidiary that is a Material Subsidiary shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Laws, or shall consent to the appointment of or taking possession by an interim receiver, receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property (other than any liquidation permitted by Section 6.8(a)); or the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall make any assignment for the benefit of creditors; or the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower or any Restricted Subsidiary that is a Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any of the actions referred to in this Section 8.1(g);

(h) Judgments and Attachments. One or more judgments for the payment of money in an aggregate amount of $10,000,000 or more (other than any such judgment to the extent covered by insurance (other than under a self-insurance program) provided by a financially sound insurer to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events that have had, or would reasonably be expected to result in liability that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(j) Change of Control. A Change of Control shall occur; or

(k) Obligations Guarantees, Collateral Documents and other Credit Documents. Any Obligations Guarantee (other than any Obligations Guarantee by any Restricted Subsidiary that is not a Material Subsidiary) purported to be created under the Credit Documents for any reason shall cease to be, or shall be asserted by any Credit Party not to be, in full force and effect (other than in accordance with its terms), or shall be declared to be null and void; any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Collateral Document, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Credit Documents, (ii) the release thereof as provided in Section 9.8(d) or (iii) the Collateral Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Documents; or this Agreement or any Collateral Document shall cease to be in full force and effect (other than in accordance with its terms), or shall be declared null and void, or any Credit Party shall contest the validity or enforceability of any Credit Document or deny that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (i) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (ii) upon (A) the occurrence and during the continuance of any other Event of Default and (B) notice to the Borrower by the General Administrative Agent provided at the request of (or with the consent of) the Requisite Lenders, (1) the Commitments, the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of each Issuing Bank to issue any Letter of Credit shall immediately terminate, (2) the unpaid principal amount of and accrued interest on the Loans and all other Obligations (other than the Specified Hedge Obligations and the Specified Cash Management Services Obligations) shall immediately become due and payable, and the Borrower shall immediately be required to deposit Cash Collateral in respect of Letter of Credit Usage in accordance with Section 2.4(h), in each case without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by each Credit Party and (3) the General Administrative Agent may cause the Collateral Agent to enforce any and all Liens created pursuant to the Collateral Documents.

SECTION 9. AGENTS

Section 9.1. Appointment of Agents. Credit Suisse is hereby appointed General Administrative Agent, Term Facility Agent and Collateral Agent hereunder and under the other Credit Documents, and each Lender and Issuing Bank hereby authorizes Credit Suisse to act as the General Administrative Agent, the Term Facility Agent and the Collateral Agent in accordance with the terms hereof and of the other Credit Documents. SunTrust is hereby appointed Revolving Facility Agent hereunder and under the other Credit Documents, and each Lender and Issuing Bank hereby authorizes SunTrust to act as the Revolving Facility Agent in accordance with the terms hereof and of the other Credit Documents. Each Agent hereby agrees to act in its respective capacity as such upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this Section 9, other than Sections 9.7 and 9.8(d), are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and no Credit Party shall have any rights as a third party beneficiary of any such provisions. In performing its functions and duties hereunder, no Agent assumes, and shall not be deemed to have assumed, any obligation towards or relationship of agency or trust with or for the Borrower or any Subsidiary.

Section 9.2. Powers and Duties. Each Lender and Issuing Bank irrevocably authorizes each Agent to take such actions and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender, any Issuing Bank or any other Person (regardless of whether or not a Default or an Event of Default has occurred), it being understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Credit Document with reference to any Agent is not intended to connote any fiduciary or other implied obligations arising under any agency doctrine of any applicable law, and that such term is used as a matter of market custom; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing, no Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

Section 9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender or Issuing Bank for (i) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Credit Document; (ii) the creation, perfection, maintenance, preservation, continuation or priority of any Lien or security interest created, purported to be created or required under any Credit Document; (iii) the value or the sufficiency of any Collateral; (iv) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; (v) the failure of any Credit Party, Lender, Issuing Bank or other Agent to perform its obligations hereunder or under any other Credit Document; or (vi) any representations, warranties, recitals or statements made herein or therein or in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or the Issuing Banks or by or on behalf of any Credit Party to any Agent, any Lender or any Issuing Bank in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default (nor shall any Agent be deemed to have knowledge of the existence or possible existence of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by the Borrower or any Lender) or to make any disclosures with respect to the foregoing. Notwithstanding anything herein to the contrary, no Agent shall have any liability arising from, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, confirmations of the amount of outstanding Loans, the Letter of Credit Usage or the component amounts thereof, the calculation of the Weighted Average Yield with respect to any Indebtedness, any exchange rate determination or currency conversion, the determination of whether any Class of Term Loans constitutes Incremental Tranche A Term Loans or TLA Term Loans, the terms and conditions of any Permitted

Intercreditor Agreement or the calculation of the outstanding amount of Specified Hedge Obligations or Specified Cash Management Services Obligations, in each case except to the extent caused by such Agent’s gross negligence or willful misconduct, or material breach by such Agent of its obligations under this Agreement, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b) Exculpatory Provisions. None of any Agent or any of its Related Parties shall be liable to the Lenders or the Issuing Banks for any action taken or omitted by such Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s willful misconduct, bad faith or gross negligence, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority (including the making of any requests, determinations, judgments, calculations or the expression of any satisfaction or approval) vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from either the Requisite Lenders or the Requisite Revolving Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5) and upon receipt of such instructions from the Requisite Lenders or the Requisite Revolving Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that such Agent shall not be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Credit Document or applicable law, including any action that may be in violation of the automatic stay under any Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic notice, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed, sent or otherwise provided by the proper Person (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the signatory, sender or provider thereof) and on opinions and judgments of attorneys (who may be attorneys for the Borrower and the Subsidiaries), accountants, insurance consultants, architects, engineers and other experts or professional advisors selected by it, and such Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any of the foregoing documents and (ii) no Lender or Issuing Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders or the Requisite Revolving Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5). In determining compliance with any condition hereunder to the making of any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume the satisfaction of such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank reasonably in advance of such Credit Extension.

(c) Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all of its powers, rights and remedies under this Agreement or any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such of its sub-agents may perform any and all of its duties and exercise any and all of its powers, rights and remedies by or through their respective Affiliates. The exculpatory, indemnification and other provisions set forth in this Section 9.3 and in Sections 9.6 and 10.3 shall apply to any such sub-agent or Affiliate (and to their respective Related Parties) as if they were named as such Agent. No

Agent shall be responsible for the negligence or misconduct of any sub-agent appointed by it except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that such Agent acted with willful misconduct, bad faith or gross negligence in the selection of such sub-agent. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under the exculpatory, indemnification and other provisions set forth in this Section 9.3 and Sections 9.6 and 10.3 and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders and (ii) such sub-agent shall only have obligations to such Agent, and not to any Credit Party, any Lender or any other Person, and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d) Concerning Arrangers and Certain Other Indemnitees. Notwithstanding anything herein to the contrary, none of the Arrangers, the Syndication Agent, the Co-Documentation Agents or any of the co-agents, bookrunners or managers listed on the cover page hereof shall have any duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Specified Agent, a Lender or an Issuing Bank hereunder or, in the case of any Auction Manager or any other Person appointed under the Credit Documents to serve as an agent or in a similar capacity, the duties and responsibilities that are expressly specified in the applicable Credit Documents with respect thereto, but all such Persons shall have the benefit of the exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 and shall have all of the rights and benefits of a third party beneficiary with respect thereto, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders. The exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 shall apply to any Affiliate or other Related Party of any Arranger or any Agent in connection with the arrangement and syndication of the credit facilities provided for herein (including pursuant to Section 2.24, 2.25 and 2.26) and any amendment, supplement or modification hereof or of any other Credit Document (including in connection with any Extension/Modification Offer), as well as activities as an Agent.

Section 9.4. Acts in Individual Capacity. Nothing herein or in any other Credit Document shall in any way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender or an Issuing Bank hereunder. With respect to its Loans, Letters of Credit and participations in the Letters of Credit and Swing Line Loans, each Agent shall have the same rights and powers hereunder as any other Lender or Issuing Bank and may exercise the same as if it were not performing the duties and functions delegated to it hereunder. Each Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, commodity, derivative or other business with the Borrower or any of its Affiliates as if it were not performing the duties and functions specified herein, and may accept fees and other consideration from the Borrower and its Affiliates for services in connection herewith and otherwise, in each case without having to account therefor to the Lenders or the Issuing Banks. Each Agent and its Affiliates, when acting under any agreement in respect of any such activity or under any related agreements, will be acting for its own account as principal and will be under no obligation or duty as a result of such Agent’s role in connection with the credit facility provided herein or otherwise to take any action or refrain from taking any action (including refraining from exercising any right or remedy that might be available to it).

Section 9.5. Lenders’ and Issuing Banks’ Representations, Warranties and Acknowledgments. (a) Each Lender and Issuing Bank represents and warrants that it has made, and will continue to make, its own independent investigation of the financial condition and affairs of the Borrower and the Subsidiaries in connection with Credit Extensions or taking or not taking action under or based upon any Credit Document, in each case without reliance on any Agent or any of its Related Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or Issuing Banks or to provide any Lender or Issuing Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Credit Extensions or at any time or times thereafter.

(b) Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement, a Refinancing Facility Agreement or an Incremental Facility Agreement and funding its Loans on the Closing Date and/or providing its Revolving Commitment on the Closing Date or by funding any Refinancing Term Loan, any Incremental Term Loan or providing any Incremental Revolving Commitment, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders, Requisite Revolving Lenders or any other Lenders, as applicable, on the Closing Date or as of the date of funding of such Refinancing Term Loans or Incremental Term Loans or the date of the effectiveness of such Incremental Revolving Commitment.

(c) Each Lender and Issuing Bank acknowledges and agrees that each Specified Agent or one or more its Affiliates may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the holders of any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness and, in such capacities, may be a party to a Permitted Intercreditor Agreement. Each Lender, Issuing Bank and Credit Party waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Credit Suisse or SunTrust or any of their respective Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating to any such conflict of interest.

Section 9.6. Right to Indemnity. Each Lender, in proportion to its applicable Pro Rata Share (determined as set forth below), severally agrees to indemnify each Agent and each Related Party thereof, to the extent that such Agent or such Related Party shall not have been reimbursed by any Credit Party (and without limitation of each Credit Party’s obligations hereunder to do so), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including fees, expenses and other charges of counsel) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent or any such Related Party in exercising the powers, rights and remedies, or performing the duties and functions, of such Agent under the Credit Documents or any other documents contemplated by or referred to therein or otherwise in relation to its capacity as an Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s applicable Pro Rata Share thereof; and provided further that this sentence shall not be deemed to require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. For purposes of this Section 9.6, “Pro Rata Share” shall be determined as of the time that the applicable indemnity payment is sought (or, in the event at such time all the Commitments shall have terminated and all the Loans shall have been repaid in full, as of the time most recently prior thereto when any Loans or Commitments remained outstanding).

Section 9.7. Successor Agents. Subject to the terms of this Section 9.7, each Specified Agent may resign at any time from its capacity as such. In connection with such resignation, such Agent shall give notice of its intent to resign to the other Specified Agents, the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders, in consultation with the Borrower, shall have the right to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its intent to resign, then the resigning Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor; provided that in no event shall any such successor Agent be a Defaulting Lender. If the Person serving as a Specified Agent is a Defaulting Lender pursuant to clause (d) of the definition of such term, the Requisite Lenders may, to the extent permitted by applicable law, by notice in writing to the other Specified Agents, the Borrower and such Person, remove such Person as an Agent and, in consultation with the Borrower, appoint a successor. Any resignation or removal of the General Administrative Agent shall be deemed to be a resignation of the Collateral Agent, and any successor General Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes of the Credit Documents. Upon the acceptance of its appointment as General Administrative Agent or Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed General Administrative Agent or Collateral Agent, and the resigning or removed General Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. The fees payable by the Borrower to a successor General Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event (a) no successor Specified Agent shall have been so appointed and shall have accepted such appointment within 30 days after the resigning Specified Agent gives notice of its intent to resign, the resigning Specified Agent may give notice of the effectiveness of its resignation to the other Agents, the Lenders, the Issuing Banks and the Borrower or (b) no successor to a removed Specified Agent shall have been so appointed and shall have accepted such appointment by the day that is 30 days following of the issuance of a notice of removal, the removal shall become effective on such 30th day, and on the date of effectiveness of such resignation or removal, as the case may be, (i) the resigning or removed Specified Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Collateral Document for the benefit of the Secured Parties, the resigning or removed Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the resigning or removed Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Requisite Lenders or Requisite Revolving Lenders, as applicable, shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent, provided that (A) all payments required to be made hereunder or under any other Credit Document to any Agent for the account of any Person other than such Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to any Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of any Specified Agent’s resignation from its capacity as such, the provisions of this Section 9 and of Section 10.3 shall continue in effect for the benefit of such resigning or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such an Agent, and in respect of the matters referred to in the proviso under clause (a) above. If the Person serving as the resigning or removed Agent shall also be an Issuing Bank or the Swing Line Lender, then, unless otherwise agreed to by such Person, upon the effectiveness of the resignation or removal thereof in its capacity as Agent, (A) such Person shall no longer be obligated to issue, amend, extend or renew any Letter of Credit, or make any Swing Line Loan, as the case may be, but shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it, and all the rights of the Swing Line Lender under this Agreement with respect to Swing Line Loans made by it, in each case, prior to the effectiveness of such resignation, (B) the Borrower shall pay all unpaid fees accrued for the account of such Person in its capacity as an Issuing Bank pursuant to Section 2.11(b) and (C) the Borrower may appoint a replacement Issuing Bank or Swing Line Lender (which appointment shall be made in accordance with the procedures set forth in Section 2.4(i), mutatis mutandis).

Section 9.8. Collateral Documents and Obligations Guarantee. (a) Agents under Collateral Documents and the Obligations Guarantee. Each Secured Party hereby further authorizes the General Administrative Agent and the Collateral Agent to be the agent for and representative of the Secured Parties with respect to the Guarantees purported to be created under the Credit Documents, the Collateral and the Credit Documents and authorizes the General Administrative Agent and the Collateral Agent to execute and deliver, on behalf of such Secured Party, any Collateral Documents that the General Administrative Agent or the Collateral Agent determines in its discretion to execute and deliver in connection with the satisfaction of the Collateral and Guarantee Requirement (and hereby grants to the General Administrative Agent and the Collateral Agent any power of attorney that may be required under any applicable law in connection with such execution and delivery on behalf of such Secured Party).

(b) Right to Realize on Collateral and Enforce Obligations Guarantee. Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, each Agent, and each Secured Party hereby agree that (i) except with respect to the exercise of setoff rights of any Lender or Issuing Bank or with respect to a Secured Party’s right to file a proof of claim in any proceeding under Debtor Relief Laws, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantees purported to be created under the Credit Documents, it being understood and agreed that all powers, rights and remedies under the Credit Documents may be exercised solely by the General Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof and that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof and (ii) in the event of a foreclosure, exercise of a power of sale or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code, any analogous Debtor Relief Laws or any law relating to the granting or perfection of security interests), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code, any analogous Debtor Relief Laws or any law relating to the granting or perfection of security interests) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold or licensed at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

(c) Specified Hedge Obligations. No obligations under any Hedge Agreement that constitute Specified Hedge Obligations or under any Specified Cash Management Services Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(iii) of this Agreement. Notwithstanding anything to the contrary herein, no Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of any Specified Hedge Obligations or Specified Cash Management Services Obligations.

(d) Release of Collateral and Obligations Guarantees. Notwithstanding anything to the contrary herein or in any other Credit Document:

(i) When all Obligations (excluding contingent obligations as to which no claim has been made and the Specified Hedge Obligations and Specified Cash Management Services Obligations) have been paid in full, all Commitments have terminated and no Letter of Credit shall be outstanding, (x) the Guarantees provided in any Credit Document and the Liens and security interests of the Secured Parties encumbering the Collateral shall automatically terminate, and (y) upon request of the Borrower, the General Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release the Secured Parties’ Liens on and security interests in all Collateral, and to release all Guarantees provided for in any Credit Document, whether or not on the date of such release there may be outstanding Specified Hedge Obligations or Specified Cash Management Services Obligations.

(ii) If (A) any Guarantor Subsidiary shall have been designated as an Unrestricted Subsidiary in accordance with the terms hereof or (B) any Guarantor Subsidiary shall no longer be a Designated Subsidiary (in accordance with this Agreement and other than as a result of a dividend of a nominal or de minimis percentage of Equity Interests of such Guarantor Subsidiary by the Borrower to its stockholders), and the Borrower so requests, or (C) all the Equity Interests in any Guarantor Subsidiary held by the Borrower and the Subsidiaries shall be sold or otherwise disposed of (including by merger or consolidation) in any transaction permitted by this Agreement, and as a result of such sale or other disposition such Guarantor Subsidiary shall cease to be a Subsidiary of the Borrower, such Guarantor Subsidiary shall, upon effectiveness of such designation or request, or the consummation of such sale or other disposition, automatically be discharged and released from its Obligations Guarantee and all Liens created by the Collateral Documents in Collateral owned by such Guarantor Subsidiary shall be automatically released, without any further action by any Secured Party or any other Person; provided that no such discharge or release shall occur unless substantially concurrently therewith, such Subsidiary shall have been discharged and released from its Guarantee of all Permitted Credit Agreement Refinancing Indebtedness and all Permitted Incremental Equivalent Indebtedness, and all Liens on the assets of such Subsidiary securing any such Indebtedness shall have been released. Upon (i) any sale or other transfer by any Credit Party (other than to the Borrower or any Restricted Subsidiary) of any Collateral in a transaction permitted under this Agreement, or (ii) the effectiveness of any written consent to the release of the Lien or security interest created under any Collateral Document encumbering any Collateral pursuant to Section 10.5, the Liens and security interests in such Collateral created by the Collateral Documents shall be automatically released, without any further action by any Secured Party or any other Person; provided that no such release pursuant to clause (i) above shall occur unless, substantially concurrently therewith, such Collateral shall cease to be subject to any Liens securing any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness.

(iii) Each Secured Party authorizes the Collateral Agent to subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2(d) or 6.2(o); provided that no such subordination shall occur unless substantially concurrently therewith, any Lien on such property securing any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness shall also be so subordinated.

(iv) In connection with any termination, release or subordination pursuant to this Section 9.8(d), the Agents shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 9.8(d) shall be without recourse to or warranty by any Agent.

(e) Additional Exculpatory Provisions. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien on any Collateral or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

(f) Acceptance of Benefits. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral or the Guarantees purported to be created under the Credit Documents, to have agreed to the provisions of this Section 9 (including the authorization and the grant of the power of attorney pursuant to Section 9.8(a)), Section 10.24 and all the other provisions of this Agreement relating to Collateral, any such Guarantee or any Collateral Document and to have agreed to be bound by the Credit Documents as a Secured Party thereunder. It is understood and agreed that the benefits of the Collateral and any such Guarantee to any Secured Party are made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed herein to be made, or deemed herein to be made, by such Secured Party.

Section 9.9. Withholding Taxes. To the extent required by any applicable law, the Specified Agents may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that any Specified Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or Issuing Bank failed to notify the General Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if such Agent reasonably determines that a payment was made to a Lender or Issuing Bank pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender or Issuing Bank shall indemnify the Specified Agents fully for all amounts paid, directly or indirectly, by any Specified Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 9.10. General Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws with respect to any Credit Party, the General Administrative Agent (irrespective of whether the principal of any Loan or any Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the General Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Agents and any other Secured Party (including any claim under Sections 2.8, 2.10, 2.16, 2.18, 2.19, 2.20, 10.2 and 10.3) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the General Administrative Agent and, in the event that the General Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the General Administrative Agent any amount due to the General Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties under the Credit Documents (including under Sections 10.2 and 10.3). To the extent that the payment of any such amounts due to the General Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property that the Lenders, the Issuing Banks or the other Secured Parties may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the General Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank, or to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Section 9.11. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Employee Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agents, in their sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

(c) The Agents and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender, and (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Notwithstanding anything herein to the contrary, none of the Arrangers, the Syndication Agent, the Co-Documentation Agents or any of the co-agents, bookrunners or managers listed on the cover page hereof shall have any duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Specified Agent, a Lender or an Issuing Bank hereunder.

SECTION 10. MISCELLANEOUS

Section 10.1. Notices. (a) Notices Generally. Any notice or other communication hereunder given to any Credit Party, any Specified Agent, any Lender or any Issuing Bank shall be given to such Person at its address or e-mail address as set forth on Schedule 10.1 or, in the case of any Lender or Issuing Bank, at such address or e-mail address as shall have been provided by such Lender or Issuing Bank to the General Administrative Agent and the Applicable Facility Agent in writing. Except in the case of notices and other communications expressly permitted to be given by telephone and as otherwise provided in Section 10.1(b), each notice or other communication hereunder shall be in writing and shall be delivered in person or sent by e-mail, courier service or certified or registered United States mail or (except for any notices or other communications given to any Specified Agent) facsimile and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, when sent by facsimile as shown on the transmission report therefor (or, if not sent during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient), as provided in Section 10.1(b) if sent by e-mail or upon receipt if sent by United States mail; provided that no notice or other communication given to any Specified Agent shall be effective until received by it; and provided further that any such notice or other communication shall, at the request of the applicable Specified Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) from time to time. Any party hereto may change its address (including its e-mail address, fax or telephone number) for notices and other communications hereunder by notice to each of the General Administrative Agent, the Applicable Facility Agent and the Borrower.

(b) Electronic Communications.

(i) Notices and other communications to any Lender and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the General Administrative Agent or the Applicable Facility Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2 if such Lender or such Issuing Bank has notified the Applicable Facility Agent that it is incapable of receiving notices under such Section by electronic communication. Each Specified Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or rescinded by such Person by notice to each other such Person; provided, further, that notices and other communications to any Specified Agent may be delivered to it at the e-mail address specified in Section 10.1(a). Unless a Specified Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of any Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) THE PLATFORM AND ANY APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE AGENTS OR ANY OF THEIR RELATED PARTIES WARRANTS AS TO THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE PLATFORM, AND EACH OF THE AGENTS AND THEIR RELATED PARTIES EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND,

EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

(iv) Each Credit Party, each Lender and each Issuing Bank agrees that any Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with such Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or acting on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of any Credit Party or any Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

Section 10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all actual reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of counsel) incurred by any Specified Agent, any Arranger or any of their respective Affiliates in connection with the due diligence investigation, syndication, structuring and arrangement of the credit facilities provided for herein and any credit or similar facility refinancing, extending or replacing, in whole or in part, the credit facilities provided herein, including the preparation, execution, delivery and administration of this Agreement, the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof or any other document or matter requested by the Borrower or any other Credit Party, (b) all actual reasonable and documented out-of-pocket costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and other charges of counsel to the Collateral Agent and of counsel providing any opinions that the General Administrative Agent or the Collateral Agent may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (c) all actual reasonable and documented out-of-pocket costs, fees, expenses and other charges of any auditors, accountants, consultants or appraisers reasonably engaged by any Specified Agent in connection with the transactions that are the subject of the Credit Documents, (d) all actual reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral or any insurance process and (e) after the occurrence and during the continuance of a Default or an Event of Default, all actual reasonable and documented out-of-pocket costs and expenses, including reasonable fees, expenses and other charges of counsel, incurred by any Specified Agent, Arranger, Lender or Issuing Bank in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such

Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of any Obligations Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that, in the case of clauses (a), (b), (c) and (d) above, costs and expenses with respect to counsel shall be limited to a single counsel plus, to the extent necessary, one local counsel in each applicable jurisdiction, and any special counsel, for all Persons entitled to reimbursement under this Section 10.2 (and, if any such Person shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction and of special counsel for each group of affected Persons that are similarly situated) (in each case, excluding allocated costs of in-house counsel); provided further that in the case of clause (e) above, costs and expenses with respect to counsel shall be limited to (1) a single counsel plus, to the extent necessary, one local counsel in each applicable jurisdiction, and any special counsel, for the Specified Agents and (2) a single counsel plus such local counsel and special counsel for all Lenders and Issuing Banks (and, in each case, if any Specified Agent, Lender or Issuing Bank shall have advised the Borrower that there is an actual or perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction and of special counsel for each group of so affected Persons that are similarly situated) (in each case, excluding allocated costs of in-house counsel). All amounts due under this Section 10.2 shall be payable promptly after written demand therefor.

Section 10.3. Indemnity. (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to the applicable Indemnitee’s selection of counsel), indemnify, pay and hold harmless each Agent (and each sub-agent thereof), Arranger, Lender and Issuing Bank and each of their respective Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY OR OUT OF ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE; provided that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Parties, (ii) a material breach by such Indemnitee or any of its Related Parties of its obligations under this Agreement or (iii) any action, investigation, claim, litigation or proceeding not involving an act or omission by any Credit Party or the equityholders or Affiliates of any Credit Party (or the Related Parties of any Credit Party) that is brought by an Indemnitee against another Indemnitee (other than against any Agent or any Arranger (or any holder of any other title or role) in its capacity as such). This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Agent, any Arranger, any Lender or any Issuing Bank or any Related Party of any of the foregoing on any theory of liability, for indirect, consequential, special or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or any duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim for indirect, consequential, special or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Each Credit Party agrees that no Agent, Arranger, Lender or Issuing Bank or any Related Party of any of the foregoing will have any liability to any Credit Party or any Person asserting claims on behalf of or in right of any Credit Party or any other Person in connection with or as a result of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith except (but subject to Section 10.3(b)), in the case of any Credit Party, to the extent that any losses, claims, damages, liabilities or expenses have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence or willful misconduct of such Agent, Arranger, Lender or Issuing Bank or any of their respective Related Parties in performing its or their obligations under this Agreement or any other Credit Document or (ii) a material breach by such Agent, Arranger, Lender or Issuing Bank or any of its Related Parties of its or their obligations under this Agreement.

Section 10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each Issuing Bank is hereby authorized by each Credit Party at any time or from time to time, without notice to such Credit Party, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or such Issuing Bank to or for the credit or the account of such Credit Party against and on account of the obligations and liabilities of such Credit Party to such Lender or such Issuing Bank hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or thereto, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the General Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Specified Agents, the Issuing Banks and the Lenders. Each Lender and Issuing Bank agrees to notify the Specified Agents promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.5. Amendments and Waivers. (a) Requisite Lenders’ Consent. Except as provided in Sections 2.24, 2.25 and 2.26 or in the definition of “Letter of Credit Sublimit”, none of this Agreement, any other Credit Document or any provision hereof or thereof may be waived, amended or modified, and no consent to any departure by any Credit Party therefrom may be made, except, subject to the additional requirements of Sections 10.5(b) and 10.5(c) and as otherwise provided in Sections 10.5(d) and 10.5(e), in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders and, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the General Administrative Agent, the Applicable Facility Agent or the Collateral Agent, as applicable, and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Requisite Lenders.

(b) Affected Lenders’ Consent. In addition to any consent required pursuant to Section 10.5(a), without the written consent of each Lender that would be directly affected thereby, no waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall be effective if the effect thereof would be to:

(i) increase any Commitment or postpone the scheduled expiration date of any Commitment (it being understood that no waiver, amendment or other modification of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender);

(ii) extend the scheduled final maturity date of any Loan;

(iii) except as expressly permitted by Section 2.4 or Section 10.8, extend the scheduled expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date or waive, amend or otherwise modify the provisions of Section 10.8 that expressly provide for the release of the Revolving Lenders from their participations in, and other obligations with respect to, Letters of Credit;

(iv) waive, reduce or postpone any scheduled amortization payment (but not any voluntary or mandatory prepayment) of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(v) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (other than under Section 2.24(a)(i)), or waive or postpone the time for payment of any such interest, fee or premium (however, no waiver, amendment or other modification of any condition precedent, covenant, Default or Event of Default shall constitute a reduction in the rate interest);

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) waive, amend or otherwise modify any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders is required to waive, amend or otherwise modify any rights thereunder or to make any determination or grant any consent thereunder (including such provision set forth in Section 10.6(a));

(viii) amend (A) the percentage specified in the definition of the terms “Requisite Lenders” or “Requisite Revolving Lenders” or (B) amend the term “Pro Rata Share” or waive, amend or otherwise modify Section 2.17 hereof or Section 5.02 of the Pledge and Security Agreement (and any comparable provision of any other Collateral Document) in a manner that would alter the pro rata sharing of payments required thereby; or

(ix) release all or substantially all the Collateral from the Liens of the Collateral Documents, or all or substantially all the Guarantors from the Guarantees created under the Credit Documents (or limit the liability of all or substantially all the Guarantors in respect of any such Guarantee), in each case except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to section 363(k), section 1129(b)(2)(a)(ii) or any other section of the Bankruptcy Code or any other sale or other disposition of assets in connection with other Debtor Relief Laws or an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be required for such release) (it being understood that (A) an amendment or other modification of the type of obligations secured by the Collateral Documents or Guaranteed hereunder or thereunder shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents or a release or limitation of any such Guarantee and (B) an amendment or other modification of Section 6.8 shall only require the consent of the Requisite Lenders);

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected by any waiver, amendment or other modification, or any consent, described in the preceding clauses (vii), (viii) and (ix).

(c) Other Consents. No waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall:

(i) (A) waive, amend or otherwise modify Section 2.15 or any other provision of any Credit Document (including, subject to clause (b) above, Section 5.02 of the Pledge and Security Agreement) in a manner that by its terms would disproportionately and adversely affect the rights or duties of Lenders of any Class differently from Lenders of any other Class (after giving effect to any new Class created by such waiver, amendment or other modification), without the consent of Lenders representing a Majority in Interest of each such affected Class, provided that the Requisite Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered, or (B) waive, amend or otherwise modify this Section 10.5(c)(i) or any other provision of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders of any Class or a Majority in Interest of Lenders of any Class is required to waive, amend or otherwise modify any rights thereunder or to make any determination or grant any consent thereunder, in each case without the consent of each Lender of such Class or a Majority in Interest of the Lenders of such Class, as the case may be; provided that nothing in this Section 10.5(c)(i) shall be deemed to restrict the amendments contemplated by Sections 2.24, 2.25 and 2.26;

(ii) waive, amend or otherwise modify the rights or obligations of any Agent or any Issuing Bank or the Swing Line Lender (including any waiver, amendment or other modification of the obligation of Lenders to purchase participations in Letters of Credit as provided in Section 2.4(e) or in Swing Line Loans as provided in Section 2.3(c)) without the prior written consent of such Agent, such Issuing Bank or the Swing Line Lender, as the case may be; or

(iii) waive, amend or otherwise modify this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents, on the one hand, and the Specified Hedge Obligations or Specified Cash Management Services Obligations, on the other, or amend or otherwise modify the definition of the term “Obligations”, “Specified Hedge Obligations”, “Specified Cash Management Services Obligations” or “Secured Parties” (or any comparable term used in any Collateral Document), in each case in a manner adverse to any Secured Party holding Specified Hedge Obligations or Specified Cash Management Services Obligations then outstanding without the written consent of such Secured Party (it being understood that an amendment or other modification of the type of obligations secured by the Collateral Documents or Guaranteed hereunder or thereunder, so long as such amendment or other modification by its express terms does not alter the Specified Hedge Obligations or Specified Cash Management Services Obligations being so secured or Guaranteed, shall not be deemed to be adverse to any Secured Party holding Specified Hedge Obligations or Specified Cash Management Services Obligations, as applicable).

(d) Class Amendments. Notwithstanding anything to the contrary in Section 10.5(a), any waiver, amendment or modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class or Classes (but not Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 10.5 if such Class of Lenders were the only Class of Lenders hereunder at the time.

(e) Certain Permitted Amendments, Waivers and Consents. Notwithstanding anything herein or in any other Credit Document to the contrary:

(i) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Specified Agents to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature, so long as (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the General Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment;

(ii) in connection with any transaction permitted by Section 2.24, 2.25 or 2.26, this Agreement and the other Credit Documents may be amended or modified as contemplated by Sections 2.24, 2.25 and 2.26, including to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries or any other provisions for the benefit of the Lenders;

(iii) in connection with the incurrence of any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness, this Agreement and the other Credit Documents may be amended by an agreement in writing entered into by the Borrower and the Specified Agents to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries (including any Previously Absent Financial Maintenance Covenant) or any other provisions for the benefit of the Lenders or to effect any amendments contemplated by Section 6.1(h)(i)(E);

(iv) the Specified Agents and the Collateral Agent may, without the consent of any Secured Party, (A) consent to a departure by any Credit Party from any covenant of such Credit Party set forth in this Agreement or any other Credit Document to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” or (B) waive, amend or modify any provision in any Credit Document (other than this Agreement), or consent to a departure by any Credit Party therefrom, to the extent the Specified Agents or the Collateral Agent, as applicable, determine that such waiver, amendment, modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement;

(v) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower, the General Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the other Specified Agents, the Issuing Banks and the Swing Line

Lender) and the Lenders that will remain parties hereto after giving effect to such amendment if (A) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall be reduced to zero upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement;

(vi) this Agreement and the other Credit Documents may be amended in the manner provided in Section 10.24;

(vii) solely with the consent of the Requisite Revolving Lenders (but without the consent of the Requisite Lenders or any other Lender), this Agreement may be amended (i) to waive, amend or otherwise modify the conditions precedent set forth in Section 3.2 as they pertain to any Revolving Loan or Letter of Credit, (ii) to waive any Default or Event of Default resulting from any failure to satisfy any condition precedent set forth in Section 3.2 as it pertains to any Revolving Loan or Letter of Credit and (iii) to amend or otherwise modify the percentage specified in the definition of the term “Requisite Revolving Lenders”.

Each Lender and Issuing Bank hereby expressly authorizes the Specified Agents and the Collateral Agent to enter into any waiver, amendment or other modification of this Agreement and the other Credit Documents contemplated by this Section 10.5(e).

(f) Requisite Execution of Amendments, Etc. With the concurrence of any Lender, the General Administrative Agent and the Applicable Facility Agents may, but shall have no obligation to, execute waivers, amendments, modifications or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

Section 10.6. Successors and Assigns; Participations. (a) Generally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. No Credit Party’s rights or obligations under the Credit Documents, and no interest therein, may be assigned or delegated by any Credit Party (except, in the case of any Guarantor Subsidiary, any assignment or delegation by operation of law as a result of any merger or consolidation of such Guarantor Subsidiary permitted by Section 6.8) without the prior written consent of the Specified Agents and each Lender, and any attempted assignment or delegation without such consent shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the participants referred to in Section 10.6(g) (to the extent provided in clause (iii) of such Section) and, to the extent expressly contemplated hereby, Affiliates of any Agent or any Lender, the other Indemnitees and other express third party beneficiaries hereof) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Borrower, the Agents, the Lenders and the Issuing Banks shall deem and treat the Persons recorded as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans recorded therein for all purposes hereof. No assignment or transfer of any Commitment or Loan shall be effective unless and until recorded in the Register, and following such recording, unless otherwise determined by the General Administrative Agent or the Applicable Facility Agent (such determination to be made in the sole discretion of such Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment Agreement relating thereto. Each assignment and transfer shall be recorded in the Register following receipt by the Applicable Facility Agent of the fully executed Assignment Agreement, together with the required forms and certificates regarding tax matters and any fees payable in connection therewith, in each case as provided in Section 10.6(d); provided that no Agent shall be required to accept such Assignment Agreement or so record the information contained therein if such Agent reasonably believes that such Assignment Agreement lacks any written consent required by this Section 10.6 or is otherwise not in proper form, it being acknowledged that such Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment Agreement, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment Agreement, shall be deemed to have represented to the Agents that all written consents required by this Section 10.6 with respect thereto (other than the consent of any Agent) have been obtained and that such Assignment Agreement is otherwise duly completed and in proper form. The date of such recordation of an assignment and transfer is referred to herein as the “Assignment Effective Date” with respect thereto. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is recorded in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans or other Obligations owing to it to:

(i) any Eligible Assignee of the type referred to in clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to the Borrower, the General Administrative Agent and the Applicable Facility Agent; provided that, in the case of any assignment of a Revolving Commitment or any Revolving Exposure, such Eligible Assignee is a Revolving Lender or an Affiliate of a Revolving Lender; or

(ii) any Eligible Assignee of the type referred to in clause (b) of the definition of the term “Eligible Assignee” (or, in the case of any assignment of a Revolving Commitment or any Revolving Exposure, any Eligible Assignee that does not meet the requirements of clause (i) above), upon (A) the giving of notice to the Borrower, the General Administrative Agent and the Applicable Facility Agent and, in the case of assignments of Revolving Commitments or any Revolving Exposure, the Swing Line Lender and each Issuing Bank and (B) except in the case of assignments made by or to any Arranger or any Affiliate thereof during the primary syndication of any credit facilities established hereunder, receipt of prior written consent (each such consent not to be unreasonably withheld or delayed) of (1) the Borrower, provided that the consent of the Borrower to any assignment (x) shall not be required if an Event of Default shall have occurred and is continuing and (y) shall be deemed to have been granted unless the Borrower shall have objected thereto by written notice to the General Administrative Agent and the Applicable Facility Agent within 10 Business Days after having received notice thereof, (2) the Applicable Facility Agent and (3) in the case of assignments of Revolving Commitments or any Revolving Exposure, each Issuing Bank or the Swing Line Lender, as applicable;

provided that:

(A) in the case of any such assignment or transfer (other than to any Eligible Assignee meeting the requirements of clause (i) above), the amount of the Commitment or Loans of the assigning Lender subject thereto shall not be less than (A) $2,500,000 in the case of assignments of any Revolving Commitment or Revolving Loan or (B) $1,000,000 in the case of assignments of any Term Loan Commitment or Term Loan of any Class (with concurrent assignments to Eligible Assignees that are Affiliates or Related Funds thereof to be aggregated for purposes of the foregoing minimum assignment amount requirements) or, in each case, such lesser amount as shall be agreed to by the Borrower and the Applicable Facility Agent or as shall constitute the aggregate amount of the Commitments or Loans of the applicable Class of the assigning Lender, provided that the consent of the Borrower to any lesser amount (x) shall not be required if an Event of Default shall have occurred and is continuing and (y) shall be deemed to have been granted if notice shall be given to the Borrower requesting its consent to a lesser amount and the Borrower shall not have objected thereto by written notice to the Applicable Facility Agent within 10 Business Days after having received such request;

(B) each partial assignment or transfer shall be of a uniform, and not varying, percentage of all rights and obligations of the assigning Lender hereunder; provided that a Lender may assign or transfer all or a portion of its Commitment or of the Loans owing to it of any Class without assigning or transferring any portion of its Commitment or of the Loans owing to it, as the case may be, of any other Class; and

(C) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Applicable Facility Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Applicable Facility Agent, such Defaulting Lender’s applicable Pro Rata Share of Revolving Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Applicable Facility Agent, each Issuing Bank, the Swing Line Lender and each Revolving Lender hereunder (and interest accrued thereon), and (2) acquire (and fund as appropriate) its applicable Pro Rata Share of all Revolving Loans and participations in Letters of Credit and Swing Line Loans; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (C), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) Mechanics. Assignments and transfers of Loans and Commitments by Lenders shall be effected by the execution and delivery to the Applicable Facility Agent of an Assignment Agreement. In connection with all assignments, there shall be delivered to the General Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee thereunder may be required to deliver pursuant to Section 2.20(g), together with payment by the parties to the assignment to the Applicable Facility Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (i) in connection with an assignment by or to any Arranger or any Affiliate thereof during the primary syndication of any credit facilities established hereunder, (ii) in the case of an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender or (iii) otherwise waived by the Applicable Facility Agent in its sole discretion).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof (or of any Incremental Facility Agreement or Refinancing Facility Agreement) or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date (or, in the case of any Incremental Facility Agreement or Refinancing Facility Agreement, as of the date of the effectiveness thereof) or as of the applicable Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control). It is understood and agreed that the Agents and each assignor Lender shall be entitled to rely, and shall incur no liability for relying, upon the representations and warranties of an assignee set forth in this Section 10.6(e) and in the applicable Assignment Agreement.

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any assignment and transfer of any Commitment or Loan, (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in such Commitment or Loan as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned and transferred to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all the remaining rights and obligations of an assigning Lender hereunder, such Lender shall cease to be a party hereto as a “Lender” (but not, if applicable, as an Issuing Bank or in any other capacity hereunder) on such Assignment Effective Date, provided that such assigning Lender shall continue to be entitled to the benefit of all rights that survive the termination hereof under Section 10.8), and provided further that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender, and (iii) the assigning Lender shall, upon the effectiveness thereof or as promptly thereafter as practicable, surrender its applicable Notes (if any) to the General Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments or Loans or in any other Obligation; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the Agents, the Swing Line Lender, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant to which it has sold a participation and the principal amounts (and stated interest) of each such participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or other rights and obligations under any Credit Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Agents (in their respective capacity as such) shall have no responsibility for maintaining a Participant Register.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder, except that any participation agreement may provide that the participant’s consent must be obtained with respect to the consent of such Lender to any waiver, amendment, modification or consent that is described in Section 10.5(b) that affects such participant or requires the approval of all the Lenders.

(iii) The Credit Parties agree that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided that such participant (x) agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c) and (y) such participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 with respect to any participation than the applicable Lender would have been entitled to receive with respect to such participation sold to such participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans or the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by any Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Term Loan Repurchases. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, the Borrower may repurchase outstanding Term Loans, and each Term Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans to the Borrower, on the following basis:

(i) Term Loan Repurchase Auctions. The Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class, provided that (A) the Borrower delivers a notice of such Auction to the Auction Manager and the Term Facility Agent (for distribution to the Term Lenders of such Class) no later than 12:00 noon (New York City time) at least five Business Days in advance of a proposed commencement date of such Auction (or such shorter period as may be acceptable to the Term Facility Agent), which notice shall specify (x) the dates on which such Auction will commence and conclude, (y) the maximum principal amount of Term Loans and the Class thereof that the Borrower desires to repurchase in such Auction and (z) the range of discounts to par at which the Borrower would be willing to repurchase such Term Loans, (B) the maximum aggregate dollar amount of such Auction shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (C) such Auction shall be open for at least two Business Days after the date of the commencement thereof, (D) such Auction shall be open for participation by all the Term Lenders of such Class on a ratable basis, (E) a Term Lender of such Class that elects to participate in such Auction will be permitted to tender for repurchase all or a portion of such Lender’s Term Loans of such Class, (F) each repurchase of Term Loans of any Class shall be of a uniform, and not varying, percentage of all rights of the assigning Term Lender hereunder with respect thereto (and shall be allocated among the Term Loans of such Class of such Term Lender in a manner that would result in such Term Lender’s remaining Term Loans of such Class being included in each Term Borrowing in accordance with its applicable Pro Rata Share thereof), (G) at the time of the commencement and conclusion of such Auction, no Event of Default shall have occurred and be continuing, (H) the Borrower shall not use the proceeds of Revolving Loans to make such repurchase and (I) such Auction shall be conducted pursuant to such procedures as the Auction Manager may establish, so long as such procedures are consistent with this Section 10.6(i) and are reasonably acceptable to the Term Facility Agent and the Borrower. In connection with any Auction, the Auction Manager and the Term Facility Agent may request one or more certificates of an Authorized Officer of the Borrower as to the satisfaction of the conditions set forth in clauses (G) and (H) above.

(ii) Open Market Purchases. The Borrower may repurchase all or any portion of the Term Loans of any Class on a non pro rata basis through open market purchases (each an “Open Market Purchase”), provided that (A) each repurchase of Term Loans of any Class shall be of a uniform, and not varying, percentage of all rights of the assigning Term Lender hereunder with respect thereto (and shall be allocated among the Term Loans of such Class of such Term Lender in a manner that would result in such Term Lender’s remaining Term Loans of such Class being included in each Term Borrowing in accordance with its applicable Pro Rata Share thereof), (B) at the time of and immediately following such Open Market Purchase, no Event of Default shall have occurred and be continuing and (C) the Borrower shall not use the proceeds of Revolving Loans to make such repurchase. In connection with any Open Market Purchase, the Term Facility Agent may request one or more certificates of an Authorized Officer of the Borrower as to the satisfaction of the conditions set forth in clauses (B) and (C) above.

(iii) Concerning the Repurchased Term Loans. Repurchases by the Borrower of Term Loans pursuant to this Section 10.6(i) shall not constitute voluntary prepayments for purposes of Section 2.12 or 2.14. If pursuant to this Section 10.6(i) the Borrower purchases less than all of the outstanding Term Loans of any Class, the amount of each subsequent Installment to be paid pursuant to Section 2.12 with respect to Term Loans of such Class shall be reduced by an amount equal to the product obtained by multiplying such Installment by a fraction, the numerator of which is the aggregate amount of Term Loans of such Class so purchased by the Borrower and the denominator of which is the aggregate amount of Term Loans of such Class outstanding immediately prior to such purchase. Upon the repurchase by the Borrower pursuant to this Section 10.6(i) of any Term Loans, such Term Loans shall, without further action by any Person, automatically be deemed cancelled and no longer outstanding (and may not be resold by the Borrower) for all purposes of this Agreement and the other Credit Documents, including with respect to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. The General Administrative Agent and the Term Facility Agent are authorized to make appropriate entries in the Register to reflect any cancelation of the Term Loans repurchased and cancelled pursuant to this Section 10.6(i). Any payment made by the Borrower in connection with a repurchase permitted by this Section 10.6(i) shall not be subject to the provisions of Section 2.16, 2.17 or 2.18(c). Failure by the Borrower to make any payment to a Lender required to be made in consideration of a repurchase of Term Loans permitted by this Section 10.6(i) shall not constitute a Default or an Event of Default under Section 8.1(a). To the extent that a Term Lender’s Term Loans have been repurchased and assigned to the Borrower pursuant to this Section 10.6(i), such Term Lender have no further rights in respect thereof.

Section 10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other documents delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, Arranger, Lender, Issuing Bank or the Swing Line Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Credit Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Credit Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, any Issuing Bank at its option and in its sole discretion shall have provided to the Revolving Facility Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Credit Documents (other than Sections 2.19, 2.20, 10.2 and 10.3 (and the defined terms used in such Sections)), and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.4(e). The provisions of Sections 2.18(c), 2.19, 2.20, 9, 10.2, 10.3 and 10.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof, provided that Section 10.4 shall not survive after the repayment of the Loans and the termination of this Agreement..

Section 10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, Arranger, Lender or Issuing Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver thereof or of any Default or Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege, or any abandonment or discontinuance of steps to enforce such power, right or privilege, preclude any other or further exercise thereof or the exercise of any other power, right or privilege. The powers, rights, privileges and remedies of the Agents, the Arrangers, the Lenders and the Issuing Banks hereunder and under the other Credit Documents are cumulative and shall be in addition to and independent of all powers, rights, privileges and remedies they would otherwise have. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of any Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Arranger, Lender or Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

Section 10.10. Marshalling; Payments Set Aside. None of the Agents, the Arrangers, the Lenders or the Issuing Banks shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Agent, Arranger, Lender or Issuing Bank (or to any Agent on behalf of any other Agent, Arranger, Lender or Issuing Bank), or any Agent, Arranger, Lender or Issuing Bank enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent, preferential or at undervalue, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12. Independent Nature of Lenders’ Rights. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE

APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” AND THE INTERPRETATION OF WHETHER OR NOT SUCH EVENT HAS OCCURRED, (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE BORROWER (OR ANY OF ITS AFFILIATES) HAS THE RIGHT TO TERMINATE ITS (OR THEIR) OBLIGATIONS UNDER THE NUTRISYSTEM ACQUISITION AGREEMENT OR TO DECLINE TO CONSUMMATE THE ACQUISITION AS A RESULT OF A BREACH OF SUCH REPRESENTATIONS AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE NUTRISYSTEM ACQUISITION AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) BELOW, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT EXCLUSIVELY IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (SUBJECT TO CLAUSE (E) BELOW); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS, THE ARRANGERS, THE LENDERS AND THE ISSUING BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR ANY EXERCISE OF REMEDIES IN RESPECT OF COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

Section 10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY

CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17. Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include each Issuing Bank) shall hold all Confidential Information (as defined below) obtained by such Agent or such Lender in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, each Agent may disclose Confidential Information to the Lenders and the other Agents and that each Agent and each Lender may disclose Confidential Information (a) to any actual or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or other Obligations or any participations therein or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower or any Affiliate of the Borrower and their obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17 or otherwise reasonably acceptable to the applicable Agent or the applicable Lender, as the case may be, and the Borrower, including pursuant to the confidentiality terms set forth in the Confidential Information Memorandum or other marketing materials relating to the credit facilities governed by this Agreement), (b) to the extent compelled by legal process in, or reasonably necessary to the defense of, any legal, judicial or administrative proceeding or otherwise as required by applicable law, rule or regulation (including, in connection with filings, submissions and any other similar documentation required or customary to comply with regulatory filing requirements) (in which case such Agent or such Lender shall (i) to the extent permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the request or demand of any Governmental Authority or regulatory or self-regulatory authority having jurisdiction over such Agent or such Lender or its Affiliates (in which case such Lender or such Agent shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by law, notify the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to Affiliates of such Agent or Lender and to its and their respective Related Parties, independent auditors and other advisors, experts or agents on a “need to know” basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information or advised of their obligation to keep such Confidential Information confidential), (e) for purposes of establishing a “due diligence” defense or in connection with the exercise of any remedies hereunder or under any other Credit

Document, (f) to the extent that such information was independently developed by such Agent or such Lender without the use of or reliance on any Confidential Information, (g) to the extent such information becomes publicly available other than as a result of a breach of this Section 10.17, (h) to the extent such information is received from a source, other than the Borrower, on a non-confidential basis, that such Agent or such Lender has no reason to believe has any confidentiality or fiduciary obligation to the Borrower with respect to such information, (i) to any rating agency when required by it, provided that prior to any disclosure such rating agency shall undertake in writing to preserve the confidentiality of any Confidential Information received by it from any Agent or any Lender, (j) on an as-needed and confidential basis, to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (k) in customary “tombstone” or similar advertisements and (l) with the consent of the Borrower. For purposes of the foregoing, “Confidential Information” means, with respect to any Agent or any Lender, any non-public information regarding the business, assets, liabilities and operations of the Borrower and the Subsidiaries obtained by such Agent or Lender under the terms of this Agreement and identified as confidential by the Borrower, including any individually identifiable healthcare information or other confidential information relating to individuals. In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement, on an as-needed basis, to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on any Arranger or any Agent, such parties may disclose Confidential Information as provided in this Section 10.17; provided that neither this Section 10.17 nor any other provision of this Agreement or any other Credit Document shall permit any disclosure of any individually identifiable healthcare information or other confidential information relating to individuals except in accordance with law, including HIPAA.

Section 10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement with respect to the Loans of any Class at any time exceeds the Highest Lawful Rate, the outstanding amount of such Loans shall bear interest at the Highest Lawful Rate until the total amount of interest paid hereunder in respect of such Loans equals the amount of interest that would have been payable hereunder if the stated rates of interest set forth in this Agreement that apply to such Class had at all times been in effect. In addition, if when the Loans of any Class made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) in respect of such Loans is less than the total amount of interest that would have been due hereunder in respect of such Loans if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Applicable Facility Agent an amount equal to the difference between the amount of interest paid in respect of such Loans and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect; provided that the total interest paid hereunder in respect of such Loans shall not exceed the amount of interest that would have been payable hereunder if the stated rates of interest set forth in this Agreement that apply to such Class had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the amount collectible at the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

Section 10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.20. Effectiveness; Entire Agreement. This Agreement shall become effective when it shall have been executed by the General Administrative Agent and there shall have been delivered to the General Administrative Agent counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF (BUT DO NOT SUPERSEDE ANY PROVISIONS OF ANY COMMITMENT LETTER, ENGAGEMENT LETTER OR FEE LETTER BETWEEN OR AMONG ANY CREDIT PARTIES AND ANY AGENT OR ARRANGER OR ANY AFFILIATE OF ANY OF THE FOREGOING THAT BY THE EXPRESS TERMS OF SUCH DOCUMENTS ARE STATED TO SURVIVE THE EFFECTIVENESS OF THIS AGREEMENT, ALL OF WHICH PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT).

Section 10.21. PATRIOT Act. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or such Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 10.22. Electronic Execution of Assignments. The words “execution”, “signed”, “signature” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.23. No Fiduciary Duty. Each Agent, each Arranger, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Credit Parties, their equityholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or the transactions contemplated hereby will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party or its equityholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equityholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equityholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it has deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not assert, and hereby waives to the maximum extent permitted by applicable law, any claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with any such transaction or the process leading thereto.

Section 10.24. Permitted Intercreditor Agreements. (a) Each of the Lenders and the other Secured Parties acknowledges that obligations of the Credit Parties under any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness may be secured by Liens on assets of the Credit Parties that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness will be set forth in the applicable Permitted Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the General Administrative Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness, any Permitted Intercreditor Agreement (it being understood that the General Administrative Agent and the Collateral Agent are hereby authorized and directed to determine the terms and conditions of any such Permitted Intercreditor Agreement as contemplated by the definition of the terms “Junior Lien Intercreditor Agreement” and “Pari Passu Intercreditor Agreement”) and any documents relating thereto.

(b) Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Permitted Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Permitted Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against any Agent as a result of any action taken by such Agent pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement, (iv) authorizes and directs the Agents to carry out the provisions and intent of each such document and (v) authorizes and directs the Agents to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of any Permitted Intercreditor Agreement.

(c) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the General Administrative Agent and the Applicable Facility Agents to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Permitted Intercreditor Agreement that the Borrower may from time to time request and that are reasonably acceptable to the Specified Agents (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Obligations, any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness, (ii) to confirm for any party that such Permitted Intercreditor Agreement is effective and binding upon the Agents on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.

(d) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the General Administrative Agent, the Collateral Agent and the Applicable Facility Agents to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.

(e) Each Agent shall have the benefit of the provisions of Sections 9, 10.2 and 10.3 with respect to all actions taken by it pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.

(f) The provisions of this Section 10.24 are intended as an inducement to the secured parties under any Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness to extend credit to the Borrower thereunder and such secured parties are intended third party beneficiaries of such provisions.

Section 10.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.26. Effect of the Nutrisystem Acquisition. Nutrisystem and its Subsidiaries shall have no obligations hereunder until the consummation of the Nutrisystem Acquisition, and any representations and warranties of Nutrisystem and its Subsidiaries shall not become effective until such time. Upon consummation of the Nutrisystem Acquisition, Nutrisystem and its Subsidiaries shall be subject to all of the obligations under this Agreement and the other Credit Documents to which they are a party, and all representations and warranties of Nutrisystem and its Subsidiaries (including those made pursuant to Section 4 hereof on the Closing Date) shall become effective as of the date hereof, without any further action by any Person.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

WHOLEHEALTH NETWORKS, INC.
NUTRISYSTEM, INC.
NUTRISYSTEM MEDIA, L.L.C.
NSI RETAIL, LLC
NUTRISYSTEM EVERYDAY, LLC
SBD ENTERPRISES, LLC
SBD RETAIL, LLC
NUTRI/SYSTEM IPHC, INC.
NSI TECH, INC.
NSI CASH MANAGEMENT, INC.
TIVITY HEALTH INTERNATIONAL, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: President

TIVITY HEALTH SERVICES, LLC TIVITY HEALTH SUPPORT, LLC

By:	/s/ Adam Holland
Name: Adam Holland
Title: Assistant Treasurer and Assistant Secretary

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

TIVITY HEALTH ADMINISTRATIVE CENTER, LP

By: Tivity Health Support, LLC, its sole general partner

By:	/s/ Adam Holland
Name: Adam Holland
Title: Assistant Treasurer and Assistant Secretary

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the General Administrative Agent, the Term Facility Agent, the Collateral Agent, an Issuing Bank and a Lender,

By:	/s/ John D. Toronto
Name: John D. Toronto Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

SUNTRUST BANK, as the Revolving Facility Agent, the Syndication Agent, the Swing Line Lender, an Issuing Bank and a Lender,

By:	/s/ Jared Cohen
Name: Jared Cohen Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

CITIBANK, N.A., as an Issuing Bank and a Lender,

By:	/s/ Stuart Dickson
Name: D. Stuart Dickson Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

CITIZENS BANK, N.A., as an Issuing Bank and a Lender,

By:	/s/ Terence Kelly
Name: Terence Kelly Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

FIFTH THIRD BANK, as an Issuing Bank and a Lender,

By:	/s/ Vera McEvoy
Name: Vera McEvoy Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, as an Issuing Bank and a Lender,

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank and a Lender,

By:	/s/ Joseph McShane
Name: Joseph McShane Title: Vice President

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

REGIONS BANK, as an Issuing Bank and a Lender,

By:	/s/ Mark Hardison
Name: Mark Hardison Title: Authorized Signatory

[Signature Page to Tivity Health, Inc. Credit and Guaranty Agreement]

SCHEDULE 1.1

EXISTING LETTERS OF CREDIT

Issuing Bank	LOC #	Beneficiary	Expiration Date	Amount
SunTrust	F856207	American Casualty Company of Reading, PA and/or Transportation Insurance Company (CNA Insurance)	10/15/2019	$130,000.00

SunTrust	F847503	The Travelers Indemnity Company	9/30/2019	$110,000.00

SunTrust	F851247	Humana Medical Plan, Inc./Humana Health Insurance Company of Florida, Inc/Humana Insurance Company (Collectively “Humana”)	12/31/2019	$229,687.00

SunTrust	70002297	Humana Medical Plan, Inc./Humana Health Insurance Company of Florida, Inc/Humana Insurance Company (Collectively “Humana”)	1/1/2020	$50,000.00

SunTrust	70002872	Aetna Life Insurance Company	12/31/2019	$200,000.00

SCHEDULE 2.1

COMMITMENTS

Term Loan Commitments

Lender	Tranche A Term Loan Commitment	Tranche B Term Loan Commitment
Credit Suisse AG,Cayman Islands Branch	$350,000,000	$830,000,000

Total	$350,000,000	$830,000,000

Revolving Commitments

Lender	Revolving Commitment
Credit Suisse AG, Cayman Islands Branch	$26,750,000
SunTrust Bank	$26,750,000
Citibank, N.A.	$20,000,000
Citizens Bank, N.A.	$15,000,000
JPMorgan Chase Bank, N.A.	$12,500,000
Fifth Third Bank	$8,000,000
Goldman Sachs Bank USA	$8,000,000
Regions Bank	$8,000,000

Total	$125,000,000

SCHEDULE 2.4

LETTER OF CREDIT ISSUING COMMITMENTS

Lender	Letter of Credit Issuing Commitment
Credit Suisse AG, Cayman Islands Branch	$10,700,000.00
SunTrust Bank	$10,700,000.00
Citibank, N.A.	$8,000,000.00
Citizens Bank, N.A.	$6,000,000.00
JPMorgan Chase Bank, N.A.	$5,000,000.00
Fifth Third Bank	$3,200,000.00
Goldman Sachs Bank USA	$3,200,000.00
Regions Bank	$3,200,000.00

Total	$50,000,000

SCHEDULE 4.2

EQUITY INTERESTS AND OWNERSHIP

Owned By	Subsidiary	Subsidiary Jurisdiction of Organization	Ownership Percentage
Tivity Health, Inc.	Sharecare, Inc.	Delaware	7.82% of Common Shares

Tivity Health, Inc.	Nutrisystem, Inc.*	Delaware	100%

Tivity Health, Inc.	Tivity Health Services, LLC*	Delaware	100%

Tivity Health, Inc.	Tivity Health International, Inc.*	Delaware	100%

Tivity Health Services, LLC	Tivity Health Support, LLC*	Delaware	100%

Tivity Health Services, LLC	KLMN, LLC	Delaware	100%

Tivity Health Services, LLC	Ascentia Health Care Solutions L.L.C.	Delaware	100%

Tivity Health Support, LLC	WholeHealth Networks, Inc.*	Delaware	100%

Tivity Health Support, LLC Tivity Health Services, LLC	Tivity Health Administrative Center, LP*	Delaware	1% 99%

Tivity Health Support, LLC	WholeHealthMD.com, LLC	Delaware	100%

WholeHealth Networks, Inc.	American WholeHealth Networks IPA of New York, Inc.	Delaware	100%

WholeHealth Networks, Inc.	WholeHealth Networks-Northeast, Inc.	Delaware	100%

WholeHealth Networks-Northeast, Inc.	Alignis of New York IPA, Inc.	New York	100%

WholeHealth Networks-Northeast, Inc.	Alignis of New Jersey, Inc.	New Jersey	100%

WholeHealth Networks-Northeast, Inc.	Alignis of New York, Inc.	New York	100%

Nutrisystem, Inc.	Nutrisystem Media, L.L.C.*	Nevada	100%

Nutrisystem, Inc.	NSI Retail, LLC*	Virginia	100%

Nutrisystem, Inc.	Nutrisystem Everyday, LLC*	Delaware	100%

Nutrisystem, Inc.	SBD Enterprises, LLC*	Delaware	100%

Owned By	Subsidiary	Subsidiary Jurisdiction of Organization	Ownership Percentage
Nutrisystem, Inc.	SBD Retail, LLC*	Virginia	100%

Nutrisystem, Inc.	NSI Tech, Inc.*	Delaware	100%

Nutrisystem, Inc.	NSI Cash Management, Inc.*	Delaware	100%

Nutrisystem, Inc.	NutriVentures, L.L.C.	Delaware	100%

Nutrisystem, Inc.	Slim and Tone, L.L.C.	Delaware	100%

Nutrisystem, Inc.	Nutrisystem Alliance for Better Living LLC	Delaware	100%

Nutrisystem, Inc.	Nutrisystem Fresh, Inc.	Delaware	100%

NSI Cash Management, Inc.	Nutri/System IPHC, Inc.*	Delaware	100%

*	Material Subsidiary

Foreign Subsidiaries:

Owned By	Subsidiary	Subsidiary Jurisdiction of Organization	Ownership Percentage
Tivity Health International, Inc.	Healthways International, S.a.r.l.	Luxembourg	100%

Healthways International, S.a.r.l.	Healthways International GmbH	Germany	100%

SCHEDULE 4.11(b)

REAL ESTATE

None.

SCHEDULE 4.21

INSURANCE

(see attached)1

[1]

Officers and Directors of the combined company will be covered under Tivity’s D&O for claims occurring post close. Tivity’s Employment Practices policy will cover employment claims post close. All other NutriSystem policies will stay in place.

SCHEDULE 6.1

INDEBTEDNESS

None.

SCHEDULE 6.2

LIENS

None.

SCHEDULE 6.3

NEGATIVE PLEDGES

None.

SCHEDULE 6.5

RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS

None.

SCHEDULE 6.6

INVESTMENTS

None.

SCHEDULE 6.10

AFFILIATE TRANSACTIONS

None.

SCHEDULE 10.1

NOTICES

If to any Credit Party, to the Borrower at:

Tivity Health, Inc.

701 Cool Springs Boulevard

Franklin, Tennessee 37067

Attention: Chief Financial Officer

Facsimile: 615-614-5408

Email: Adam.Holland@tivityhealth.com

With a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention: James S. Tate, Jr.

Facsimile: (615) 742-2735

If to Credit Suisse AG, Cayman Islands Branch, as the General Administrative Agent, Term Facility Agent, Collateral Agent or a Lender, at:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Loan Operations Agency Team

Facsimile: (919) 322-2291

Email: agency.loanops@credit-suisse.com

If to Credit Suisse AG, Cayman Islands Branch, as an Issuing Bank, at:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Trade Finance Services Department

Facsimile: (212) 325-8315

Email: list.ib-lettersofcredit-ny@credit-suisse.com

If to SunTrust Bank, as the Revolving Facility Agent, Swing Line Lender, a Lender or an Issuing Bank, at:

SunTrust Bank

3333 Peachtree Road NE, 7th Floor

Atlanta, Georgia 30326

Attention: Tivity Health Account Manager

Facsimile: (404) 926-5173

With a copy (which shall not constitute notice) to:

SunTrust Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Doug Weltz

Facsimile: (404) 495-2170

Email: agency.services@suntrust.com

If to Citibank, N.A. as a Lender or an Issuing Bank, at:

Citibank, N.A.

Loan Administration

1615 Brett Road, Building III

New Castle, DE 19720

Attention: Loan Administration

Facsimile: (646) 274-5000

Email: GLOriginationOps@citi.com

If to Citizens Bank, N.A. as a Lender or an Issuing Bank, at:

Citizens Bank, N.A.

20 Cabot Road

Medford, MA 02155

Attention: Angela Ravida

Facsimile: (855) 457-1554

Email: CLOoperations@citizensbank.com

If to Fifth Third Bank as a Lender, at:

Fifth Third Bank

5050 Kingsley Drive

Mail Drop: 1MOCBK

Cincinnati, OH 45227

Attention: Bought Participations

Email: BoughtParticipations.Bancorp@53.com

If to Fifth Third Bank as an Issuing Bank, at:

Fifth Third Bank

5050 Kingsley Drive

Mail Drop: 1MOCBR

Cincinnati, OH 45227

Attention: International Trade Services

Email: StandbyLetterOfCredit.Bancorp@53.com

If to Goldman Sachs Bank USA as a Lender or an Issuing Bank, at:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Facsimile: (917) 977-3966

Email: gs-sbd-admin-contacts@ny.email.gs.com

If to JPMorgan Chase Bank, N.A. as a Lender or an Issuing Bank, at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, NCC 5, Floor 01

Newark, DE 19713

Attention: Deepak Krishna

Facsimile: (201) 244-3885

Email: na_cpg@jpmorgan.com

If to Regions Bank as a Lender, at:

Regions Bank

201 Milan Parkway

Birmingham, AL 35211

Attention: Operations

Facsimile: (205) 261-7069

Email: sncservices@regions.com

If to Regions Bank as an Issuing Bank, at:

Regions Bank

2800 Ponce De Leon Blvd

Miami, FL 33134

Attention: Viviam Gonzalez

Facsimile: (205) 261-7069

Email: sncservices@regions.com

EXHIBIT A

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor identified below and the Assignee identified below. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit and Guaranty Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 attached hereto and the Credit Agreement, as of the Assignment Effective Date inserted by the [Term] [Revolving] Facility Agent as contemplated below, (a) the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the facility identified below (including any Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor in its capacity as a Lender under the Credit Agreement against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the Transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor: __________________________

2.	Assignee: __________________________

3.	Is the Assignee a Lender/an Affiliate of a Lender/a Related Fund? Yes: ☐ No: ☐ Specify if “Yes”.

4.	Borrower: Tivity Health, Inc.

5.	[Term Facility Agent: Credit Suisse AG, Cayman Islands Branch, as the Term Facility Agent under the Credit Agreement.] [Revolving Facility Agent: SunTrust Bank, as the Revolving Facility Agent under the Credit Agreement.]

6.	Credit Agreement: Credit and Guaranty Agreement dated as of March 8, 2019, among Tivity Health, Inc., certain Subsidiaries of Tivity Health, Inc. party thereto, the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

7.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans of the Applicable Class of all Lenders	Amount of Commitment/Loans of the Applicable Class Assigned[1]	Percentage Assigned of Commitments/Loans of the Applicable Class of all Lenders[2]
Tranche A Term Loans	$	$	%
Tranche B Term Loans	$	$	%
Revolving Commitment/Loans	$	$	%
[ ][3]	$	$	%

8.	Assignment Effective Date: , 20 [TO BE INSERTED BY THE APPLICABLE FACILITY AGENT AND WHICH DATE SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

9.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Facsimile:	Facsimile:

with a copy to:	with a copy to:

[1]

In the case of any assignment (other than to an Eligible Assignee meeting the requirements of Section 10.6(c)(i) of the Credit Agreement), the amount of Commitment or Loans assigned shall not be less than (a) $2,500,000 in the case of assignments of any Revolving Commitment or Revolving Loan or (b) $1,000,000 in the case of assignments of any Term Loan Commitment or Term Loan, or, in each case, a lesser amount permitted under Section 10.6(c)(ii)(A) of the Credit Agreement. Any partial assignment shall be of a uniform, and not varying, percentage of all rights and obligations of the Assignor unless otherwise permitted under Section 10.6(c)(ii)(B) of the Credit Agreement.

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of the applicable Class of all Lenders thereunder.
[3]	In the event any new Class of Loans is established under Section 2.24, 2.25 or 2.26 of the Credit Agreement, refer to the Class of Loans assigned.

2

Attention: Facsimile:	Attention: Facsimile:

Wire Instructions:	Wire Instructions:

3

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to by:

TIVITY HEALTH, INC.

By:
Name:
Title:][1]

[Consented to and][2] Accepted by:

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH] [SUNTRUST BANK], as
[Term] [Revolving] Facility Agent

By:
Authorized Person

By:
Authorized Person

[Consented to by:

SUNTRUST BANK, as
Swing Line Lender

By:

[1]	If consent of the Borrower is required, and not deemed granted, under Section 10.6(c) of the Credit Agreement.
[2]	If consent of the Term Facility Agent or Revolving Facility Agent is required under Section 10.6(c) of the Credit Agreement.

Authorized Person] 3

[Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Issuing Bank

By:
Name:
Title:

By:
Name:
Title:

SUNTRUST BANK, as Issuing Bank

By:
Name:
Title:

CITIBANK, N.A., as Issuing Bank

By:
Name:
Title:

CITIZENS BANK, N.A., as Issuing Bank

By:
Name:
Title:

FIFTH THIRD BANK, as Issuing Bank

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Issuing Bank

[3]	If consent of the Swing Line Lender is required under Section 10.6(c) of the Credit Agreement.

5

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By:
Name:
Title:

REGIONS BANK, as Issuing Bank

By:
Name:
Title:] [4]

[4]	If consent of the Issuing Banks is required under Section 10.6(c) of the Credit Agreement.

6

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it [is] [is not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, other than this Assignment, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document, or any collateral thereunder, (iii) the financial condition of the Borrower, the Subsidiaries or any other Affiliate of the Borrower or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, the Subsidiaries or any other Affiliate of the Borrower or any other Person of any of their respective obligations under any Credit Document.

1.2.

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee, (iii) it has experience and expertise in the making of or investing in commitments or loans such as the Assigned Interest, (iv) it will acquire the Assigned Interest for its own account in the ordinary course and without a view to distribution of the Assigned Interest within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of the Assigned Interest or any interests therein shall at all times remain within its exclusive control), (v) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement (including as to any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor Agreement then in effect) as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vi) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender and (vii) attached to this Assignment is any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, any Issuing Bank, any Arranger, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

2.

Payments. From and after the Assignment Effective Date, the [Term] [Revolving] Facility Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts that have accrued from and after the Assignment Effective Date.

3.

General Provisions. This Assignment shall be binding upon the parties hereto and their respective successors and assigns permitted in accordance with the Credit Agreement and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

2

EXHIBIT B

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

March 8, 2019

The undersigned hereby certifies as follows:

1. I am the [chief financial officer] of Tivity Health, Inc., a Delaware corporation (the “Borrower”).

2. I have reviewed the terms of the Credit and Guaranty Agreement dated as of March 8, 2019 (the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to certify as to the matters referred to herein. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

3. Based upon my review and examination described in paragraph 2 above, I certify, on behalf of the Borrower, in my capacity as a Financial Officer of the Borrower and not in my individual capacity, that:

(a) the Closing Date Refinancing has been (or substantially simultaneously with the initial funding of Loans on the date hereof, shall be) consummated;

(b) subject to Section 3.1(d)(ii) of the Credit Agreement, the Collateral and Guarantee Requirement has been satisfied;

(c) since December 9, 2018, there has not been, and there has not occurred any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;

(d) the Nutrisystem Acquisition has been (or substantially concurrently with the Credit Extensions on the date hereof, shall be) consummated in all material respects in accordance with the terms of the Nutrisystem Acquisition Agreement, after giving effect to any amendment, waiver, modification or consent thereunder, other than any amendment, waiver or other modification or consent that would be materially adverse to the Agents or the Lenders;

(e) after giving Pro Forma Effect to the Transactions, the Specified Representations and the Acquisition Agreement Representations are true and correct in all material respects as of the date hereof (or, with respect to any Specified Representations or Acquisition Agreement Representations qualified by materiality or “material adverse effect”, in all respects) (or, in the case of any Specified Representation or Acquisition Agreement Representation that expressly relates to a given date or period, such Specified Representation or Acquisition Agreement Representation is true and correct in all material respects as of the respective date or for the respective period, as the case may be);

The foregoing certifications are made and delivered as of the date first stated above.

TIVITY HEALTH, INC.,

by
Name:
Title:

EXHIBIT C

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrower and the other Credit Parties under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned hereby certifies, in [his][her] capacity as a Financial Officer of the Borrower and not in [his][her] individual capacity, as follows:

1. I am the [chief financial officer] of the Borrower.

2. [Attached as Schedule I hereto, pursuant to Section 5.1(a) of the Credit Agreement, are the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of the Fiscal Year ended December 31, 20[ ], and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year1, together with a report thereon of [PricewaterhouseCoopers LLP].]

[and/or]

[Attached as Schedule I hereto, pursuant to Section 5.1(b) of the Credit Agreement, are the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of the Fiscal Quarter ended [            ], 20[     ], and the related consolidated statements of operations, comprehensive income and cash flows of the Borrower and the Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year.2 Such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a consistent basis (except as otherwise disclosed in such financial statements), subject to changes resulting from normal year-end audit adjustments.]

[1]

In the case of the financial statements for the Fiscal Year ending December 31, 2019, the corresponding figures for the previous Fiscal Year will be those of only Tivity and the Subsidiaries thereof as of the day prior to the Closing Date.

[2]

In the case of the financial statements for the first four full Fiscal Quarters following the Closing Date, the corresponding figures for the corresponding periods of the previous Fiscal Year will be those of only Tivity and the Subsidiaries thereof as of the day prior to the Closing Date.

3. [Appended to Schedule [I] hereto [is][are] the statement(s) of reconciliation required by Section 5.1(d) of the Credit Agreement.]3

4. [Attached as Schedule II hereto is the consolidated plan and financial forecast for the Fiscal Year ending December 31, 20[     ] as required by Section 5.1(i) of the Credit Agreement, including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of operations and cash flows of the Borrower and the Subsidiaries for such Fiscal Year and (b) forecasted consolidated statements of operations and cash flows of the Borrower and the Subsidiaries for each Fiscal Quarter of such Fiscal Year.]4

5. Set forth on Annex A hereto is a true and accurate calculation of the Total Net Leverage Ratio as of the end of the Fiscal Quarter ended [         ], 20[     ].

6. The cost savings, operating expense reductions, other operating improvements and cost synergies that are included in the calculation of Consolidated Adjusted EBITDA as set forth on Annex A hereto are reasonably identifiable and factually supportable, and the Borrower has made a good faith determination that such cost savings, operating expense reductions, other operating improvements and cost synergies are reasonably anticipated to be realized within 18 months after the consummation of the related Pro Forma Event.

7. [Set forth on Annex B hereto is a true and accurate calculation of Consolidated Excess Cash Flow for the Fiscal Year ended December 31, 20[     ].]5

8. [Enclosed with this Compliance Certificate is a completed Supplemental Collateral Questionnaire required by Section 5.1(k) of the Credit Agreement.]6

9. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of, the existence of any event or condition that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail the nature of the condition or event, the period during which it has existed and the action that the Borrower or any Subsidiary has taken, is taking or proposes to take with respect to each such event or condition.

[3]	To be included only if required under Section 5.1(d) of the Credit Agreement following a change in GAAP or in the application thereof.
[4]	To be included in the Compliance Certificate delivering annual financial statements.
[5]	To be included in the Compliance Certificate delivering annual financial statements, commencing with the Fiscal Year ending December 31, 2019.
[6]	To be included in the Compliance Certificate delivering annual financial statements.

2

The foregoing certifications are made and delivered on [        ], 20[    ] pursuant to Section 5.1(c) of the Credit Agreement.

TIVITY HEALTH, INC.,

by
Name:
Title:

3

ANNEX A

TO COMPLIANCE CERTIFICATE

AS OF THE END OF OR FOR THE PERIOD OF FOUR CONSECUTIVE QUARTERS ENDED

ON [mm/dd/yy]1

1.	Consolidated Net Income: (i) – (ii) =	$[___,___,___]

	(i) the sum of the net income (or loss) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in conformity with GAAP:	$[___,___,___]

	(ii) to the extent included in (i): (a) + (b) + (c) =	$[___,___,___]

(a)   the net income (or loss) of any Person (including any Unrestricted Subsidiary or any Person accounted for by the equity method of accounting) that is not the Borrower or a Restricted Subsidiary except, in the case of net income, to the extent of the amount of Cash dividends or similar Cash distributions actually paid by such Person to the Borrower or, subject to clauses (b) and (c) below, to any Restricted Subsidiary during such period:[2]

$[___,___,___]

(b)   the net income (or loss) of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary of the Borrower (other than any Credit Party) to the extent that, on the date of determination, the declaration or payment of Cash dividends or similar Cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by operation of the terms of the Organizational Documents of such Subsidiary or any agreement, instrument, judgment, decree, order or any other law applicable to such Subsidiary:

$[___,___,___]

(c)   the net income (or loss) of, and any amounts referred to in clause (a) or (b) above paid to, any Restricted Subsidiary of the Borrower that is not wholly owned by the Borrower to the extent such net income (or loss) or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary:

$[___,___,___]

2.	Consolidated Adjusted EBITDA:[3] (i) + (ii) – (iii) =	$[___,___,___]

[1]	Present income statement information for the period of four consecutive Fiscal Quarters ended on such date, and balance sheet information as of such date.
[2]

For purposes of calculating Consolidated Net Income for any period, if during such period such net income (or loss) of such Person is included for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis, Consolidated Net Income for such period shall be calculated after giving Pro Forma Effect to the corresponding Pro Forma Event in accordance with Section 1.2(b) of the Credit Agreement, and clause (a) will not apply with respect thereto.

[3]

For purposes of calculating Consolidated Adjusted EBITDA for any period, if during such period the Borrower or any Restricted Subsidiary shall have consummated an Acquisition, an Investment or a Disposition, in each case, other than in the ordinary course of business, Consolidated Adjusted EBITDA for such period shall be calculated after giving Pro Forma Effect thereto in accordance with Section 1.2(b) of the Credit Agreement. In addition, and notwithstanding the foregoing, Consolidated Adjusted EBITDA (i) for the Fiscal Quarter ended March 31, 2018 shall be deemed to be $46,644,432, (ii) for the Fiscal Quarter ended June 30, 2018 shall be deemed to be $82,225,565, (iii) for the Fiscal Quarter ended September 30, 2018 shall be deemed to be $69,964,741 and (iv) for the Fiscal Quarter ended December 31, 2018 shall be deemed to be $71,165,263.

(i) Consolidated Net Income (see row 1 above):	$[___,___,___]

(ii) to the extent deducted in determining such Consolidated Net Income (or, in the case of amounts referred to in clauses (j) and (m) below, not already included in Consolidated Net Income), the sum for the Borrower and the Restricted Subsidiaries of: [4] (a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) + (i) + (j) + (k) + (l) + (m) + (n)
+ (o) + (p) + (q) + (r) + (s) =	$[___,___,___]

(a)   Consolidated Interest Expense (including imputed interest expense in respect of Capital Lease Obligations), and amortization and write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, for such period:

$[___,___,___]

(b) provisions for Federal, foreign, state and local income taxes for such period:	$[___,___,___]

(c) total depreciation expense for such period:	$[___,___,___]

(d) total amortization expense, including amortization in respect of intangible assets (including goodwill, capitalized consulting fees and organization costs), for such period:	$[___,___,___]

(e) any extraordinary charges, expenses or losses for such period:	$[___,___,___]

(f)   any noncash charges, expenses or losses for such period (including (A) impairment charges and any other write-down or write-off of assets (including write-offs of goodwill), (B) noncash fair value adjustments of Investments and (C) noncash compensation and related expense, but excluding (1) any such noncash charge or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) or inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period):

$[___,___,___]

(g) any charges, expenses or losses for such period attributable to disposed, abandoned or discontinued operations:	$[___,___,___]

(h) any after-tax losses for such period attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions in the ordinary course of business:	$[___,___,___]

[4]	Items to be set forth without duplication.

2

(i) restructuring charges, accruals and reserves, severance costs (including severance or stay bonuses paid to employees, including related employee benefits attributable to such payments), relocation costs, retention and completion bonuses, integration costs and business optimization expenses, including any restructuring costs, business optimization expenses and integration costs related to Acquisitions, project start-up costs, transition costs, information technology transformation costs, costs related to the opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business), contract termination costs, recruiting, signing and completion bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) and consulting fees, for such period:[5]

$[___,___,___]

(j) the amount of net cost savings, operating expense reductions, other operating improvements and cost synergies projected by the Borrower in good faith to be realized (calculated (on a Pro Forma Basis, as applicable) as though such items had been realized on the first day of the applicable Test Period) as a result of any Pro Forma Event, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated Adjusted EBITDA from such Pro Forma Event, provided that (A) (1) such cost savings, operating expense reductions, other operating improvements and cost synergies are reasonably identifiable, factually supportable and reasonably anticipated to be realized within 18 months after the consummation of such Pro Forma Event, as determined in good faith by the Borrower and (2) if the Borrower is otherwise required under the Credit Agreement to deliver to the Specified Agents a certificate of an Authorized Officer in connection with such Pro Forma Event, then such certificate (and, in any event, the Compliance Certificate for any Test Period with respect to which any amount shall have been added pursuant to this clause (j) with respect to such Pro Forma Event) shall include a certification by a Financial Officer of the Borrower that the requirements of clause (1) above with respect to such Pro Forma Event have been satisfied, (B) no cost savings, operating expense reductions, operating improvements or cost synergies shall be added pursuant to this clause (j) to the extent duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA, whether pursuant to the requirements of Section 1.2(b) of the Credit Agreement or otherwise, for such period and (C) projected (and not yet realized) amounts may no longer be added in calculating Consolidated Adjusted EBITDA pursuant to this clause (j) after 18 months after the consummation of such Pro Forma Event:[6]

$[___,___,___]

[5]

The aggregate amount added back in reliance on this clause (i) for any period of four consecutive Fiscal Quarters shall not, when taken together with any amounts added to Consolidated Adjusted EBITDA in reliance on clause (j) below for such period, exceed 20% of Consolidated Adjusted EBITDA for such period calculated before giving effect to any such addbacks and adjustments.

[6]

The aggregate amount of such cost savings, operating expense reductions, other operating improvements and synergies added in reliance on this clause (j) for any period of four consecutive Fiscal Quarters shall not, when taken together with any amounts added back to Consolidated Adjusted EBITDA in reliance on clause (i) above for such period, exceed 20% of Consolidated Adjusted EBITDA for such period calculated before giving effect to any such addbacks and adjustments.

3

(k) transaction fees and expenses incurred, or amortization thereof, in connection with the Transactions for such period:	$[___,___,___]

(l) transaction-related fees, charges and expenses incurred, or amortization thereof, in connection with, to the extent permitted under the Credit Documents, any Acquisition, other Investment or Disposition (other than Dispositions in the ordinary course of business) (including, in each case, transaction-related bonuses paid to employees), any incurrence of Indebtedness not in the ordinary course of business, or any amendments or waivers of the Credit Documents or any agreements or instruments relating to any other Indebtedness permitted under the Credit Agreement, in each case, whether or not consummated, for such period:

$[___,___,___]

(m) charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or Disposition permitted by the Credit Agreement and lost profits covered by business interruption insurance, in each case, to extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Borrower or any Restricted Subsidiary during such period or the Borrower has made a good faith determination that there exists reasonable evidence that such amounts will be reimbursed to the Borrower or any Restricted Subsidiary within 12 months after the related amount is first added to Consolidated Adjusted EBITDA pursuant to this clause (m):

$[___,___,___]

4

(n)   any contingent or deferred payments (including earnout payments, noncompete payments, consulting payments and other payments made under a contractual arrangement entered into with a seller in connection with an Acquisition as part of the consideration for such Acquisition) made to sellers or Affiliates thereof during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earnout or other contingent or deferred consideration arising from any Acquisition:

$[___,___,___]

(o) [reserved]:

(p)   any charges, fees, expenses and losses for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedge Agreement, including premiums paid to extinguish such Indebtedness:

$[___,___,___]

(q) any charges, fees, expenses and losses for such period attributable to the early termination of leases of real property:	$[___,___,___]

(r) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedge Agreements:	$[___,___,___]

(s) the cumulative effect of a change in accounting principles:	$[___,___,___]

(iii) to the extent included in determining such Consolidated Net Income, the sum for the Borrower and the Restricted Subsidiaries of:[7] (a) + (b) +(c) + (d) + (e) + (f) + (g) + (h) =	$[___,___,___]
(a) any extraordinary or nonrecurring gains and items of income for such period:	$[___,___,___]

(b)   any noncash gains or items of income (other than the accrual of revenue in the ordinary course) for such period (excluding any noncash items of income in respect of which Cash was received in a prior period or will be received in a future period):

$[___,___,___]

(c) any gains or income for such period attributable to disposed, abandoned or discontinued operations:	$[___,___,___]

(d) any after-tax gains for such period attributable to any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions in the ordinary course of business:	$[___,___,___]

(e) any gains for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earnout or other contingent consideration arising from any Acquisition:	$[___,___,___]

(f) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedge Agreement:	$[___,___,___]

[7]	Items to be set forth without duplication.

5

	(g) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedge Agreements:	$[___,___,___]
	(h) the cumulative effect of a change in accounting principles:	$[___,___,___]

3.	Consolidated Total Net Debt: (i) + (ii) + (iii) + (iv) + (v) - (vi) =	$[___,___,___]

	(i) the sum of the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date consisting of Indebtedness for borrowed money, obligations evidenced by bonds, debentures, notes or similar instruments and purchase money indebtedness:[8]	$[___,___,___]

	(ii) the aggregate amount of Capital Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding as of such date:	$[___,___,___]

	(iii) the aggregate amount outstanding as of such date of unreimbursed drawings or other disbursements under all letters of credit and letters of guaranty in respect of which the Borrower or any Restricted Subsidiary is an account party:	$[___,___,___]

	(iv) all obligations, contingent or otherwise, of the Borrower or any Restricted Subsidiary in respect of bankers’ acceptances outstanding as of such date:	$[___,___,___]

	(v) Guarantees outstanding as of such date by the Borrower or any Restricted Subsidiary of Indebtedness of the type described in clauses (i) through (iv) above of any Person other than the Borrower or any Restricted Subsidiary:	$[___,___,___]

	(vi) the aggregate amount of Unrestricted Cash and Cash Collateral as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date):	$[___,___,___]

4.	Total Net Leverage Ratio: (i) / (ii) =	[ ]:1.00

	(i) Consolidated Total Net Debt (see row 3 above):	$[___,___,___]

	(ii) Consolidated Adjusted EBITDA (see row 2 above):	$[___,___,___]

[8]

To be determined in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but subject to Section 1.2(a) of the Credit Agreement).

6

ANNEX B

TO COMPLIANCE CERTIFICATE

FOR THE FISCAL YEAR ENDED [mm/dd/yy]

1.	Consolidated Excess Cash Flow: (i) – (ii) + (iii) =	$[___,___,___]

	(i) the sum of:[1] (a) + (b) + (c) + (d) =	$[___,___,___]

	(a) Consolidated Net Income for such period:	$[___,___,___]

	(b) the amount of all noncash charges (including depreciation expense and amortization expense) deducted in arriving at Consolidated Net Income:	$[___,___,___]

(c)   the aggregate net amount of noncash loss on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at Consolidated Net Income:

$[___,___,___]

(d)   the aggregate amount of any noncash loss for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements, to the extent deducted in arriving at Consolidated Net Income:

$[___,___,___]

	(ii) the sum (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:[2] (a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) + (i) + (j) + (k) =	$[___,___,___]

(a)   Consolidated Capital Expenditures[3] that are (A) actually made during such period, to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to be made during the Fiscal Year immediately following the end of such period; provided that (1) if any Consolidated Capital Expenditures are deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to the Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent the expenditure is not actually made during such Fiscal Year or is financed other than with Internally Generated Cash and (2) no deduction from Consolidated Excess Cash Flow shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent:

$[,___,___]

[1]	Items to be set forth without duplication.
[2]	Items to be set forth without duplication.
[3]

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures made by the Borrower and the Restricted Subsidiaries during such period that are or should be included in “purchase of property, plant and equipment” or similar items on a consolidated statement of cash flows, or that should otherwise be capitalized on a consolidated balance sheet, of the Borrower and the Restricted Subsidiaries for such period prepared in conformity with GAAP; provided that Consolidated Capital Expenditures shall not include any expenditures (a) to the extent made with Net Proceeds reinvested pursuant to Section 2.14(a) or 2.14(b) of the Credit Agreement or (b) that constitute an Acquisition permitted under Section 6.6 of the Credit Agreement.

(b)   the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries repaid or prepaid by the Borrower and the Restricted Subsidiaries during such period, to the extent financed with Internally Generated Cash, including, to the extent so financed, (A) the principal component of payments in respect of Capital Lease Obligations and (B) scheduled Installments of Term Loans made pursuant to Section 2.12 of the Credit Agreement, but excluding (1) any prepayment of Loans pursuant to Section 2.13 or 2.14 of the Credit Agreement and any Loans repurchased by the Borrower pursuant to Section 10.6(i) of the Credit Agreement, (2) any repayment or prepayment of Revolving Loans or any revolving loans under any other revolving facility (except, in the case of any such revolving loans other than Revolving Loans, to the extent that any repayment or prepayment of such revolving loans is accompanied by a permanent reduction in the commitments under such revolving facility, other than in connection with a refinancing thereof), (3) repayments or prepayments of Permitted Pari Passu Secured Indebtedness to the extent reducing the required prepayment of Term Loans in respect of such period (or any prior period) pursuant to Section 2.14(d) of the Credit Agreement and (4) repayments or prepayments of Junior Indebtedness except to the extent permitted by Section 6.4(g) of the Credit Agreement (it being understood and agreed that any amount excluded pursuant to clauses (1) through (4) above may not be deducted from Consolidated Excess Cash Flow under any other clause of the definition of Consolidated Excess Cash Flow):

$[___,___,___]

(c)   to the extent not deducted in arriving at Consolidated Net Income, Restricted Payments of the type referred to in clause (a) or (b) of the definition of such term made by the Borrower and the Restricted Subsidiaries in Cash during such period under Section 6.4(d) or 6.4(e) of the Credit Agreement to the extent financed with Internally Generated Cash:

$[___,___,___]

(d)   (A) to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments actually paid in Cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness, to the extent financed with Internally Generated Cash, and (B) to the extent included in arriving at Consolidated Net Income, the aggregate amount of any income for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements:

$[___,___,___]

2

(e)   to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, Cash fees and expenses paid in Cash during such period in connection with the Transactions or, to the extent permitted under the Credit Agreement, any Acquisition or other Investment permitted under Section 6.6 of the Credit Agreement, any issuance of Equity Interests in the Borrower or any incurrence of Indebtedness (whether or not consummated), in each case to the extent financed with Internally Generated Cash:

$[___,___,___]

(f)   the amount of Cash payments (A) actually made during such period to consummate any Permitted Acquisition permitted under Section 6.6(l) of the Credit Agreement, to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to make such Permitted Acquisition during the Fiscal Year immediately following the end of such period; provided that (1) if any amount is deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to Consolidated Excess Cash Flow for the immediately succeeding Fiscal Year to the extent such Permitted Acquisition is not actually consummated during such Fiscal Year or is financed other than with Internally Generated Cash and (2) no deduction from Consolidated Excess Cash Flow shall be taken in the immediately succeeding Fiscal Year when such amounts deducted pursuant to clause (B) are actually spent:

$[___,___,___]

(g) [reserved]:

(h)   to the extent not deducted in arriving at such Consolidated Net Income for such period or any prior period, the amount of Cash payments made in respect of pensions and other postemployment benefits during such period:

$[___,___,___]

(i) Cash expenditures in respect of Hedge Agreements during such period to the extent they exceed the amount of such expenditures expensed in determining Consolidated Net Income for such period:	$[___,___,___]

(j) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, the aggregate amount of all Cash taxes paid or tax reserves set aside or payable (without duplication), including penalties and interest, for such period:

$[___,___,___]

3

(k)   to the extent included in arriving at such Consolidated Net Income, the aggregate net amount of non-cash gain on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions in the ordinary course of business):

$[___,___,___]

(iii) the Consolidated Working Capital Adjustment:	$[___,___,___]

4

EXHIBIT D

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

TIVITY HEALTH, INC.

701 Cool Springs Boulevard

Franklin, TN 37067

[Credit Suisse AG, Cayman Islands Branch

as Term Facility Agent

Eleven Madison Avenue

New York, NY 10010

Attention: Loan Operations Agency Team

Facsimile: +1 919-322-2291

Email: agency.loanops@credit-suisse.com]1

[SunTrust Bank

as Revolving Facility Agent

3333 Peachtree Rd. 7th Fl

Atlanta, GA 30326

Attention: Agency Services

Facsimile: +1 801-453-4108

Email: agency.services@suntrust.com]2

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby notifies the [Term] [Revolving] Facility Agent of the following information with respect to the conversion or continuation requested hereby:

1.	Class (e.g., Revolving, Tranche A Term or Tranche B Term) and Type (e.g., Base Rate or Eurodollar Rate) of existing Borrowing to which this request applies[3]:

2.	Principal amount of existing Borrowing to be converted/continued[4]:

[1]	For notice to the Term Facility Agent in the case of Conversions/Continuations of Term Borrowings.
[2]	For notice to the Revolving Facility Agent in the case of Conversions/Continuations of Revolving Borrowings.
[3]	If a Eurodollar Rate Borrowing, specify last day of current Interest Period.
[4]	If different options are being elected with respect to different portions of the existing Borrowing, indicate the portions thereof to be allocated to each resulting Borrowing.

3.	Type (e.g., Base Rate or Eurodollar Rate) and principal amount of each new Borrowing resulting from the requested conversion/continuation[5]:

4.	Interest Period of each new Borrowing resulting from the requested conversion/continuation (if applicable)[6]:

5.	Effective date of election[7]:

Date: [ ], 20[ ]	TIVITY HEALTH, INC.

By:
Name:
Title:

[5]	Base Rate Borrowing or Eurodollar Rate Borrowing. If different options are being elected with respect to different portions of the Borrowing, specify type for each resulting new Borrowing.
[6]

Applicable only if the resulting Borrowing is to be a Eurodollar Rate Borrowing, and subject to the definition of “Interest Period”, which generally allows the Borrower to request one, two, three or six month periods (or, in the case of any Eurodollar Rate Borrowing of any Class, 12 months if such interest period is approved by all Lenders under the applicable Class). If no election of Interest Period is specified, then the Borrower will be deemed to have specified an Interest Period of one month. If different options are being elected with respect to different portions of the existing Borrowing, specify for each resulting Borrowing.

[7]

Must be a Business Day. Conversion/Continuation Notice to be delivered to the Applicable Facility Agent (a) in the case of a conversion to, or a continuation of, a Eurodollar Rate Borrowing, not later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed Conversion/Continuation Date and (b) in the case of a conversion to a Base Rate Borrowing, not later than 2:00 p.m. (New York City time) on the proposed Conversion/Continuation Date.

2

EXHIBIT E

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [                ], 20[     ] (this “Counterpart Agreement”), is delivered pursuant to the Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

SECTION 1. In accordance with Section 5.10 of the Credit Agreement, the undersigned by its signature below becomes a Guarantor Subsidiary under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor Subsidiary, and the undersigned hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor Subsidiary (and, accordingly, as a Credit Party) thereunder and (b) in furtherance of the foregoing, hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the due and punctual payment in full of all Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law), all in accordance with, and subject to the provisions of, Section 7 of the Credit Agreement.

SECTION 2. The undersigned hereby represents and warrants, as to itself, that the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.11 and 4.20 of the Credit Agreement are true and correct on and as of the date hereof. Schedule 4.2 to the Credit Agreement is hereby supplemented with the information regarding the undersigned that is set forth in Schedule 2 to this Counterpart Agreement.

SECTION 3. The undersigned agrees to execute any and all further documents, agreements and instruments, and take all such further actions, that the General Administrative Agent may reasonably request to effectuate the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement.

SECTION 4. Neither this Counterpart Agreement nor any provision hereof may be waived, amended or modified, and no consent to any departure by the undersigned therefrom may be made, except in accordance with the Credit Agreement. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5. THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF DESIGNATED SUBSIDIARY]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as General Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 2

EQUITY INTERESTS AND OWNERSHIP

Credit Party	Designated Subsidiary	Material Subsidiary	Issuer	Type of Organization	Jurisdiction	Percentage of Equity Interest Owned

2

EXHIBIT F

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

TIVITY HEALTH, INC.

701 Cool Springs Boulevard

Franklin, TN 37067

[Credit Suisse AG, Cayman Islands Branch

as General Administrative Agent and Term Facility Agent

Eleven Madison Avenue

New York, NY 10010

Attention: Loan Operations Agency Team

Facsimile: +1 919-322-2291

Email: agency.loanops@credit-suisse.com]1

[SunTrust Bank

as Revolving Facility Agent and Swing Line Lender

3333 Peachtree Rd. 7th Fl

Atlanta, GA 30326

Attention: Agency Services

Facsimile: +1 801-453-4108

Email: agency.services@suntrust.com]2

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to Section [2.1][2.2][2.3] of the Credit Agreement, the Borrower desires that [Lenders][the Swing Line Lender] make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [                ], 20[ ] (the “Credit Date”):

[Tranche A][Tranche B] Term Loans[3]: ☐ Base Rate Loans: ☐ Eurodollar Rate Loans, with an initial Interest Period of month(s)[4]:	$[___,___,___] $[___,___,___]

[1]	For notice to the Term Facility Agent in the case of Term Borrowings.
[2]	For notice to the Revolving Facility Agent in the case of Revolving Borrowings.
[3]

Funding Notice must be delivered to the Term Facility Agent (a) in the case of a Eurodollar Rate Term Borrowing, not later than 2:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day) and (b) in the case of a Base Rate Term Borrowing, not later than 12:00 noon (New York City time) on the proposed Credit Date (which shall be a Business Day) (or, in each case, with respect to any Borrowing of Incremental Term Loans or Refinancing Term Loans, not later than such other time as shall be specified therefor in the applicable Incremental Facility Agreement or Refinancing Facility Agreement). Eurodollar Rate Term Borrowings generally shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess of such amount. Base Rate Term Borrowings generally shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess of such amount.

[4]

Subject to the definition of “Interest Period,” which generally allows the Borrower to request one, two, three or six month periods (or, in the case of any Eurodollar Rate Borrowing of any Class, 12 months if such interest period is approved by all Lenders under the applicable Class). If no election is specified, then the Borrower will be deemed to have specified an Interest Period of one month.

Revolving Loans[5]: ☐ Base Rate Loans: ☐ Eurodollar Rate Loans, with an initial Interest Period of month(s)[6]:	$[___,___,___] $[___,___,___]

Swing Line Loan[7]:	$[___,___,___]

The Borrower hereby certifies that:8

(a) The representations and warranties of each Credit Party set forth in the Credit Documents are true and correct (i) in the case of the representations and warranties qualified by materiality or “material adverse effect”, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Credit Date set forth above, except in the case of any such representation and warranty that expressly relates to a given date or period, in which case such representation and warranty is so true and correct as of the respective date or for the respective period.

[5]

Funding Notice must be delivered to the Revolving Facility Agent (a) in the case of a Eurodollar Rate Revolving Borrowing, not later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed Credit Date (which shall be a Business Day) and (b) in the case of a Base Rate Revolving Borrowing, not later than 12:00 noon (New York City time) on the proposed Credit Date (which shall be a Business Day). Eurodollar Rate Revolving Borrowings generally shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess of such amount or, if less, the maximum amount remaining available under the Revolving Commitments. Base Rate Revolving Borrowings generally shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess of such amount.

[6]

Subject to the definition of “Interest Period,” which generally allows the Borrower to request one, two, three or six month periods (or, in the case of any Eurodollar Rate Borrowing of any Class, 12 months if such interest period is approved by all Lenders under the applicable Class). If no election is specified, then the Borrower will be deemed to have specified an Interest Period of one month.

[7]

Funding Notice must be delivered to the Swing Line Lender and the Revolving Facility Agent not later than 2:00 p.m. (New York City time) on the proposed Credit Date (which shall be a Business Day). Each Swing Line Loan shall be in an amount of $500,000 or an integral multiple of $100,000 in excess of such amount or, if less, the maximum amount remaining available under the Swing Line Sublimit.

[8]

In the case of any Term Loans the proceeds of which are intended to be applied to finance a Limited Conditionality Transaction, the certifications set forth in clauses (a) and (b) may be satisfied as of the applicable LCT Test Date in accordance with Section 1.5 of the Credit Agreement.

2

(b) At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default has occurred and is continuing or would result therefrom.

Date: [ ], 20[ ]	TIVITY HEALTH, INC.

By:
Name:
Title:

3

EXHIBIT G

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT dated as of March 8, 2019 (this “Agreement”), among TIVITY HEALTH, INC., a Delaware corporation (the “Borrower”), the other Intercompany Lenders and Intercompany Debtors (each as defined below) from time to time party hereto and Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent.

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

The Credit Agreement provides that Indebtedness owing by a Credit Party to any Restricted Subsidiary that is not a Credit Party shall be subordinated in right of payment to the payment in full of the Obligations. For purposes of this Agreement, (a) “Intercompany Indebtedness” means any Indebtedness owed by any Credit Party to any Restricted Subsidiary that is not a Credit Party, together with all interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the principal of such Indebtedness and all other monetary obligations of any Credit Party arising from or in respect of such Indebtedness, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) each of the Credit Parties, in its capacity as an obligor in respect of any Intercompany Indebtedness, is referred to herein as an “Intercompany Debtor”, (c) each of the Restricted Subsidiaries that is not a Credit Party, in its capacity as an obligee in respect of any Intercompany Indebtedness, is referred to herein as an “Intercompany Lender” and (d) the Lenders, the Agents (including former Agents, as applicable) and the other Secured Parties are sometimes collectively referred to as “Senior Lenders”.

The Senior Lenders have agreed to extend credit to the Borrower, and to permit the Credit Parties to incur Intercompany Indebtedness, subject to the terms and conditions set forth in the Credit Agreement. The Borrower and the Restricted Subsidiaries are required to execute and deliver this Agreement pursuant to the terms of the Credit Agreement. In accordance with the Credit Agreement, each of the Restricted Subsidiaries party hereto that is not a Credit Party desires to enter into this Agreement in order to subordinate, on the terms set forth herein, its rights, as an Intercompany Lender, to payment under any Intercompany Indebtedness to the prior payment in full in cash of the Obligations (other than contingent obligations as to which no claim has been made). The Intercompany Lenders are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Senior Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

1. Definitions and Construction. Terms defined in the Credit Agreement or the Pledge and Security Agreement, as applicable, are used herein (including the preliminary statements hereto) as defined therein. The rules of construction specified in Section 1.3 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

2. Subordination. (a) Each Intercompany Lender hereby agrees that all its right, title and interest in, to and under any Intercompany Indebtedness owed to it by any Intercompany Debtor shall be subordinate, and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Intercompany Debtor until the payment in full in cash of all Obligations (other than any contingent payment obligations for which no claim has been made) of such Intercompany Debtor; provided that, to the extent otherwise permitted under the Credit Agreement, such Intercompany Debtor may make payments to the applicable Intercompany Lender unless and until an Event of Default shall have occurred and be continuing or would result therefrom. The Obligations, including interest thereon (including interest accruing at the default rate specified in the Credit Agreement) accruing after the commencement of any proceedings referred to in paragraph (b) of this Section, whether or not such interest is an allowed or allowable claim in such proceeding, are hereinafter collectively referred to as “Senior Indebtedness”.

(b) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Intercompany Debtor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Intercompany Debtor during the continuance of an Event of Default, whether or not involving insolvency or bankruptcy, then (i) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Intercompany Lender shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment or distribution of any kind or character, whether in cash, securities or other property (other than Restructured Debt Securities (as defined below)), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, from such Intercompany Debtor on account of any Intercompany Indebtedness owed by such Intercompany Debtor to such Intercompany Lender (provided that the foregoing shall not impair the right of any such Intercompany Lender to file a proof of claim in any such proceeding in accordance with the terms hereof) and (ii) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Intercompany Lender would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Intercompany Debtor that are subordinated and junior in right of payment to the Senior Indebtedness to at least the same extent as the Intercompany Indebtedness described in this Agreement is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.

(c) If any Event of Default has occurred and is continuing and the General Administrative Agent has provided prior written notice to the Borrower requesting that no such payment or distribution, or no such forgiveness or reduction, be made, then (i) no payment or distribution of any kind or character, whether in cash securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be made by or on behalf of any Intercompany Debtor with respect to any Intercompany Indebtedness owed to any Intercompany Lender and (ii) no Intercompany Indebtedness owing by any Intercompany Debtor to any Intercompany Lender shall be forgiven or otherwise reduced in any way, other than as a result of payment of such amount in full in cash.

(d) If any payment or distribution of any kind or character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any Intercompany Indebtedness shall (despite these subordination provisions) be received by any Intercompany Lender from any Intercompany Debtor in violation of paragraph (b) or (c) of this Section prior to all Senior Indebtedness having been paid in full in cash (other than contingent obligations as to which no claim has been made), such payment or distribution shall be held by such Intercompany Lender (segregated from other property of such Intercompany Lender) for the benefit of the General Administrative Agent, and shall be paid over or delivered to the General Administrative Agent as promptly as practicable upon receipt to the extent necessary to pay all Senior Indebtedness in full in cash.

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(e) Each Intercompany Lender and each Intercompany Debtor hereby agrees that the subordination provisions set forth in this Agreement are for the benefit of the General Administrative Agent and the other holders of Senior Indebtedness. The General Administrative Agent may, on behalf of itself and such other holders of Senior Indebtedness, proceed to enforce these subordination provisions set forth herein.

3. Waivers and Consents. (a) Each Intercompany Lender waives, to the extent permitted by applicable law, the right to compel that any property or asset of any Intercompany Debtor or any property or asset of any other Credit Party be applied in any particular order to discharge the Obligations. Each Intercompany Lender expressly waives, to the extent permitted by applicable law, the right to require the General Administrative Agent or any other Senior Lender to proceed against any Intercompany Debtor, any guarantor of any Obligation or any other Person, or to pursue any other remedy in its or their power that such Intercompany Lender cannot pursue and that would lighten such Intercompany Lender’s burden, notwithstanding that the failure of the General Administrative Agent or any other Senior Lender to do so may thereby prejudice such Intercompany Lender. Each Intercompany Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced (i) by the General Administrative Agent’s or any other Senior Lender’s delay in proceeding against or enforcing any remedy against any Intercompany Debtor, any guarantor of any Obligation or any other Person; (ii) by the General Administrative Agent or any other Senior Lender releasing any Intercompany Debtor, any guarantor of any Obligation or any other Person from all or any part of the Obligations; or (iii) by the discharge of any Intercompany Debtor, any guarantor of any Obligation or any other Person by an operation of law or otherwise, with or without the intervention or omission of the General Administrative Agent or any other Senior Lender.

(b) Each Intercompany Lender waives, to the extent permitted by applicable law, all rights and defenses arising out of an election of remedies by the General Administrative Agent or any other Senior Lender, even though that election of remedies, including any nonjudicial foreclosure with respect to any property or asset securing any Obligation, has impaired the value of such Intercompany Lender’s rights of subrogation, reimbursement, or contribution against any Intercompany Debtor or any other Credit Party. Each Intercompany Lender expressly waives, to the extent permitted by law, any rights or defenses (other than the defense of payment or performance) it may have by reason of protection afforded to any Intercompany Debtor or any other Credit Party with respect to the Obligations pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Obligation.

(c) Each Intercompany Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Obligation made by the General Administrative Agent or any other Senior Lender may be rescinded in whole or in part by such Person, and any Obligation may be continued, and the Obligations or the liability of any Intercompany Debtor or any other Credit Party obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the General Administrative Agent or any other Senior Lender, in each case without notice to or further assent by such Intercompany Lender, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(d) Each Intercompany Lender waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and any and all notice of or proof of reliance by the Senior Lenders upon this Agreement. The Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Intercompany Debtor in respect of the Intercompany Indebtedness of such Intercompany Debtor shall be deemed conclusively to have been given, in reliance upon this Agreement. Each Intercompany Lender waives, to the extent permitted by applicable law, any protest, demand for payment and notice of default in respect of the Obligations.

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4. Obligations Unconditional. All rights and interests of the General Administrative Agent and the other Senior Lenders hereunder, and all agreements and obligations of each Intercompany Lender and each Intercompany Debtor hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement or any other Credit Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Credit Document;

(c) any exchange, release or nonperfection of any Lien in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Obligation; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Intercompany Debtor in respect of the Obligations or of such Intercompany Lender or such Intercompany Debtor in respect of the subordination provisions set forth herein (other than the payment in full in cash of the Obligations).

5. Waiver of Claims. (a) To the maximum extent permitted by law, each Intercompany Lender waives any claim it might have against the Agents or any other Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agents or any other Senior Lender or any Related Party of any of the foregoing with respect to any exercise of rights or remedies under the Credit Documents in the absence of the gross negligence or willful misconduct of such Person or its Related Parties (such absence to be presumed unless otherwise determined by a final, non-appealable judgment of a court of competent jurisdiction) or material breach of its contractual obligations under the Credit Documents, as determined by a final, non-appealable judgment of a court of competent jurisdiction. None of the Agents or any other Senior Lender or any Related Party of any of the foregoing shall be liable to any Intercompany Lender for failure to demand, collect or realize upon any of the Collateral or any guarantee of any Obligation, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any such Intercompany Lender or any other Person or to take any other action whatsoever with regard to the Collateral, or any part thereof, except to the extent such liability has been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person or its Related Parties.

(b) Each Intercompany Lender, for itself and on behalf of its successors and assigns, hereby waives, to the extent permitted by applicable law, any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Intercompany Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of any rights or remedies under the Credit Documents. The Senior Lenders are under no duty or obligation, and each Intercompany Lender hereby waives, to the extent permitted by applicable law, any right it may have to compel any Senior Lender, to pursue any Intercompany Debtor or any other Credit Party that may be liable for the Obligations, or to enforce any Lien in any Collateral.

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(c) Each Intercompany Lender hereby waives, to the extent permitted by applicable law, and releases all rights that a guarantor or surety with respect to the Senior Indebtedness could exercise.

6. Notices. All communications and notices hereunder shall be in writing and given in the manner provided in Section 10.1 of the Credit Agreement. All communications and notices to any Intercompany Lender or Intercompany Debtor shall be given to it in care of the Borrower in the manner provided in Section 10.1 of the Credit Agreement.

7. Waivers; Amendment. (a) No failure or delay by the General Administrative Agent or any other Senior Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the General Administrative Agent and the other Senior Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Intercompany Lender or any Intercompany Debtor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on any Intercompany Lender or any Intercompany Debtor in any case shall entitle any Intercompany Lender or any Intercompany Debtor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the General Administrative Agent, the Borrower and the Intercompany Lenders or Intercompany Debtors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.5 of the Credit Agreement.

8. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns permitted hereby.

(b) The General Administrative Agent and the other Secured Parties shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Agreement to any Person to whom all or a corresponding part of the Obligations are assigned or transferred in accordance with the Credit Agreement or pursuant to applicable law, all without impairing, abridging, releasing or affecting the subordination provided for herein.

9. Survival of Agreement. All covenants, agreements, representations and warranties made by the Intercompany Lenders and the Intercompany Debtors in this Agreement shall be considered to have been relied upon by the General Administrative Agent and the other Senior Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the General Administrative Agent or any other Senior Lender and notwithstanding that the General Administrative Agent or any other Senior Lender may have had notice or knowledge of any default hereunder or incorrect representation or warranty at the time this Agreement is executed and delivered and shall continue in full force and effect until terminated in accordance with Section 17. The provisions of Section 5 shall survive and remain in full force and effect regardless of the termination of this Agreement or any provision hereof. This Agreement shall apply in respect of the Obligations notwithstanding any intermediate payment in whole or in part of the Obligations and shall apply to the ultimate balance of the Obligations.

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10. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Intercompany Lender or Intercompany Debtor when a counterpart hereof executed on behalf of such Intercompany Lender or Intercompany Debtor shall have been delivered to the General Administrative Agent and a counterpart hereof shall have been executed on behalf of the General Administrative Agent and delivered to the Borrower. This Agreement shall be construed as a separate agreement with respect to each Intercompany Lender and each Intercompany Debtor and may be amended, modified, supplemented, waived or released with respect to any Intercompany Lender or Intercompany Debtor without the approval of any other Intercompany Lender or Intercompany Debtor and without affecting the obligations of any other Intercompany Lender or Intercompany Debtor hereunder.

11. Severability. In case any provision in or obligation hereunder shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12. Further Assurances. The Borrower, each other Intercompany Lender and each other Intercompany Debtor agrees that it will execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the General Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of the subordination provisions set forth herein and of the rights and powers herein granted, all at the expense of the Borrower or such Intercompany Lenders or such Intercompany Debtors.

13. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; APPOINTMENT OF SERVICE OF PROCESS AGENT. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWER, EACH OTHER INTERCOMPANY LENDER AND EACH OTHER INTERCOMPANY DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO

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AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE GENERAL ADMINISTRATIVE AGENT OR ANY OTHER SENIOR LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER, ANY OTHER INTERCOMPANY LENDER, ANY OTHER INTERCOMPANY DEBTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any defense of forum non conveniens to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to the service of process by mailing of copies of such process in the manner provided for notices in Section 6. Nothing in this Agreement will affect the right of any party to this Agreement or any Secured Party to serve process in any other manner permitted by law.

14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

15. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

16. Provisions Define Relative Rights. The subordination provisions set forth herein are intended solely for the purpose of defining the relative rights of the Intercompany Lenders and the Intercompany Debtors, on the one hand, and the General Administrative Agent and the other Secured Parties, on the other, and no other Person shall have any right, benefit or other interest under these subordination provisions.

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17. Termination. This Agreement and the subordination provisions set forth herein shall automatically terminate when all the Obligations (other than contingent obligations as to which no claim has been made and other than Specified Hedge Obligations and Specified Cash Management Services Obligations) have been paid in full in cash, all Commitments have terminated and no Letter of Credit shall be outstanding. If (a) any Restricted Subsidiary shall have been designated as an Unrestricted Subsidiary in accordance with the terms of the Credit Agreement or (b) all the Equity Interests in any Restricted Subsidiary held by the Borrower and the Subsidiaries shall be sold or otherwise disposed of (including by merger or consolidation) in any transaction permitted by the Credit Agreement, and as a result of such sale or other disposition such Restricted Subsidiary shall cease to be a Subsidiary of the Borrower, then such Restricted Subsidiary shall, upon effectiveness of such designation, or the consummation of such sale or other disposition, automatically be discharged and released from its obligations hereunder; provided that no such discharge and release shall occur unless substantially concurrently therewith, such Restricted Subsidiary shall cease to be subject to any obligations under any subordination agreement with respect to intercompany Indebtedness in favor of any Permitted Junior Lien Secured Indebtedness.

18. Additional Subsidiaries. Pursuant to the Credit Agreement, certain Restricted Subsidiaries not a party hereto on the Closing Date are required to enter into this Agreement. Upon execution and delivery to the General Administrative Agent after the date hereof by any Restricted Subsidiary of a counterpart signature page hereto, such Restricted Subsidiary shall become a party hereto with the same force and effect as if originally named as such herein. The execution and delivery of such a counterpart signature page shall not require the consent of any party hereto. The rights and obligations under this Agreement of each other party hereto shall remain in full force and effect notwithstanding the addition of any new Restricted Subsidiary as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIVITY HEALTH, INC.,

by
Name:
Title:

[SIGNATURE PAGE TO INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT]

[ ]

by

Name:
Title:

[SIGNATURE PAGE TO INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as General Administrative Agent,

by
Name:
Title:

by
Name:
Title:

[SIGNATURE PAGE TO INTERCOMPANY INDEBTEDNESS SUBORDINATION AGREEMENT]

EXHIBIT H

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

GLOBAL INTERCOMPANY NOTE

March 8, 2019

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature pages hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all Indebtedness owed by such Payor to such Payee. Each Payor promises also to pay interest on the unpaid principal amount of all such Indebtedness in like money at said location from the date that such Indebtedness was incurred until it is paid in full at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to that certain Credit and Guaranty Agreement dated as of March 8, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, term facility agent and collateral agent (in its capacity as collateral agent, the “Collateral Agent”) and SunTrust Bank, as revolving facility agent and swing line lender.

Capitalized terms used in this Global Intercompany Note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement, or in the Pledge and Security Agreement referred to therein, as applicable.

This Note is subject to the terms of the Credit Agreement, and shall be pledged by each Payee that is a Credit Party to each Collateral Agent, for the benefit of the related Secured Parties, pursuant to the related Credit Documents as security for the payment and performance in full of the Obligations under the Credit Agreement and the related other Credit Documents, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, (a) the applicable Collateral Agent may exercise any and all rights of any Credit Party with respect to this Note and (b) upon demand of the applicable Collateral Agent, all amounts evidenced by this Note that are owed by any Payor to any Credit Party shall become immediately due and payable, without presentment, demand, protest or notice of any kind (it being understood that the applicable Collateral Agent may make any such demand for all or any subset of the amounts owing to such Credit Party and upon any or all Payors obligated to such Credit Party, all without the consent or permission of any Payor or Payee). Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment for security, pursuant to the relevant Credit Documents, of the Indebtedness and all other amounts evidenced by this Note and further acknowledges the receipt of such notice of assignment for security.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, in respect of any Payor owing any amounts evidenced by this Note to any Credit Party, or in respect of all or a substantial part of any such Payor’s property, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Credit Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any such Payee to so record any such information in accordance with this clause shall not affect any such Payor’s obligations hereunder.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without set-off, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.

From time to time after the date hereof, additional Restricted Subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Restricted Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as (a) all the Obligations (other than contingent obligations as to which no claim has been made and other than Specified Hedge Obligations and Specified Cash Management Services Obligations) under the Credit Agreement and the related other Credit Documents have been paid in full in cash, (b) all Commitments have terminated and (c) no Letter of Credit shall be outstanding, as applicable, each Specified Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (which consent shall not be unreasonably withheld or delayed).

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THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TIVITY HEALTH, INC.,

by

Name:
Title:

[ ]

by

Name:
Title:

EXHIBIT I

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

TIVITY HEALTH, INC.

701 Cool Springs Boulevard

Franklin, TN 37067

SunTrust Bank

as Revolving Facility Agent

3333 Peachtree Rd. 7th Fl

Atlanta, GA 30326

Attention: Agency Services

Facsimile: +1 801-453-4108

Email: agency.services@suntrust.com

[Credit Suisse AG, Cayman Islands Branch][SunTrust Bank][Citibank, N.A.][Citizens Bank, N.A.][Fifth Third Bank][Goldman Sachs Bank USA][JPMorgan Chase Bank, N.A.][Regions Bank] as Issuing Bank

[•]

ISSUANCE NOTICE

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to Section 2.4 of the Credit Agreement, the Borrower desires that a Letter of Credit be [issued][amended][extended]1 (the “Credit Extension”) in accordance with the terms and conditions of the Credit Agreement on [ ], 20[ ] (the “Credit Date”).2

Attached hereto for each such [issuance][amendment][extension] are the following:3

1. the stated amount of the requested Letter of Credit;

2. the name and address of the beneficiary;

3. the expiration date4; and

[1]	To be used if extending the Letter of Credit other than by automatic extension permitted pursuant to Section 2.4(a) of the Credit Agreement.
[2]

Issuance Notice must be delivered to the Revolving Facility Agent and the applicable Issuing Bank not later than 11:00 a.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by such Issuing Bank in any particular instance, in advance of the proposed Credit Date.

[3]

If requested by the applicable Issuing Bank, also attach a completed and executed letter of credit application on such Issuing Bank’s standard form. Discuss with the Issuing Bank what information would be required.

[4]

Letters of Credit shall have an expiration date that is not later than the earlier of (a) five days prior to the Revolving Maturity Date, unless such Letter of Credit has been fully Cash Collateralized, and (b) the date that is one year after the date of issuance of such Letter of Credit (or, in the case of an extension of any Letter of Credit, one year after the date of such extension).

4. either (i) the verbatim text of such requested Letter of Credit or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary that, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

The Borrower hereby certifies that:

1. as of the applicable Credit Date and after giving effect to such Credit Extension (i) the Total Utilization of Revolving Commitments will not exceed the Total Revolving Commitments, (ii) the Letter of Credit Usage will not exceed the Letter of Credit Sublimit and (iii) the Letter of Credit Usage attributable to Letters of Credit issued by the Issuing Bank will not exceed the Letter of Credit Issuing Commitment of such Issuing Bank;

2. the representations and warranties of each Credit Party set forth in the Credit Documents are true and correct (i) in the case of the representations and warranties qualified by materiality or “material adverse effect”, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Credit Date set forth above, except in the case of any such representation and warranty that expressly relates to a given date or period, in which case such representation and warranty is so true and correct as of the respective date or for the respective period; and

3. at the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default has occurred and is continuing or would result therefrom.

Date: [ ], 20[ ]	TIVITY HEALTH, INC.

By:
Name:
Title:

4

EXHIBIT J

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

FORM OF PLEDGE AND SECURITY AGREEMENT

[See attached]

EXHIBIT K

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

TIVITY HEALTH, INC.

THIS SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with and pursuant to Section 3.1(i) of the Credit and Guaranty Agreement dated as of March 8, 2019 (the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto, various financial institutions as Lenders (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as revolving facility agent and swing line lender. Capitalized terms used herein and not defined shall have the meanings attributed to them in the Credit Agreement.

The undersigned hereby certifies on behalf of the Borrower and its Subsidiaries, in his corporate capacity as Chief Financial Officer of the Borrower and not his individual capacity, to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the consummation of the Nutrisystem Acquisition and the other Transactions contemplated to occur on the Closing Date, and further certifies as follows:

1.

The undersigned, [•], is the duly qualified and acting Chief Financial Officer of the Borrower and in such capacity is a senior financial officer of the Borrower and has the responsibility for the management of the Borrower’s financial affairs. The undersigned is familiar with the Borrower’s and its Subsidiaries’ financial and accounting matters and the terms and conditions of the financings proposed to be arranged pursuant to the Credit Agreement and the Nutrisystem Acquisition and the other Transactions proposed to be consummated on the Closing Date.

2.

The undersigned has carefully reviewed the contents of this Certificate and all other information and documentation that the undersigned has determined is reasonably necessary to make the statements contained in this Certificate. The statements made herein are made in good faith and are based upon the personal knowledge of the undersigned, or upon reports and other information given to the undersigned by supervisory personnel of the Borrower and its Subsidiaries having responsibility for the reports and the information given, and who, in the opinion of the undersigned, are reliable and entitled to be relied upon.

Based on the foregoing, the undersigned hereby certifies that immediately after giving effect to the consummation of the Nutrisystem Acquisition and other Transactions contemplated to occur on the Closing Date:

1.

The fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Persons on a consolidated basis.

2.

The present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Persons on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.

3.

The Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

4.

The Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the date hereof.

For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability. The undersigned understands that the Lenders and the Specified Agents are relying upon the foregoing statements in this Certificate in connection with the consummation of the Nutrisystem Acquisition and the other Transactions.

Executed as of March 8, 2019.

Name: [•]
Title: Chief Financial Officer

2

EXHIBIT L

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

SUPPLEMENTAL COLLATERAL QUESTIONNAIRE

Reference is made to the Credit and Guaranty Agreement dated as of March 8, 2019 (the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as general administrative agent, as term facility agent and as collateral agent (in its capacity as collateral agent, the “Collateral Agent”) and SunTrust Bank, as revolving facility agent and swing line lender. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement or the Pledge and Security Agreement referred to therein, as applicable.

This Supplemental Collateral Questionnaire dated as of [ ], 20[ ] is delivered pursuant to Section 5.1(k) of the Credit Agreement, and supplements the information set forth in the Collateral Questionnaire delivered on the Closing Date (as supplemented from time to time by each Supplemental Collateral Questionnaire delivered after the Closing Date and prior to the date hereof, the “Prior Collateral Questionnaire”) with respect to each Credit Party (which term, for purposes of this Supplemental Collateral Questionnaire shall be deemed to include each New Subsidiary as defined in each Pledge and Security Agreement).

The undersigned, an Authorized Officer of the Borrower, solely in his/her capacity as an Authorized Officer, and not individually, hereby certifies to the Collateral Agent and the related other Secured Parties as follows:

SECTION 1. Legal Names. (a) Set forth on Schedule 1 hereto are changes, if any, to (i) the exact legal name of each Credit Party, as such name appears in its certificate of organization or other organizational document, (ii) each other legal name such Credit Party has had in the past five years, including the date of the relevant name change, and (iii) each other name (including trade names or similar appellations used by such Credit Party or any of its divisions or other business units in connection with the conduct of its business, the ownership of its properties or in any Federal or state tax filings) used at any time during the past five years, in each case, compared to the information set forth on Schedule 1 of the Prior Collateral Questionnaire.

SECTION 2. Jurisdictions and Locations. (a) Set forth on Schedule 2A hereto are changes, if any, to (i) the jurisdiction of organization and the form of organization of each Credit Party, (ii) the organizational identification number, if any, assigned to such Credit Party by such jurisdiction and the federal taxpayer identification number, if any, of such Credit Party and (iii) the address (including the county) of the chief executive office of such Credit Party, in each case, compared to the information set forth on Schedule 2A of the Prior Collateral Questionnaire.

(b) Set forth on Schedule 2B hereto are changes, if any, with respect to each Credit Party, to (i) all locations where such Credit Party maintains any books or records relating to any Accounts, (ii) all locations where such Credit Party maintains a place of business or any Collateral (other than Accounts and General Intangibles) not otherwise identified on Schedule 2A or 2B, and (iii) the name and address of any Person other than a Credit Party that has possession of any Collateral, in each case, compared to the information set forth on Schedule 2B of the Prior Collateral Questionnaire.

SECTION 3. UCC Filings. Set forth on Schedule 3 hereto are changes, if any, to the Uniform Commercial Code (“UCC”) filing office or county recorder’s office, for each Credit Party, in which a UCC filing is required to be made to perfect the Collateral Agent’s security interest in the Collateral, compared to the information set forth on Schedule 3 of the Prior Collateral Questionnaire.

SECTION 4. [Reserved]

SECTION 5. Equity Interests. Set forth on Schedule 5 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 5 of the Prior Collateral Questionnaire, for each Credit Party, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests in any Material Subsidiary owned by such Credit Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.

SECTION 6. Debt Instruments. Set forth on Schedule 6 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 6 of the Prior Collateral Questionnaire, for each Credit Party, of all debt securities, promissory notes and other evidence of Indebtedness held by such Credit Party, including (a) all intercompany notes between or among the Borrower and the Subsidiaries, and (b) all promissory notes in the principal amount of $1,000,000 or more owed to the Borrower or any other Credit Party, in each case specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.

SECTION 7. Material Real Estate Assets. Set forth on Schedule 7 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 7 of the Prior Collateral Questionnaire, with respect to each Material Real Estate Asset, of (a) the exact name of the Person that owns such property, as such name appears in its certificate of organization, (b) if different from the name identified pursuant to clause (a) above, the name of the current record owner of such property, as such name appears in the records of the county recorder’s office for such property identified pursuant to clause (c) below, (c) the county recorder’s office in which a Mortgage with respect to such property must be filed or recorded in order for each Collateral Agent to provide constructive notice to third parties of its mortgage lien, (d) the address of such property and (e) the fair value of such property.

SECTION 8. Intellectual Property. Set forth on Schedule 8 hereto is, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, a true and complete list of changes, if any, to the list set forth on Schedule 8 of the Prior Collateral Questionnaire, of each Credit Party’s (a) Copyrights, Copyright Applications and exclusive Copyright Licenses (where a Credit Party is a licensee), (b) Patents and Patent Applications and (c) Trademarks and Trademark Applications, in each case specifying the name of the registered owner, title, type or mark, registration or application number, expiration date (if already registered) (except with respect to Copyrights and exclusive Copyright Licenses) or filing date, a brief description thereof and, if applicable, the licensee and licensor.

4

SECTION 9. Commercial Tort Claims. Set forth on Schedule 9 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 9 of the Prior Collateral Questionnaire, of commercial tort claims in excess of $2,000,000 held by any Credit Party, including a brief description thereof.

SECTION 10. Deposit Accounts. Set forth on Schedule 10 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 10 of the Prior Collateral Questionnaire, of all Deposit Accounts maintained by each Credit Party, in each case specifying the name and address of the depositary institution, the type of account and the account number.

SECTION 11. Securities Accounts. Set forth on Schedule 11 hereto is a true and complete list of changes, if any, to the list set forth on Schedule 11 of the Prior Collateral Questionnaire, of all securities accounts maintained by each Credit Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.

[Signature page follows]

5

IN WITNESS WHEREOF, the undersigned have duly executed this Supplemental Collateral Questionnaire on this [    ] day of [    ], 20[    ].

TIVITY HEALTH, INC.,

by

Name:
Title:

Schedule 1

Legal Names

[No change from Prior Collateral Questionnaire]44:

Exact Legal Name	Other Names

[44]	Select this option and remove the table below if no changes.

Schedule 2A

Jurisdictions and Locations

[No change from Prior Collateral Questionnaire]45:

Credit Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if any)	Chief Executive Office Address (including county)

[45]	Select this option and remove the table below if no changes.

Schedule 2B

Other Addresses

[No change from Prior Collateral Questionnaire]46:

Credit Party	Locations where Books or Records Relating to Accounts or Inventory are Maintained (including county)	Other Locations where a Place of Business or any Collateral is Maintained (including county)	Name and Address of Other Persons that have Possession of any Collateral (including county)	Owned / Leased Or Public Warehouse Facility (or customer location, if applicable)

[46]	Select this option and remove the table below if no changes.

Schedule 3

UCC Filings

[No change from Prior Collateral Questionnaire]47:

Credit Party	Jurisdiction	UCC Filing Office/Local Filing Office

[47]	Select this option and remove the table below if no changes.

Schedule 5

Equity Interests

[No change from Prior Collateral Questionnaire]48:

Credit Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)

[48]	Select this option and remove the table below if no changes.

Schedule 6

Debt Instruments

[No change from Prior Collateral Questionnaire]49:

Credit Party	Debtor	Type of Instrument	Outstanding Principal Amount

[49]	Select this option and remove the table below if no changes.

Schedule 7

Material Real Estate Assets

[No change from Prior Collateral Questionnaire]50:

Credit Party/Name of Owner	Name/Address/City/State/Zip Code	County/ Parish	UCC Filing Office/Local Filing Office	Fair Value

[50]	Select this option and remove the table below if no changes.

Schedule 8

Intellectual Property

[No change from Prior Collateral Questionnaire]51:

I.	Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II.	Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III.	Exclusive Copyright Licenses (where a Credit Party is a licensee)

Licensee	Licensor	Title	Registration Number	Expiration Date

[51]	Select this option and remove the table below if no changes.

IV.	Patents

Registered Owner	Title of Patent	Jurisdiction	Type	Registration Number	Issue Date	Expiration

V.	Patent Applications

Registered Owner	Title of Patent	Jurisdiction	Type	Application Number	Date Filed

VI.	Trademarks

Registered Owner	Mark	Jurisdiction	Application No.	Registration No.	Registration Date	Expiration Date

VII.	Trademark Applications

Registered Owner	Mark	Jurisdiction	Application No.	Filing Date

Schedule 9

Commercial Tort Claims

[No change from Prior Collateral Questionnaire]52:

Credit Party	Description of Commercial Tort Claims

[52]	Select this option and remove the table below if no changes.

Schedule 10

Deposit Accounts

[No change from Prior Collateral Questionnaire]53

Credit Party	Depositary Institution (including address)	Type of Account	Account Name and Number

[53]	Select this option and remove the table below if no changes.

Schedule 11

Securities Accounts

[No change from Prior Collateral Questionnaire]54

Credit Party	Financial Institution (including address)	Type of Account	Account Number

[54]	Select this option and remove the table below if no changes.

EXHIBIT M-1

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

Pursuant to the provisions of Section 2.20(g)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the General Administrative Agent and the Borrower with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the General Administrative Agent in writing, and (b) the undersigned shall have at all times furnished the Borrower and the General Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT M-2

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

Pursuant to the provisions of Section 2.20(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT M-3

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

US TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

Pursuant to the provisions of Section 2.20(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

EXHIBIT M-4

TO TIVITY HEALTH, INC.

CREDIT AND GUARANTY AGREEMENT

US TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)

Reference is hereby made to the Credit and Guaranty Agreement dated as of March 8, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tivity Health, Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party thereto, as Guarantors, the Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as General Administrative Agent, Term Facility Agent and Collateral Agent, and SunTrust Bank, as Revolving Facility Agent and Swing Line Lender.

Pursuant to the provisions of Section 2.20(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the General Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the General Administrative Agent in writing, and (ii) the undersigned shall have at all times furnished the Borrower and the General Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]